EXHIBIT 99.2

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW o SUITE 205
                                                            WASHINGTON, DC 20006
                                             (202) 476-6862 o FAX (202) 467-6963



================================================================================






                              First Federal Florida
                                Lakeland, Florida





                      Conversion Valuation Appraisal Report

                         Valued as of December 14, 1998





                                   Prepared By

                        Feldman Financial Advisors, Inc.
                                Washington, D.C.






  ==============================================================================

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW o SUITE 205
                                                            WASHINGTON, DC 20006
                                             (202) 476-6862 o FAX (202) 467-6963

December 14, 1998

Board of Directors
First Federal Florida
205 East Orange Street
Lakeland, Florida  33801

Gentlemen:

         At your request, we have completed and hereby provide an independent appraisal of the aggregate estimated pro forma market value of First Federal Florida (the "Bank") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a federally chartered stock savings institution as the successor to the Bank in its mutual form, and concurrent formation of FloridaFirst Bancorp, Inc. (the "Stock Company") as a majority-owned subsidiary of FloridaFirst Bancorp, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Bank's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

          This appraisal report is being furnished pursuant to the filing of regulatory applications for the Reorganization by the Bank with the Office of Thrift Supervision and the Securities and Exchange Commission. Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit I.

         In preparing our appraisal, we conducted an analysis of the Bank that included discussions with the Bank's management, the Bank's independent accountants, KPMG Peat Marwick LLP, the Bank's offering manager, Sandler O'Neill & Partners, L.P., and the Bank's Reorganization counsel, Malizia, Spidi, Sloane & Fisch, P.C. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

         We also reviewed, among other factors, the economy in the Bank's primary market area and compared the Bank's financial condition and operating performance with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

         Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

FELDMAN FINANCIAL ADVISORS, INC.


Board of Directors
First Federal Florida
December 14, 1998
Page Two


         It is our opinion that, as of December 14, 1998, the aggregate estimated pro forma market value of the Bank was within the valuation range of $36,975,000 to $50,025,000 with a midpoint of $43,500,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value would result in an adjusted maximum of $57,528,750.

         The Board of Directors has determined to offer for sale in the Reorganization a minority ownership interest equal to 47 percent of all the common stock to be issued and outstanding. Therefore, the aggregate value of common stock to be sold in the Reorganization will be equal to $17,378,250 at the minimum valuation, $20,445,000 at the midpoint valuation, $23,511,750 at the maximum valuation, and $27,038,513 at the adjusted maximum.

         Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                        Respectfully,

                                        Feldman Financial Advisors, Inc.


                                        By:  /s/Trent R. Feldman
                                             -----------------------------------
                                             Trent R. Feldman
                                             President

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                TABLE OF CONTENTS

  TAB                                                                                                       PAGE
  ---                                                                                                       ----
          INTRODUCTION..............................................................................          1

   I.     Chapter One - BUSINESS OF FIRST FEDERAL FLORIDA
          General...................................................................................          4
          Financial Condition.......................................................................         10
          Income and Expense Trends ................................................................         18
          Asset and Liability Management............................................................         25
          Asset Quality.............................................................................         28
          Properties and Equipment..................................................................         31
          Market Area...............................................................................         33
          Summary ..................................................................................         38

  II.     Chapter Two - COMPARISONS WITH PUBLICLY TRADED THRIFTS
          General ..................................................................................         39
          Selection Criteria .......................................................................         40
          Recent Financial Comparisons .............................................................         44

  III.    Chapter Three - MARKET VALUE ADJUSTMENTS
          General...................................................................................         55
          Earnings Prospects........................................................................         56
          Market Area...............................................................................         57
          Management................................................................................         58
          Dividend Policy...........................................................................         58
          Liquidity of the Issue....................................................................         59
          Subscription Interest.....................................................................         59
          Stock Market Conditions ..................................................................         60
          Recent Acquisition Activity...............................................................         65
          New Issue Discount........................................................................         67
          MHC Structure.............................................................................         70
          Adjustments Conclusion....................................................................         73
          Valuation Approach........................................................................         73
          Valuation Conclusion......................................................................         75

   IV.    Appendix - EXHIBITS
          I          Background of Feldman Financial Advisors, Inc..................................        I-1
          II-1       Statement of Financial Condition...............................................       II-1
          II-2       Statement of Income............................................................       II-2
          II-3       Loan Portfolio Composition.....................................................       II-3
          II-4       Investment Portfolio Composition...............................................       II-4
          II-5       Deposit Account Distribution...................................................       II-5
          II-6       Office Facilities..............................................................       II-6
          III        Financial Performance and Market Data for All Public Thrifts...................      III-1
          IV-1       Pro Forma Assumptions..........................................................       IV-1
          IV-2       Pro Forma Valuation Range: Full Conversion Basis...............................       IV-2
          IV-3       Pro Forma Valuation Range: MHC Offering........................................       IV-3
          IV-4       Comparative Valuation Ratios:  Full Conversion Valuation.......................       IV-4
          IV-5       Pro Forma Full Conversion Analysis at Midpoint Value...........................       IV-5


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------




                                 LIST OF TABLES

  TAB                                                                                                     PAGE
  ---                                                                                                     ----

    I.    Chapter One - BUSINESS OF FIRST FEDERAL FLORIDA


          Table 1  -     Selected Financial Condition Data..........................................        10
          Table 2  -     Relative Balance Sheet Concentrations......................................        11
          Table 3  -     Income Statement Summary...................................................        19
          Table 4  -     Income Statement Ratios....................................................        20
          Table 5  -     Yield and Cost Summary.....................................................        24
          Table 6  -     Net Portfolio Value........................................................        27
          Table 7  -     Non-performing Asset Summary...............................................        29
          Table 8  -     Allowance for Loan Losses Summary..........................................        30
          Table 9  -     Key Demographic Data.......................................................        36
          Table 10 -  Deposit Market Share Analysis by County.......................................        37


   II.    Chapter Two - COMPARISONS WITH PUBLICLY TRADED THRIFTS


          Table 11 -     Comparative Group Operating Summary........................................        43
          Table 12 -     Key Financial Comparisons..................................................        46
          Table 13 -     General Financial Performance Ratios.......................................        50
          Table 14 -     Income and Expense Analysis................................................        51
          Table 15 -     Yield-Cost Structure and Growth Rates......................................        52
          Table 16 -     Balance Sheet Composition..................................................        53
          Table 17 -     Capital Ratios, Asset Quality, and Loan Composition........................        54


  III.    Chapter Three - MARKET VALUE ADJUSTMENTS


          Table 18 -     Comparative Stock Market Indexes...........................................        61
          Table 19 -     Comparative Stock Market Performance.......................................        62
          Table 20 -     Selected Interest Rate Benchmarks..........................................        64
          Table 21 -     Acquisition Summary of Florida Financial Institutions......................        66
          Table 22 -     Summary of Recent Publicly Traded Thrift Conversions.......................        68
          Table 23 -     Fully Converted Valuation Ratios for MHC Thrifts...........................        72
          Table 24 -     Comparative Market Valuation Analysis: Full Conversion.....................        76
          Table 25 -     Comparative Discount and Premium Analysis..................................        77
          Table 26 -     Comparative Market Valuation Analysis: MHC Offering........................        78


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  INTRODUCTION


         As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the aggregate estimated pro forma market value of First Federal Florida (the "Bank") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a stock savings institution as the successor to the Bank in its mutual form, and concurrent formation of FloridaFirst Bancorp (the "Stock Company") as the holding company of the Bank and a majority-owned subsidiary of FloridaFirst Bancorp, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors in a Subscription Offering. Shares not sold in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

         The Bank will organize the Mutual Company as a federally chartered mutual holding company, which will own a majority of the common shares of the Stock Company. The Bank will be a wholly owned subsidiary of the Stock Company. The Stock Company expects to sell in the Stock Offering a minority ownership interest equal to 47% of its common stock. The remaining shares of the Stock Company will be owned by the Mutual Company.

         In the course of preparing this appraisal report, we reviewed and discussed with the Bank's management, and with the Bank's independent accountants, KPMG Peat Marwick LLP, the audited financial statements of the Bank's operations for the fiscal years ended September 30, 1997 and 1998. We also discussed matters related to the Reorganization with the Bank's legal counsel, Malizia, Spidi, Sloane & Fisch, P.C., and with the Bank's offering manager,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Sandler O'Neill & Partners, L.P. We also reviewed and discussed with management other financial matters of the Bank.

         Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

         We examined and compared the Bank's financial performance with selected segments of the thrift industry and selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Reorganization on the Bank's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Bank.

         In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Bank and its independent auditors. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

         Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because such valuation is necessarily based on estimates and

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Reorganization valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                      I. BUSINESS OF FIRST FEDERAL FLORIDA


                                     General


         First Federal Florida is a federally chartered mutual savings institution, originally chartered in 1934 as First Federal Savings and Loan Association of Lakeland. The Bank conducts business from its main office in Lakeland, Florida and eight other branch offices located in Polk and Manatee Counties in Florida. The Bank is subject to regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposit accounts up to applicable limits through the Savings Association Insurance Fund ("SAIF"). The Bank is a member of the Federal Home Loan Bank ("FHLB") of Atlanta. As of September 30, 1998, First Federal Florida had total assets of $419.0 million, total deposits of $352.2 million, and total equity of $36.1 million or 8.62% of total assets.

         The Bank has historically operated as a consumer-oriented savings institution with a focus on offering traditional savings deposit and mortgage loan products to its local market area. In recent years, the Bank's operating strategy has been to maintain profitability while improving its operating efficiency, diversifying its lending activity, and limiting its credit and interest rate risk exposure. In order to accomplish these objectives, the Bank has sought to: (i) continue emphasizing the origination of single-family, owner-occupied residential mortgage loans; (ii) offer outstanding service and competitive rates to increase the core deposit base consistent with its capital management goals; (iii) invest funds in excess of loan demand in investment and mortgage-backed securities; (iv) expand and diversify its lending activity to

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

include higher-yielding loans and respond to the financing needs of its consumer and commercial customers; and (v) enhance operating efficiency by blending cost control with revenue generation. In order to improve operating efficiency and concentrate its market focus on Polk and Manatee counties, the Bank completed the sale in 1998 of five small branch offices located in north central Florida with total deposits of $55.3 million.

         With industry consolidation eliminating many locally headquartered competitors, the Bank recognized an opportunity to fill a perceived void for locally delivered commercial and consumer financial products and services. As such, the Bank initiated efforts in recent years to transform itself into a more diversified community financial institution. The composition of the Bank's portfolio has changed moderately to include increased proportions of commercial real estate and consumer loans. Management recognizes that the diversification of the Bank's loan products may expose the Bank to a higher degree of credit risk than is involved in its one-to-four family residential mortgage lending. As a consequence of this strategy, management has developed a credit policy focusing on quality underwriting, diligent loan administration, and regular Board monitoring. In addition, the Bank recently added key executive management in the areas of finance, lending, and retail operations. The new management team assembled by the Bank consists of personnel formerly associated with commercial banks such as First Union, AmSouth, Barnett, and SunTrust.

         The Bank expects to continue to capitalize on its strengths - the delivery of traditional thrift products and services with a high level of customer service, thereby maintaining its community orientation. The Bank's mission is to be a profitable, sound, and responsive community financial institution. The Bank's operating goals are outlined as follows:

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

o achieve and maintain high standards of capital, profitability, and asset quality;

o gain wide recognition as a community financial institution offering a broad range of products and services to its consumer and business customers;

o develop and deliver high-quality banking products and services with an emphasis on efficiency, technology, and personalized service;

o    maintain a sales-oriented,  well-trained, and motivated staff and provide a
     work  environment  that  encourages,   develops,  and  rewards  outstanding
     performance;

o support the continued growth and development of the communities served by the Bank.


              During 1997, management of the Bank developed a product and branch profitability model to analyze its operations. Based on the Bank's strategic analyses and other discussions related to future growth and capital deployment, the Bank entered into an agreement in October 1997 with another financial institution to sell five branch offices in north central Florida and their related deposits. The five branches sold were referred to as the Bank's "Tri-County Region," which was not contiguous to the Bank's primary market area covering west and west central Florida. The branches had been acquired from troubled financial institution in the early 1980's. In addition, the growth projections for the Tri-County Region were below the projected growth in Polk and Manatee Counties. The Bank believed that its capital and financial resources could be more effectively and strategically utilized in its primary market area. The impact of the branch and deposit sale transaction resulted in the sale of $55.3 million in deposits and a gain on sale of $3.0 million.

                  The Bank's profitability over the past five fiscal years has averaged a 0.46% return on average assets. The mediocre earnings levels were chiefly attributable to narrowing net interest spreads and above-average expense ratios. Before the recent branch sale, the Bank

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

operated a comparatively large number of branch offices (fourteen) for a financial institution of its size, which contributed to increased operating expenses. In addition, the Bank's traditional savings and loan orientation under former management did not fully exploit market share advantages into additional revenue generation (through higher loan yields, increased fees, and cross-selling other products) or maximum cost efficiency. Also, growth prospects and opportunities in the Bank's primary market area have only recently turned favorable. The Bank's headquarters city of Lakeland is located almost midway between Tampa and Orlando on the Interstate-4 highway corridor, and the local area has begun to benefit from the business spillover effects of both of these rapidly developing metropolitan regions.

                  The Bank seeks to become the primary financial institution for an increased proportion of its customer base. In order to achieve this goal, the Bank recognizes the importance of continuing its evolution to a comprehensive provider of financial products and services through an attractive, convenient, and accessible delivery system. The Bank also realizes that it will require appropriate investments in technology and personnel to implement current strategic initiatives such as installing automated teller machines ("ATMs"), introducing a debit card product, expanding commercial real estate lending activity, and enhancing its market area penetration through additional branch offices. The investment in its operating infrastructure in the form of added personnel, technology, and offices will require some lead time for implementation and development before improved earnings results are immediately achievable. However, the Bank believes that it is important to broaden the range of its product and service capability to offset the declining margins in the competitive market for residential mortgage loans.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                  The addition of capital proceeds from the Stock Offering will help the Bank to take advantage of diversified lending and expansion opportunities within its market area. Management believes it can increase the market share of its mortgage loans and commercial lending by providing quick loan approvals and offering truly personalized customer service. The addition of capital will also enable the Bank to attract deposit accounts by enhancing its competitive posture. The Bank will utilize increased funds, through the addition of offering proceeds and increased deposits, to meet the credit needs of its local market area, as well as to avail itself of strategic and profitable investment opportunities.

         In order to achieve its growth objectives and maintain an appropriate level of capital, the Bank plans to convert from the mutual to stock form of organization and offer shares of common stock for sale through the Stock Company. The Board of Directors has determined that the Reorganization is in the best interest of the Bank, and has also noted specific business purposes for effecting the proposed Reorganization. The Reorganization will structure the Bank in the stock form, which is used by commercial banks, most major business corporations, and an increasing majority of savings institutions. Formation of the stock company will permit the Bank to issue common stock, which is a source of capital not available to mutual institutions.

                  Concurrently, the Bank's mutual form of ownership will be sustained by the mutual holding company ("MHC") structure, which permits the Mutual Company to control at least a majority of the common stock issued in the Reorganization. Such control will mitigate pressure from public stockholders to leverage capital quickly and unwisely. The MHC structure will also enable the Bank to raise significantly less capital than otherwise would result

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

from a full stock conversion in today's equity market. The Reorganization will not foreclose the opportunity for the Bank to effect a full stock conversion at some future time.

                  Additionally the mid-tier Stock Company allows flexibility to structure mergers and acquisitions, diversify business operations, and to repurchase shares of common stock, thereby affording the MHC format some of the advantages that were available previously only to savings institutions that opted for full conversions. The ability to issue common stock also will enable the Bank to establish stock benefit plans for management and employees, thereby improving the Bank's capacity to attract and retain qualified personnel. If, for some unforeseen reason, the Reorganization is not completed, the Board of Directors intends for the Bank to continue in its present mutual form until such time as the Board determines the best interest of its members and the community are served by the Bank pursuing an alternative organizational structure.

                  The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Bank's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Bank's statements of financial condition as of fiscal year-ends September 30, 1997 and 1998. Exhibit II-2 presents the Bank's statements of income for the fiscal years ended September 30, 1996 to 1998.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                               Financial Condition


         Table 1 presents selected data concerning the Bank's financial position as of the fiscal year-ends September 30, 1994 through 1998. Table 2 displays relative balance sheet concentrations for the Bank over the same period.

                                     Table 1
                        Selected Financial Condition Data
                        As of September 30, 1994 to 1998
                             (Dollars in Thousands)


================================================================================

                                                 September 30,
                                 -----------------------------------------------
                                  1998      1997      1996      1995      1994
--------------------------------------------------------------------------------
Total Assets                     419,041   466,765   440,294   431,414   409,866
Loans Receivable, net            338,610   355,551   321,327   260,675   247,943
Mortgage-backed Secs., net        14,286     5,635     6,619    20,271    23,238
Investment Securities             46,675    68,938    93,222   117,963   112,032
Cash and Cash Equivalents          5,217    21,842     3,885    18,222    13,691
Total Deposits                   352,182   429,714   404,184   397,594   378,502
FHLB Advances                     21,000      --        --        --        --
Equity Capital                    36,107    33,588    30,569    30,774    28,606
------------------------------   -------   -------   -------   -------   -------
Allowance for Loan Losses          2,564     2,633     2,385     1,902     1,902
Non-performing Loans                 836     2,314     1,184     1,206     2,333
                                   1,330     2,485     1,234     1,554     2,534

================================================================================

Source: First Federal Florida, prospectus.


Asset Composition
-----------------


         The Bank's asset base expanded at a compound annual growth rate of 4.4 between September 30, 1994 and September 30, 1997, before decreasing by 10.2% during fiscal year 1998. The decline resulted from the Tri-County branch sale transaction, which involved the transfer of $55.3 million in deposits along with $45.1 million in loans that included consumer and mortgage loans associated with the branches and certain mortgages from Polk County.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                     Table 2
                      Relative Balance Sheet Concentrations
                        As of September 30, 1994 to 1998
                            (Percent of Total Assets)


 ===============================================================================

                                                   September 30,
                                     -------------------------------------------
                                        1998    1997   1996    1995    1994
================================================================================

 Assets
 ------

 Cash and Investments                  15.8    20.6    23.5    36.3    36.3
 Loans Receivable, net                 80.8    76.2    73.0    60.4    60.5
 Other Assets                           3.4     3.2     3.4     3.3     3.2
                                      -----   -----   -----   -----   -----
     Total Assets                     100.0   100.0   100.0   100.0   100.0
                                      =====   =====   =====   =====   =====

 Liabilities and Equity
 ----------------------
 Total Deposits                        84.0    92.1    91.8    92.2    92.3
 FHLB Advances                          5.0     0.0     0.0     0.0     0.0
 Other Liabilities                      2.4     0.7     1.3     0.7     0.7
 Equity Capital                         8.6     7.2     6.9     7.1     7.0
                                      -----   -----   -----   -----   -----
     Total Liabilities and Equity     100.0   100.0   100.0   100.0   100.0
                                      =====   =====   =====   =====   =====

================================================================================

Source: First Federal Florida, prospectus; Feldman Financial calculations.



         Over the five-year period, the Bank significantly increased its lending activity. The Bank's loan portfolio expanded at a compound annual growth rate of 12.8% between September 30, 1994 and September 30, 1997, before decreasing by 4.8% during fiscal year 1998 due to the transfer of loans in conjunction with the branch sale. The ratio of loans to assets increased from 60.5% at September 30, 1994 to 80.8% at September 30, 1998. In addition to funding from deposit growth, much of the loan expansion was also supported by reductions in investments. The relative balance of cash and investments to total assets declined from 36.3% at September 30, 1994 to 15.8% at September 30, 1998.

                  The  Bank's  loan  portfolio  is   predominantly   secured  by
one-to-four family residential real estate properties. As displayed in Exhibit II-3, the Bank's gross loan portfolio at

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


September 30, 1998 totaled $358.3 million, of which 68.3% ($244.7 million) were permanent residential loans, 7.6% ($27.3 million) were construction residential loans, 7.9% ($28.5 million) were commercial and other real estate loans, and 16.2% ($57.9 million) were consumer loans.

                  The Bank's primary lending activity consists of the origination of one-to-four family residential mortgage loans secured by property located in the Bank's market area. The Bank generally originates residential loans for retention in its portfolio with a substantial majority of recent originations comprising fixed-rate mortgages as compared to adjustable-rate mortgages. Most of the Bank's residential loans are underwritten in accordance with secondary mortgage market guidelines, and the Bank has periodically sold loans. As of September 30, 1998, the Bank's portfolio of loans serviced for others amounted to $23.3 million.

                  The Bank is also an active lender in the construction of one-to-four family homes located in the Polk County market. As of September 30, 1998, the Bank's portfolio of construction loans outstanding amounted to $27.3 million, less $17.0 million of loans in progress. Construction loans are extended mainly to individual homeowners for the construction of their primary residence. The Bank also originates construction loans to a customer base of approximately 25 to 35 local homebuilders who have a borrowing history with the Bank or who are otherwise known to the Bank. The Bank attempts to mitigate its credit risk exposure for construction lending to builders through site inspections, limited borrowing concentrations, and periodic credit analysis.

                  The Bank originates commercial real estate mortgage loans and,
to  a  lesser  extent,  loans  on  multi-family   dwellings  and  developed  and
undeveloped  land. The Bank's commercial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

real estate loans are typically secured by improved property such as office buildings, commercial warehouses, retail stores, and apartment buildings. The average loan size is approximately $150,000 and usually carries fixed interest rates with five to ten year maturities, at which point the loan is repaid or the terms and conditions are renegotiated. The Bank's largest commercial real estate loan outstanding as of September 30, 1998 had a balance of $1.4 million and was secured by a commercial warehouse. This loan was also included in the Bank's largest aggregation of loans to one borrower totaling $4.7 million, which was within the Bank's legal lending limit to one borrower of $5.4 million. These fifteen loans outstanding were current as of September 30, 1998 and were secured primarily by commercial warehouses in the Lakeland area.

                  To accomplish its mission to become a full service community bank, the Bank has developed plans to expand its products and services offerings to the small to medium size business within its market area. The Bank has added experienced commercial business lending personnel within the past year and expects to hire additional staff over the next few years. Various business development plans, loan policies and procedures, and technology systems either have been implemented or are being effected. The Bank plans to satisfy not only the borrowing needs of new prospective business customers, but anticipates providing the full complement of deposit and customer services customary of a commercial banking relationship. Commercial loans not secured by real estate increased from $218,000 at September 30, 1997 to $1.1 million at September 30, 1998.

                  The Bank's consumer loan portfolio increased significantly from $32.3 million at September 30, 1994 to $69.2 million at September 30, 1997. The consumer portfolio declined

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

to $57.9 million as of September 30, 1998 and consisted primarily of direct and indirect automobile loans and home equity loans and credit lines. Automobile loans comprised $34.8 million of the Bank's consumer loan portfolio at September 30, 1998. Approximately 70% of the automobile loans were originated through local automobile dealerships. Although this loan category generally carries a greater risk factor, the Bank believes that it has experienced personnel to manage this type of lending activity. The dealer arrangements are limited primarily to a few local dealers where long-term relationships have been established and the loans acquired typically are those made to higher credit quality borrowers. The Bank's charge-off experience with automobile loans has been better than industry standards, which the Bank accredits to the procedures in which the dealer program is administered. The automobile loan portfolio shrank during fiscal 1998 due to very competitive rate offerings by automobile finance companies along with the Bank's determination to place added emphasis on other lending activities.

                  Exhibit II-4 displays the composition of the Bank's investment portfolio. Investment securities totaled $61.0 million or 14.5% of total assets at September 30, 1998, and consisted primarily of U.S. Government agency securities ($33.7 million), mortgage-backed securities ($14.3 million), and collateralized mortgage obligations ($13.0 million). The Bank's portfolio of investment securities is classified as either available for held or held to maturity.

                  The investment policy of the Bank is designed to foster earnings and liquidity within prudent interest rate risk guidelines, while complementing the Bank's lending activities. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

available in relation to other opportunities and its expectation of future yield levels, as well as management's projections as to the short-term demand for funds to be used in the Bank's loan origination activities.

                  The Bank's mortgage-backed securities comprised participation certificates issued and guaranteed by the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), and Federal Home Loan Mortgage Corporation ("FHLMC"). The Bank is also invested in collateralized mortgage obligations issued or sponsored by FNMA and FHLMC. Other investment instruments used by the Bank, but not necessarily included in the investment portfolio, consist of equity securities, interest-bearing deposits, and federal funds sold. The equity securities owned by the Bank consist of a $2.9 million common stock investment in the FHLB of Atlanta.


Liability Composition
---------------------

                  Deposits are the major source of the Bank's funds for lending and other investment purposes. The Bank's deposits at September 30, 1998 totaled $352.2 million, measuring 84.0% of total assets and 92.0% of total liabilities. The Bank's deposit accounts consist of transaction accounts (checking, savings, and money market accounts) and certificate of deposit accounts. Exhibit II-5 presents a summary of the Bank's deposit balances as of September 30, 1996 through 1998. Total deposits declined by $77.5 million from September 30, 1997 to September 30, 1998 as a result of the branch sale and a planned reduction in higher-cost accounts. The branch sale effected a deposit transfer of $55.3 million and the Bank experienced other net deposit outflows of $35.2 million, which were offset by interest credited of $12.9 million.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                  Transaction accounts amounted to $90.8 million or 25.8% of the Bank's total deposits at September 30, 1998. Certificate of deposit accounts amounted to $261.4 million or 74.2% of deposits at that date. The balance of certificate accounts declined by $71.6 million or 21.5% from $333.0 million at September 30, 1997. After reviewing its funding alternatives and related costs in 1998, the Bank decided to reduce its premium pricing on certain certificate accounts and began pricing other deposit accounts more competitively to reduce the Bank's overall cost of funds. Accordingly, the Bank experienced a reduction in deposit balances during 1998, primarily in certificate accounts.

                  The Bank attracts deposits primarily from residents of Polk and Manatee Counties by offering quality service, competitive interest rates, and convenient locations and service hours. The Bank uses traditional methods of advertising to attract new customers and deposits, including radio, cable television, direct mail, and print media advertising. The Bank does not utilize the services of deposit brokers. Jumbo certificates (accounts with $100,000 or more) amounted to $45.7 million or 13.0% of total deposits.

                  The Bank utilizes borrowed funds from the FHLB to supplement its supply of lendable funds and to assist with the interest rate risk management of its assets and liabilities. The Bank had not borrowed funds in its recent history, but initiated FHLB borrowings during fiscal 1998 to replace the run-off of higher costing deposits. FHLB advances are typically secured by the Bank's stock in the FHLB and a portion of the Bank's residential mortgage loans, and may also be secured by other investments. FHLB advances outstanding amounted to $21.0 million as of September 30, 1998. The weighted average interest rate of the FHLB borrowings was 5.10% during fiscal 1998 and 5.12% based on outstanding advances at September 30, 1998.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Equity Capital
--------------


                  The Bank's equity capital amounted to $36.1 million or 8.62% of total assets at September 30, 1998. The Bank's equity ratio in relation to total assets increased from 7.20% at fiscal year-end 1997 to 8.62% at fiscal year-end 1998, mainly as a result of the balance sheet contraction following the branch sale and also due to profitable operating results adding to retained earnings. The Bank's equity capital at September 30, 1998 was composed of $35.9 million in retained earnings and a $220,000 unrealized gain on investments available for sale.

                  For regulatory purposes at September 30, 1998, the Bank's Tier I leverage capital ratio measured 8.6%, its Tier I risk-based capital ratio was 14.5%, and its total risk-based capital ratio was 15.5%. The Bank not only met the respective minimum capital requirements, but also qualified for the designation as "well capitalized" under the regulatory framework guidelines.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                            Income and Expense Trends


         Table 3 displays the main components of the Bank's earnings performance for the fiscal years ended September 30, 1996 to 1998. Table 4 displays the components of income and expense as a percent of average assets for the corresponding fiscal years.
Table 5 displays weighted average yields and costs for the recent periods.

                    The Bank's return on average assets measured 0.06%, 0.56%, and 0.54%, for fiscal 1996, 1997, and 1998, respectively. The Bank's return on average equity measured 0.79%, 7.71%, and 6.56% for fiscal 1996, 1997, and 1998, respectively. The Bank's earnings performance in recent years has been characterized by below-average net interest margins and increasing expense ratios.

Earnings Results for Fiscal 1998 versus Fiscal 1997
---------------------------------------------------

                  The Bank's earnings decreased by 5.6% from $2.5 million in fiscal 1997 to $2.4 million for fiscal 1998. Net income was affected by certain nonrecurring transactions, along with a reduction in net interest margin in the aftermath of the branch sale. The Bank reported a $3.0 million gain from the branch sale, which was offset by $2.2 million in charges resulting from changes in the Bank's employee benefit plans. Excluding non-recurring income and expense, the Bank's core earnings declined from $2.5 million or 0.54% relative to average assets in fiscal 1997 to $1.8 million or 0.41% in fiscal 1998. While the Bank's branch sale resulted in lower net interest income, the reduction in branch related operating expenses was neutralized by additional expenses associated with the Bank's diversification initiatives.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Table 3
                            Income Statement Summary
                 For the Years Ended September 30, 1996 to 1998
                             (Dollars in Thousands)

================================================================================
                                                     Year Ended September 30,
                                                  ------------------------------

                                                     1998       1997       1996
--------------------------------------------------------------------------------

Total interest income                              $31,892    $33,790    $31,694
Total interest expense                              18,966     19,702     18,961
                                                   -------    -------    -------
     Net interest income                            12,926     14,088     12,733

Provision for loan losses                              405        317        600
                                                   -------    -------    -------
     Net interest income after provision            12,521     13,771     12,133

Non-interest operating income                        1,828      1,461      1,376
Gain on sale of loans and securities                   117        114        170
Gain on sale of branches                             3,016         --         --
                                                   -------    -------    -------
      Total non-interest income                      4,961      1,575      1,546

Compensation and benefits                            6,323      5,863      5,288
Other compensation and benefits                      2,085         --         --
Occupancy and equipment costs                        1,818      1,646      1,453
Marketing                                              495        488        471
Data processing costs                                  558        479        443
Deposit insurance premiums                             338        456      1,003
Special SAIF assessment                                 --         --      2,513
Real estate operations, net                            180         22         39
Other expense                                        2,149      2,566      2,172
                                                   -------    -------    -------
     Total non-interest expense                     13,946     11,520     13,382

Income before taxes                                  3,536      3,826        297
Provision for income taxes                           1,151      1,299         44
                                                   -------    -------    -------
     Net income                                    $ 2,385      2,527    $   253
                                                   =======    =======    =======

================================================================================

Source: First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                     Table 4
                             Income Statement Ratios
                 For the Years Ended September 30, 1996 to 1998
                           (Percent of Average Assets)

================================================================================
                                                    Year Ended September 30,
                                                 -------------------------------

                                                    1998      1997      1996
--------------------------------------------------------------------------------

Total interest income                               7.29      7.46      7.34
Total interest expense                              4.34      4.35      4.39
                                                    ----      ----      ----
     Net interest income                            2.95      3.11      2.95

Provision for loan losses                           0.09      0.07      0.14
                                                    ----      ----      ----
     Net interest income after provision            2.86      3.04      2.81

Non-interest operating income                       0.42      0.32      0.32
Gain on sale of loans and securities                0.03      0.03      0.04
Gain on sale of branches                            0.69      0.00      0.00
                                                    ----      ----      ----
     Total non-interest income                      1.13      0.35      0.36

Compensation and benefits                           1.44      1.30      1.23
Other compensation and benefits                     0.48      0.00      0.00
Occupancy and equipment costs                       0.42      0.36      0.34
Marketing                                           0.11      0.11      0.11
Data processing costs                               0.13      0.11      0.10
Deposit insurance premiums                          0.08      0.10      0.23
Special SAIF assessment                             0.00      0.00      0.58
Real estate operations, net                         0.04      0.00      0.01
Other expense                                       0.49      0.57      0.50
                                                    ----      ----      ----
     Total non-interest expense                     3.19      2.55      3.10

Income before taxes                                 0.80      0.85      0.07
Provision for income taxes                          0.26      0.29      0.01
                                                    ----      ----      ----

     Net income                                     0.54      0.56      0.06
                                                    ====      ====      ====

================================================================================

Source: First Federal Florida, prospectus; Feldman Financial calculations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

         The Bank's net interest income declined by 8.2% from $14.1 million in fiscal 1997 to $12.9 million in fiscal 1998, primarily as a result of the reduction in average interest-earning assets related to the branch sale. The Bank's net interest spread also declined by 23 basis points from 2.96% to 2.73%. The earning asset yield declined by 19 basis points from 7.70% to 7.51%, while the cost of funds increased 4 basis points from 4.74% to 4.78%. The branch sale also affected the net interest spread as the deposit transfer was funded by loans, which were then supplemented in portfolio by newly originated loans in the current low interest rate environment. The Bank's loan yields have been restrained historically by conservative loan pricing practices.

                  The Bank increased its provision for loan losses from $317,000 to $405,000 in fiscal 1998. The higher provision reflected an increased level of net loan charge-offs totaling $474,000 in fiscal 1998 as compared to $68,000 for fiscal 1997. The allowance for loan losses was relatively unchanged from $2.63 million or 0.74% of total loans at September 30, 1997 to $2.56 million or 0.76% of total loans at September 30, 1998.

                  The Bank's non-interest income increased from $1.6 million in fiscal 1997 to $5.0 million for fiscal 1998, principally as a result of the $3.0 million branch sale gain. Excluding the branch sale and other modest gains on sales of loans and investments, non-interest operating income increased by 25.1% from $1.5 million to $1.8 million. Relative to average assets, non-interest operating income increased from 0.32% to 0.42%. While the Bank's production of fee income has continued an upward trend, the level of non-interest income remains moderately below industry norms.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                  The Bank's operating expenses increased by 21.1% from $11.5 million in fiscal 1997 to $13.9 million in fiscal 1998. The operating expense ratio increased from 2.55% relative to average assets to 3.19%. Although the Bank's office network shrank by four offices (five were sold and a new one was opened), operating expenses increased substantially due to certain nonrecurring items related to changes in the Bank's employee benefit plans. The Bank recognized $2.2 million in such charges, including $1.5 million for the freezing of benefits under the existing defined benefit pension plans and $400,000 for the adoption of a directors' retirement plan. Largely as a result of these charges, compensation and employee benefits increased by $2.5 million. Occupancy and equipment costs increased due to expenses related to a data processing conversion in 1998 as well as a full year's cost associated with a new customer service platform system installed in 1997.

Earnings Results for Fiscal 1997 versus Fiscal 1996
---------------------------------------------------

                  The Bank's net income increased from $253,000 in fiscal 1996 to $2.5 million in fiscal 1997. The Bank's earnings results in fiscal 1996 were adversely affected by the one-time special SAIF assessment. Excluding this nonrecurring item, the Bank's earnings would have totaled $1.8 million in fiscal 1996. Additionally, the improved profitability in fiscal 1997 resulted from an increase in net interest income and a higher net interest margin.

                  Net interest income increased by $1.4 million from $12.7 million to $14.1 million, bolstered by loan portfolio expansion and an increase in the net interest spread from 2.76% to 2.96%. The Bank achieved strong loan growth in its residential mortgage and consumer loan categories. The yield on earning assets increased by 15 basis points from 7.55% to 7.70%,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

strengthened by a larger concentration of higher-yielding loans as opposed to investments. Meanwhile, the Bank's cost of funds declined by 5 basis points from 4.79% to 4.74%.

                  Operating expenses decreased by $13.4 million in fiscal 1996 to $11.5 million in fiscal 1997. The decrease was primarily due to the $2.5 million special assessment in fiscal 1996 to recapitalize the SAIF and a $547,000 reduction in deposit insurance premiums due to lower assessment rates following the recapitalization of the SAIF. Accordingly, the operating expense ratio fell from 3.10% in fiscal 1996 to 2.55% in fiscal 1997. Compensation and benefits increased by $575,000 due to additional staff to support the growth in loans and deposits.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                     Table 5
                             Yield and Cost Summary
                 For the Years Ended September 30, 1996 to 1998



================================================================================
                                                  Year Ended September 30,
                                              ----------------------------------
                                                1998       1997       1996
                                                ----       ----       ----

Average Yields
--------------
Investment securities (1)                       5.68%      6.21%      6.37%
Loans receivable (2)                            7.97       8.13       8.08
     Total interest-earning assets              7.51       7.70       7.55


Average Costs
-------------
Checking accounts                               1.86       2.49       2.53
Savings accounts                                2.07       2.50       2.50
Money market accounts                           3.79       2.98       2.72
Certificates of deposit                         5.62       5.45       5.50
Borrowed funds                                  5.10         --         --
     Total interest-bearing liabilities         4.78       4.74       4.79

Net interest spread (3)                         2.73       2.96       2.76
Net interest margin (4)                         3.02       3.21       3.03

================================================================================

(1)  Includes interest-bearing deposits in other financial institutions.
(2)  Includes impact of non-accrual loans.
(3)  Average   yield  on   interest-earning   assets   less   average   cost  of
     interest-bearing liabilities.
(4)  Net interest income divided by average interest-earning assets.

Source: First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                         Asset and Liability Management

         The Bank's principal financial objective is to sustain long-term profitability while reducing its exposure to fluctuating interest rates. The Bank has sought to reduce exposure of its earnings to market interest rates by managing the mismatch between asset and liability rates, maturities and repricings. The focus of the Bank's asset/liability management is to evaluate the overall interest rate risk included in certain balance sheet accounts, determine the level of appropriate risk given the Bank's business strategies, operating environment, liquidity requirements, capitalization, and performance objectives, and manage the risk consistent with the approved guidelines of the Board of Directors.

              The lending activities of the Bank have historically emphasized the origination of long-term, fixed-rate mortgages funded by deposit liabilities with substantially shorter maturities. While having interest-bearing liabilities that reprice more frequently than interest-earning assets is generally beneficial to net interest income during a period of declining interest rates, such an asset/liability mismatch is generally detrimental during periods of rising interest rates.

              In order to reduce the effect of interest rate changes on net interest income , the Bank has adopted various strategies to enable it to improve matching of asset and liability maturities. The key elements of these strategies include: (i) originating commercial and consumer loans with adjustable-rate terms or fixed-rate loans with short maturities; (ii) lengthening the maturities of liabilities when deemed cost-effective through the pricing and promotion of certificates of deposit and utilization of FHLB advances; (iii) attracting low-cost checking and transaction accounts which tend to be less interest rate sensitive when interest rates rise; and (iv) originating and holding, when market conditions permit, adjustable-rate mortgage loans

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


that have annual interest rate adjustments. The Bank also maintains an investment portfolio that provides a stable cash flow, thereby providing investable funds in varying interest rate cycles.

              The Board of Directors has established an asset/liability committee to monitor the Bank's interest rate risk exposure. The Bank's objective is to maintain a consistent level of profitability within acceptable risk tolerances across a broad range of potential interest rate scenarios. The Bank uses the OTS Net Portfolio Value ("NPV") model to evaluate its exposure to interest rate risk and measure the potential decline in the Bank's NPV based upon the effects of a series of increases or decrease in interest rates. The NPV represents the present value of the expected cash flows from the Bank's assets and liabilities.

              Table 6 presents the Bank's NPV at September 30, 1998 as affected by a 100 to 400 basis points upward and downward parallel shift in interest rates. As displayed in the table, a 200 basis point upward shift in rates results in a 12.2% decline in the Bank's NPV. Conversely, a 200 basis point downward shift produces a 3.7% increase in the Bank' s NPV. Both of these simulated changes in NPV are well within the OTS exposure guidelines.

              The Bank's sensitivity measure, representing the pre-shock NPV ratio minus the 200 basis point exposure ratio, has improved in recent years due to the continued implementation of asset/liability management initiatives previously mentioned. While the Bank's residential mortgage portfolio consists predominantly of fixed-rate loans, the Bank's interest rate sensitivity has benefited from the expansion of other types of lending and the shortening of investment maturities. Overall, the Bank exhibits a moderate level of interest rate risk as compared to industry norms.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Table 6
                               Net Portfolio Value
                            As of September 30, 1998
                             (Dollars in Thousands)

================================================================================
                                                                NPV as %
                         Net Portfolio Value                 of PV of Assets
              -----------------------------------------    ---------------------
Change            $               $                $         NPV        B.P.
in Rates       Amount          Change           Change      Ratio      Change
--------       ------          ------           ------      -----      ------

+400 b.p.      $29,878        $-14,699          -33.0%       7.56%     -291 b.p.
+300 b.p.       34,781          -9,797          -22.0%       8.61%     -186 b.p.
+200 b.p.       39,155          -5,423          -12.2%       9.50%      -97 b.p.
+100 b.p.       42,431          -2,146           -4.8%      10.12%      -35 b.p.
   0 b.p.       44,578          --               --         10.47%      --
-100 b.p.       45,285            +708           +1.6%      10.51%       +4 b.p.
-200 b.p.       46,215          +1,637           +3.7%      10.58%      +11 b.p.
-300 b.p.       48,047          +3,470           +7.8%      10.83%      +36 b.p.
-400 b.p.       49,875          +5,297          +11.9%      11.07%      +60 b.p.

================================================================================

Source: First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Asset Quality

              The Bank continues to maintain satisfactory asset quality with non-performing assets measuring 0.32% of total assets as of September 30, 1998. Management believes the Bank's improved asset quality is primarily attributable to the development and utilization of comprehensive loan policies and documentation, active monitoring, conservative collateralizaton practices, limited borrower concentrations, and consistent and forceful collection and workout efforts. The allowance for loan losses at September 30, 1998 equaled 0.76% of total loans and 192.8% of non-performing assets. The Bank periodically reviews its reserve position at least quarterly and makes adjustments as needed or required.

              During fiscal 1998, the Bank's charge-offs increased to $474,000 from $68,000 in fiscal 1997. The increase was attributable primarily to loans to two borrowers that were charged off during 1998. One charge-off involved a loan on a small shopping center that the Bank had been litigating for several years. Final resolution and repayment of the loan occurred in 1998 with the Bank incurring a loss approximating $140,000. Another large charge-off involved loans made to a local builder for the construction of single-family houses. The Bank foreclosed on the properties and recognized a charge-off of $110,000 in 1998.

              Table 7 summarizes the Bank's non-performing asset totals as of September 30, 1996 to 1998. The Bank had $836,000 of non-accrual loans as of September 30, 1998, and held five residential properties as real estate owned with an aggregate book value of $403,000. Other repossessed assets amounting to $91,000 as of September 30, 1998 consisted primarily of vehicles.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

              The increase in non-accrual loans during fiscal 1997 was attributable primarily to $698,000 in residential construction loans wherein the borrower declared bankruptcy. During fiscal 1998, the Bank foreclosed and sold the six residential properties securing the loans. During fiscal 1998, the Bank also resolved foreclosure and counterclaim litigation relating to a $491,000 loan secured by a retail strip shopping center. In connection with the settlement of this litigation, the Bank received payments totaling $348,000 from the borrower and charged off the remainder of its investment. As a result of these events, total non-performing assets declined to $1.3 million at September 30, 1998 from $2.5 million at September 30, 1997.


                                     Table 7
                          Non-performing Asset Summary
                        As of September 30, 1996 to 1998
                             (Dollars in Thousands)


================================================================================

                                                       September 30,
                                              ----------------------------------
                                                   1998      1997      1996
                                                   ----      ----      ----
Non-accrual loans:
  Residential mortgage loans                     $  445    $1,624    $  654
  Other mortgage loans                               --       491       491
  Consumer loans                                    391       199        39
     Total  non-performing loans                    836     2,314     1,184

Real estate owned                                   403        67         8
Other repossessed assets                             91       104        42

     Total non-performing assets                 $1,330    $2,485    $1,234

Non-performing loans as a % of net loans           0.25%     0.65%     0.37%
Non-performing loans as a % of total assets        0.20%     0.49%     0.27%
Non-performing assets as a % of total assets       0.32%     0.53%     0.28%

================================================================================

Source: First Federal Florida, prospectus

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                     Table 8
                        Allowance for Loan Losses Summary
                        As of September 30, 1996 to 1998
                             (Dollars in Thousands)

================================================================================

                                                       September 30,
                                             -----------------------------------
                                                1998        1997        1996
                                                ----        ----        ----

Allowance balance (at beginning of period)   $ 2,633     $ 2,385     $ 1,902

Provision for loan losses                        405         317         600

Charge-offs:
   Residential                                  (218)        (19)        (70)
   Commercial real estate                       (146)        (12)       --
   Consumer                                     (110)        (37)        (49)
Total charge-offs                               (474)        (68)       (119)
                                             -------     -------     -------

Recoveries                                      --          --             2
    Net charge-offs                             (474)        (68)       (117)
                                             -------     -------     -------
Allowance balance (at end of period)         $ 2,564     $ 2,633     $ 2,385
                                             =======     =======     =======
Allowance as a % of total loans                 0.76%       0.74%       0.74%

Net charge-offs as % of average loans           0.14%       0.02%       0.04%

================================================================================

Source: First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Properties and Equipment


              The Bank's executive offices are located in Lakeland, Florida. The Bank conducts its business through nine offices, which are located in Polk and Manatee Counties. All of the offices, except for one branch, are owned by the Bank as indicated in Exhibit II-6. The Bank has recently added five ATMs and plans to purchase additional ATMs for its remaining branches over the next year. As of September 30, 1998, the net book value of the Bank's premises and equipment totaled $6.8 million.

              The Bank expects to continue its ongoing analysis to determine the efficiency and effectiveness of its branch facilities in delivering services and products to the local community. In addition to installing ATMs at all branch sites, the Bank plans to redesign one branch office and enhance the customer service area at another. The Bank has not identified specific office facilities or sites for new branch locations, but intends to continue to explore feasible branch expansion opportunities.

              The Bank conducts the majority of its data processing operations through a third-party service bureau. As a result, the Bank does not have a major investment in mainframe or mid-frame computer hardware nor any internally developed software that requires significant programming staff to maintain. The system is accessed by Bank personnel through personal computer workstations configured into a wide area network. The Bank believes that its data processing operations are capable of meeting its current and anticipated needs. The service bureau has advised the Bank that it expects to resolve any Year 2000 computer program problems. Also, the Bank has been evaluating and testing its technology systems to resolve any Year 2000 compliance issues. An OTS on-site examination conducted in April 1998

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


indicated that the Bank was progressing satisfactorily towards implementing its Year 2000 compliance plan.

              As of September 30, 1998, the Bank also held two additional properties which formerly housed branches that were sold. The properties were under contract for sale to another financial institution, which was leasing the sites from the Bank pending closing. In connection with the sale of these properties, the Bank has agreed to indemnify the purchaser for the costs of obtaining closure with state environmental authorities regarding the necessity of further remediation of environmental contamination on the sites. The sale of one property was completed in December 1998 after the Bank received a notice of no further action required from the State of Florida. Closing on the other property is scheduled to take place on or before April 15, 1999. The Bank does not currently anticipate that it will incur additional material expense associated with the sale of this property.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Market Area


              The Bank operates seven offices (including the main office) in Polk County and two offices in Manatee County. Polk County is situated in central Florida and Manatee County is located in west central Florida. There are approximately 680,000 residents and 268,000 households within the Bank's primary market area. Polk County had an estimated 1997 population of 445,000 and includes Lakeland, Winter Haven, and Bartow among its most populous cities. Polk County is positioned for continued growth as it is situated between the rapidly developing counties of Orange (Orlando) and Hillsborough (Tampa). Manatee County had an estimated 1997 population of 235,000 and includes Bradenton and Palmetto as its most populous cities. The Bank operates five offices in Lakeland, two in Winter Haven, and two in Bradenton.

              Polk County presently exhibits a diversifying economy that had long been dependent on the citrus and phosphate mining industries. These industries remain strong and are continuing to grow through capital investment. The citrus industry, however, remains vulnerable to severe weather conditions and increased competition, both domestic and international. In addition, the local economy had diversified and strengthened the area's business development. Polk County is home to the largest privately owned employer in the state, Publix, which is a grocery chain that operates over 575 stores in four states. Because of Polk County's location in central Florida between Orlando and Tampa and its accessibility to major interstate highways, Polk County is considered a major distribution hub and has become a home for large transportation and distribution companies and related warehousing and supplies operations. The climate, affordable labor pool, and lifestyle amenities have attracted other

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


major employers in the insurance servicing area (including GEICO) and a variety of other industries.

              Manatee County is situated southwest of Polk County and just south of Tampa and St. Petersburg, Florida Manatee County and neighboring Sarasota County have experienced growth among the highest in the nation over the past several years. Local economies have been supported primarily by the services industry (including tourism). In addition, recent efforts have resulted in diversification into light manufacturing operations.

              Table 9 displays selected demographic data for the United States, the State of Florida, Polk County, and Manatee County. Total population growth in both Polk and Manatee Counties is expected to outpace the national average over the next five years, but slightly lag the overall statewide trend. The 1997 median household income of $30,087 in Polk County was 19% below the national median of $37,079 and 9% below the state median of $33,067. The median household income at $33,640 in Manatee County was comparable to the state median. The age distribution in Polk County was similar to that of statewide demographics, evidencing a higher concentration in the 55-plus age group as compared to the national data. The age distribution in Manatee was skewed even more toward the upper age group, reflecting the augmented presence of retired residents.

              Table 10 shows deposit concentrations in 1997 for Polk County and Manatee County. The Bank ranked 5th in Polk County among 12 FDIC-insured financial institutions. The Bank is the only remaining thrift institution based in Polk County and had a deposit market share of 7.9%. The Bank ranked 12th in Manatee County among 16 FDIC-insured financial institutions and had a deposit market share of 2.3%. The deposit markets in both of these counties are

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


dominated by large regional banks (such as NationsBank, First Union, SunTrust, Huntington, and SouthTrust) that are headquartered outside of Florida.

              The Bank faces strong  competition  in its primary market area for the attraction of retail  deposits and in the  origination of loans.  The Bank's most direct competition for deposits has historically come from commercial banks, thrift institutions, and credit unions operating in its primary market area. The Bank's competition for loans also comes from banks, thrifts, and credit unions, in addition to mortgage bankers and brokers. The Bank's market area can be characterized as a market with moderate incomes, increasing wealth, and strong population growth, representing an attractive market that can be served by a community financial institution such as the Bank. The Bank seeks to enhance its competitive presence by continuing to deliver high-quality, personalized service and by expanding its product line and integrating upgraded technology.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------







                                     Table 9
                            Selected Demographic Data
             United States, Florida, Polk County, and Manatee County


=====================================================================================================
                                        United                            Polk         Manatee
    Demographic Data                    States           Florida         County         County
-----------------------------------------------------------------------------------------------------
Population
Total Population - 1997             267,240,272        14,564,508        445,042        234,543
5-year projection percent change           4.52%             7.42%          5.70%          6.04%
1990-1997 percent change                   7.45%            12.57%          9.78%         10.79%

Households
Total Households - 1997
                                     98,741,200         5,704,295        169,705         98,641
5-year projection percent change           4.86%             7.26%          5.69%          5.62%
1990-1997 percent change                   7.39%            11.09%          8.81%          8.33%

Per Capita Income
Per Capita Income - 1997                 $18,885          $18,529        $15,365        $19,300
5-year projection percent change           20.73%           17.94%         16.34%         22.96%
1990-1997 percent change                   31.28%           26.28%         24.07%         34.05%

Average Household Income
Average Household Income - 1997          $50,540          $46,782        $39,832        $45,379
5-year projection percent change           20.73%           17.43%         15.41%         22.70%
1990-1997 percent change                   31.28%           27.99%         25.11%         36.68%

Median Household Income
Median Household Income - 1997           $37,079          $33,067        $30,087        $33,640
5-year projection percent change           13.09%           10.72%          8.22%         16.76%
1990-1997 percent change                   23.20%           20.18%         19.27%         29.43%

Household Income Distribution
$0 - 24,999                                33.51%           36.78%         40.93%         34.98%
$25,000 - 49,999                           30.85%           33.40%         35.95%         32.75%
$50,000+                                   35.63%           29.82%         23.12%         29.28%

Age Group Distribution
 0 - 14 years                              21.56%           19.01%         20.52%         16.97%
15 - 34 years                              28.24%           25.48%         25.51%         21.25%
35 - 54 years                              28.57%           27.16%         25.26%         23.60%
55+ years                                  21.63%           28.36%         28.71%         38.19%

=====================================================================================================

Source: SNL Securities; Claritas.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 10
                     Deposit Market Share Analysis by County
         Deposit Data at June 30, 1997 and Adjusted for Merger Activity

=========================================================================================================================
                                                                  Polk County
=========================================================================================================================

                                                                                          No.      Total       Market
                                                                                Inst.     of     Deposits      Share
      Rank                  Institution                      Lead Company         (1)    Offs.    ($000s)        (%)
-------------------------------------------------------------------------------------------------------------------------
      1               NationsBank, NA               BankAmerica Corp. (NC)         B       27    1,112,877      29.94
      2               First Union Nat'l Bank        First Union Corp. (NC)         B       20      671,009      18.05
      3               SunTrust Bank Mid-Fla.        SunTrust Banks Inc. (GA)       B       18      611,094      16.44
      4               Huntington Nat'l Bank         Huntington Bancshares (OH)     B       10      375,622      10.11
-------------------------------------------------------------------------------------------------------------------------
      5               First Federal Florida         First Federal Florida (FL)     T        7      294,289       7.92
-------------------------------------------------------------------------------------------------------------------------
      6               Citrus & Chemical Bank        Citrus & Chemical Bncp.(FL)    B        7      255,036       6.86
      7               Colonial Bank                 Colonial BancGroup (AL)        B        5       88,302       2.38
      8               Hamilton Bank, NA             Hamilton Bancorp (FL)          B        1       86,792       2.34
      9               American Bank & Trust         American Banking Corp.(FL)     B        6       73,440       1.98
      10              Community Nat'l Bank          Community Nat'l Bank (FL)      B        2       53,740       1.45
      11              First NB of Polk County       First NB of Polk County (FL)   B        3       53,231       1.43
      12              Citizens Bank-Frostproof      Citizens Bank-Frostproof (FL)  B        3       41,080       1.11
                                                                                          ---       ------       ----
                      Total                                                               109    3,716,512     100.00
                                                                                          ===    =========     ======
=========================================================================================================================

=========================================================================================================================
                                                                 Manatee County
=========================================================================================================================

                                                                                         No.        Total     Market

                                                                                Inst.     of     Deposits      Share
                          Institution                      Lead Company
      Rank                                                                       (1)   Offs.      ($000s)        (%)
-------------------------------------------------------------------------------------------------------------------------
      1               NationsBank, NA               BankAmerica Corp. (NC)        B       27    1,138,406      38.81
      2               SouthTrust Bank, NA           SouthTrust Corp. (AL)         B       15      339,984      11.59
      3               American Bank                 American Bancshares (FL)      B        5      216,698       7.39
      4               First Union National Bank     First Union Corp. (NC)        B        9      195,718       6.67
      5               Republic Bank                 Republic Bancshares (FL)      B        7      162,943       5.55
      6               Liberty National Bank         Regions Financial (AL)        B        5      153,367       5.23
      7               Capital Bank                  Union Planters Corp. (TN)     B        2      124,512       4.24
      8               First NB of Manatee           First NB of Manatee (FL)      B        4      110,978       3.78
      9               Huntington Nat'l Bank         Huntington Bancshares (OH)    B        3      108,562       3.70
      10              World Savings Bank, FSB       Golden West Financial (CA)    T        2      103,051       3.51
      11              Century Bank, FSB (FL)        Century Financial Group       T        2       69,090       2.36
-------------------------------------------------------------------------------------------------------------------------
      12              First Federal Florida         First Federal Florida (FL)    T        2       66,038       2.25
-------------------------------------------------------------------------------------------------------------------------
      13              SunTrust Bank Gulf Coast      SunTrust Banks Inc. (GA)       B       3       58,087       1.98
      14              Northern Trust Bank           Northern Trust Corp. (IL)      B       2       57,757       1.97
      15              Community Bank                Community Bank (FL)            B       1       14,215       0.48
      16              BankAtlantic, FSB             BankAtlantic Bancorp (FL)      T       1       13,907       0.47
                                                                                          --    ---------     ------
                       Total                                                              90    2,933,313     100.00
                                                                                          ==    =========     ======
=========================================================================================================================

(1)  B=bank; T=thrift.
Source: SNL Securities.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Summary


         First Federal Florida is pursuing a deliberate path of transforming itself into a community financial institution providing a broader range of products and services. The impact of these initiatives is reflected by the balance sheet trends toward increased loans, reduced investments, expanded consumer and commercial related loan activity, and greater concentrations of transaction deposit accounts. The evolution to a diversified banking organization has also required additional operating expenses and technological investments. As a result, the balance sheet restructurings and strategic operating initiatives have not translated to immediate improvement in profitability.

                  The Bank's earnings amounted to $2.4 million for a 0.54% return on average assets in fiscal 1998. Core earnings, which exclude $3.1 million in gains on sale and $2.2 million of non-recurring expenses, were lower at $1.8 million or a 0.41% return on average assets. The Bank's profitability levels remain below industry norms, as reflected importantly by its lower net interest margins and higher operating expense ratios. As a result of the branch sale, the Bank's net interest income and net interest margin declined. However, the Bank believes that by focusing more strategically and effectively on its primary market area, its opportunities for achieving growth are enhanced. While Lakeland does not enjoy the high-growth profile of other notable Florida market areas, management believes that the Bank's improved competitive positioning can reap significant benefits in a market frequented by customer displacement from bank mergers and acquisitions. The addition of capital proceeds from the Stock Offering will help the Bank further deploy financial resources to grow, increase earnings, and continue its strategic course.

                                      -38

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                  II. COMPARISONS WITH PUBLICLY TRADED THRIFTS

                                     General

       The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated aggregate pro forma market value of the Bank because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods are unlikely to produce a valuation relevant to the future trading patterns of the related stock investment. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in a thrift stock conversion.

                  The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent thrift conversion offerings are also examined to provide evidence of the "new issue discount" which must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of the Bank with a comparable group of publicly traded thrift institutions (the "Comparative Group"). Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Bank's pro forma conversion valuation.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                               Selection Criteria

         Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III. Several criteria, discussed below, were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

     o Operating characteristics - An institution's operating characteristics are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

     o Degree of marketability and liquidity - Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift equity valuations.

     o Geographic Location - The region of the country where a company operates is also of importance in selecting the comparative group. The operating environment for thrifts varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



              The operations of First Federal Florida generally fit the profile of a conventional thrift institution evolving toward a more diverse financial institution. The Bank's balance sheet remains concentrated predominantly in single-family residential mortgages with a growing mix of commercial real estate and consumer loans. In determining the Comparative Group composition, we focused on the Bank's profitability and size along with its relative levels of capital and asset quality. As with any composition of a group of comparable companies, the identification process was broadened sufficiently to assemble a meaningful number of candidates. Specifically, we initiated a search for companies by applying the following selection criteria:

     o    Asset size - total assets between $200 million and $800 million.

     o Capital level - tangible equity ratio between 6.0% and 14.0% in relation to tangible assets.

     o Profitability - earnings reflecting a return on average assets ("ROAA") less than 1.00% or a return on average equity ("ROAE") less than 8.50% for the last twelve months.

     o    Loan  composition  -  high  concentration  of  residential   mortgages
          composing a minimum of 60% of total loans.

     o Liability funding - reliance on deposits as chief funding source with borrowed funds amounting to less than 20% of total assets.

     o Geographic location - additional consideration given to thrifts in the same or adjacent regions that meet most, if not all, of the above criteria.

         As a result of applying the above criteria, the screening process produced a reliable representation of publicly traded thrifts with operations comparable to those of First Federal Florida. A general overview of the 15 companies selected for the Comparative Group is presented in Table 11. The Comparative Group institutions were drawn primarily from the Southeast (numbering seven) and Midwest (totaling six). One each is based in Florida,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Georgia, Arkansas, North Carolina, and Maryland, while two are located in Louisiana. From the Midwest, one company was selected from Indiana, two from Ohio, and three from Illinois. The remaining two companies were drawn from Massachusetts and California. The vast majority of the Comparative Group companies are not situated in major metropolitan areas, but instead are located in moderate-size cities near major population centers.

         The Florida thrift included among the Comparative Group is FFLC Bancorp (the holding company for First Federal Savings Bank of Lake County), which is based in Leesburg and situated in north central Florida. FFLC Bancorp operates the same number of offices (nine) as First Federal Florida and, with total assets of $422 million, is comparable in size to First Federal Florida. FFLC Bancorp's loan origination activity has increased significantly in recent years as it leveraged its capital base to support asset growth following its stock conversion in 1994.

         The asset size of the Comparative Group companies ranges from $232 million to $600 million with an overall average size of $383 million. In comparison to recent performance trends of the aggregate public thrift industry, the Comparative Group companies generally exhibited below-average capital ratios, below-average profitability, slightly lower net interest margins, and moderately higher operating expense ratios. While some differences inevitably exist between the Bank and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of comparison for valuation purposes.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    TABLE 11

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------





                          Recent Financial Comparisons

         Table 12 summarizes certain key financial comparisons between First Federal Florida and the Comparative Group. Tables 13 through 17 contain the detailed financial comparisons of the Bank with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Comparative financial data for the Bank and the Comparative Group companies were utilized as of or for the latest twelve months ("LTM") available ending September 30, 1998. Average and median performance ratios are also presented for the aggregate of all public thrift institutions.

         First Federal Florida's ROAA was 0.54% as compared to the Comparative Group's average ROAA of 0.73% and the all public thrift average ROAA of 0.90%. The Bank's core earnings, which excludes the impact of gains on sale and non-recurring expense, measured 0.41% of average assets as compared to the Comparative Group's average of 0.72%. In contrast to the Comparative Group, the Bank's lower profitability was restrained by a lower net interest margin and a higher operating expense ratio. Three of the Comparative Group companies (First Mutual Bancorp, Monterey Bay Bancorp, and Western Ohio Financial Corp.) exhibited lower profitability than the Bank.

         The Bank's net interest income of 2.96% relative to average assets was positioned below the Comparative Group's average of 3.17% and the all public thrift average of 3.29%. The Bank's net interest margin of 3.02% was also lower than the Comparative Group's average of 3.30%. First Federal Florida's net interest spread of 273 basis points trailed the

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Comparative Group's average of 280 basis points. Although the Bank's asset base evidenced a higher concentration of loans versus investments than the Comparative Group on average, the Bank still exhibited a lower earning asset yield. As discussed in Chapter I, the Bank has historically employed conservative loan pricing policies. The Bank's 4.78% cost of funds was lower than the Comparative Group's average of 4.93% and reflected First Federal Florida's heavy reliance on retail deposits for deposit funding. As a result of its lower net interest spread and a lower capital level, the Bank's net interest earning power has continued to linger behind industry norms.

         First Federal Florida's non-interest operating income measured 0.42% in relation to average assets, slightly above the Comparative Group's average of 0.41% and moderately below the all public thrift average of 0.45%. In recent years, the Bank has adopted explicit fee pricing schedules in an effort to generate additional non-interest income. The Bank's production of non-recurring income was significant during this recent period due to the gain on branch sale, and totaled 0.72% of average assets in contrast to the Comparative Group's average ratio of 0.11%. Other than modest contributions from securities gains, the Bank has not historically relied on non-recurring income to generate earnings.

         The Bank's provision for loan losses measured 0.09% relative to average assets and was in range of the Comparative Group's average of 0.11% and the all public thrift average of 0.13%. The Bank and the Comparative Group experienced low levels of non-performing loans, with the Bank at 0.25% of total loans and the Comparative Group averaging a higher ratio at 0.46% as compared to the all public thrift average of 0.83%. Both the Bank and the Comparative Group are predominantly residential mortgage loan lenders. The Bank's ratio of

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 12
                            Key Financial Comparisons
                 First Federal Florida and the Comparative Group
             As of the Latest Twelve Months Ended September 30, 1998


                                            First     Comparative   All Public
                                           Federal      Group        Thrift
                                           Florida     Average       Average
                                           -------     -------       -------

Profitability
LTM Return on Average Assets                 0.54 %      0.73 %       0.90 %
Core Return on Average Assets                0.41        0.72         0.93

LTM Return on Average Equity                 6.56        6.23         6.18
Core Return on Average Equity                4.93        7.90         8.20

Income and Expense  (% of avg. assets)
Total Interest Income                        7.29        7.44         7.39
Total Interest Expense                       4.34        4.26         4.10
Net Interest Income                          2.95        3.17         3.29
Provision for Loan Losses                    0.09        0.11         0.13

Other Operating Income                       0.42        0.41         0.45
Net Gains and Non-recurring Income           0.72        0.11         0.11

General and Administrative Expense           2.64        2.46         2.31
Real Estate Expense (Income)                 0.04       (0.01)       (0.01)
Non-recurring Expense                        0.51        0.03         0.09

Pre-tax Core Earnings                        0.60        1.03         1.31

Yield-Cost Data
Yield on Earning Assets                      7.51        7.73         7.69
Cost of Funds                                4.78        4.93         4.86
Net Interest Spread                          2.73        2.80         2.83

Asset Utilization  (% of avg. assets)
Avg. Interest-earning Assets                97.13       96.20        96.17
Avg. Interest-bearing Liabilities           88.40       86.43        84.25
Net Interest-earning Assets                  8.73        9.77        11.92

                           Key Financial Comparisons
                First Federal Florida and the Comparative Group
            As of the Latest Twelve Months Ended September 30, 1998



                                               First   Comparative  All Public
                                              Federal     Group       Thrift
                                              Florida    Average      Average
                                              -------    -------      -------

Balance Sheet Composition  (% of assets)
Cash and Securities                            16.48 %   23.88 %     29.52 %
Loans Receivable, net                          80.80     72.67       67.13
Real Estate                                     0.12      0.17        0.22
Intangible Assets                               0.00      0.51        0.34
Other Assets                                    2.60      2.77        2.79

Total Deposits                                 84.04     76.30       69.04
Borrowed Funds                                  5.01     11.03       16.16
Other Liabilities                               2.33      1.01        1.63
Total Equity                                    8.62     11.66       13.17

Loan Portfolio  (% of total loans)
Residential Mortgage Loans                     68.28     69.92          NA
Other Real Estate Mortgage Loans               15.26     18.85          NA
Non-mortgage Loans                             16.46     11.23          NA

Growth Rates
Total Assets                                  (10.22)    11.42        9.39
Total Loans                                    (4.76)     8.44        8.88
Total Deposits                                (18.04)    12.00        5.65

Regulatory Capital Ratios
Tier I Leverage Capital                         8.56      9.39       10.57
Tier I Risk-based Capital                      14.50     16.86       20.77
Total Risk-based Capital                       15.54     17.66       21.78

Credit Risk Ratios
Non-performing Loans / Total Loans              0.25      0.46        0.83
Non-performing Assets / Total Assets            0.32      0.60        0.64
Reserves / Non-performing Assets              192.78    144.94      148.74
Reserves / Total Loans                          0.76      0.70        0.96

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


loan loss reserves measured 0.76% of total loans, which was moderately above the Comparative Group's average of 0.70% but below the all public thrift average of 0.96%.

         The Bank's operating expense ratio continued to compare unfavorably with peer trends. The Bank's general and administrative expense ratio of 2.64% (excluding non-recurring items) relative to average assets was higher than the Comparative Group's average of 2.46% and the all public thrift average of 2.31%. Only three members of the Comparative Group (First Mutual Bancorp, FLAG Financial Corporation, and Teche Holding Company) reported a higher operating expense ratio than the Bank. The Bank's non-recurring expenses, primarily comprising personnel benefit adjustments, amounted to 0.51% of average assets during the recent LTM period.

          The Bank's balance sheet composition reflected its traditional thrift orientation. Total net loans amounted to 80.8% of assets at First Federal Florida as compared to the all public thrift average of 67.1% and the Comparative Group's average of 72.7%. The Comparative Group included several thrifts (Citizens First Financial, Cooperative Bankshares, FFLC Bancorp, and Teche Holding Company) with loan-to-asset concentrations exceeding 80%. The Bank's holdings of cash and securities amounted to 16.5% of total assets, below the Comparative Group's average of 23.9% and the all public thrift average of 29.5%. Many recently converted thrifts have experienced an increase in cash and securities following the infusion of significant capital proceeds and the gradual process involved with re-deploying those funds into loans.

         First Federal Florida's relatively high deposit concentration at 84.0% of assets reflected a lower level of borrowing activity. The Bank's borrowed funds amounted to 5.0% of assets

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


versus the Comparative Group's average of 11.0% and the all public thrift average of 16.2%. The Bank's equity ratio of 8.6% was positioned below the Comparative Group's average of 11.7% and the all public thrift average of 13.2%.

         First Federal Florida's growth rates reflect the impact of the branch sale as the Bank experienced net decreases in assets, loans, and deposits. In contrast, the Comparative Group reported solid increases averaging 11.4% for asset growth and 12.0% for deposit growth. Several of the Comparative Group companies such as FLAG Financial Corporation and Kanakee Bancorp were involved in mergers which substantially augmented their growth.

         In summary, the Bank's earnings performance was below that of the Comparative Group, which itself exhibited below-average performance ratios on the whole in comparison to the all public thrift aggregate. The Bank's asset quality and non-interest income production compared favorably to the Comparative Group's performance. However, the Bank's lower net interest margin and higher operating expense levels disadvantaged the Bank's earnings performance relative to the Comparative Group's results.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

=======================================================================================================================
                                              Table 13
                                         General Financial Performance Ratios
                            As of or for the Latest Twelve Months Ended September 30, 1998
=======================================================================================================================


                                                      Total  Tang.   Total       Net
                                   Total     Total  Equity/ Equity/  NPAs/  Interest      LTM     LTM     Core    Core
                                  Assets  Deposits   Assets Assets  Assets    Margin     ROAA    ROAE     ROAA    ROAE
                                  ($000s)   ($000s)      (%)    (%)     (%)       (%)      (%)     (%)      (%)     (%)
-----------------------------------------------------------------------------------------------------------------------
First Federal Florida            419,041   352,182     8.62   8.62    0.32      3.02     0.54    6.56     0.41    4.93
-----------------------------------------------------------------------------------------------------------------------
Comparative Group Average        382,532   293,239    11.66  11.20    0.63      3.30     0.73    6.23     0.72    6.18
Comparative Group Median         392,061   301,038    12.51  12.01    0.61      3.27     0.79    6.97     0.79    6.89
-----------------------------------------------------------------------------------------------------------------------
All Public Thrift Average      1,614,898   957,835    13.17  12.86    0.65      3.43     0.90    7.90     0.93    8.20
All Public Thrift Median         338,152   233,544    10.81  10.61    0.49      3.41     0.90    7.41     0.89    7.40
-----------------------------------------------------------------------------------------------------------------------

Acadiana Bancshares, Inc.        289,187   205,652    13.65  13.65    0.24      3.40     0.97    6.28     0.98    6.39
Ameriana Bancorp                 398,667   331,228    11.35  10.89    0.55      3.29     0.97    8.33     0.97    8.38
Central Co-operative Bank        377,775   277,025     9.94   9.16    0.40      3.29     0.79    8.00     0.63    6.42
Citizens First Financial Corp.   285,449   203,958    13.23  13.23    0.61      3.45     0.75    5.45     0.63    4.55
Cooperative Bankshares, Inc.     389,409   301,038     8.00   8.00    0.86      3.03     0.63    8.07     0.63    8.07
FFLC Bancorp, Inc.               422,228   336,249    12.51  12.51    0.19      3.66     1.03    7.99     1.03    7.99
First Federal Bancshares         599,945   466,218    13.69  13.69    0.90      3.19     1.03    6.97     1.03    6.97
First Mutual Bancorp, Inc.       371,357   309,410    15.10  12.24    0.34      3.27     0.42    2.94     0.36    2.54
FLAG Financial Corporation       453,648   351,273     8.75   8.75    1.61      4.57     0.68    7.72     0.88   10.02
Harbor Federal Bancorp, Inc.     231,693   176,243    12.78  12.78    0.69      2.98     0.79    6.24     0.79    6.24
Kankakee Bancorp, Inc.           405,163   340,777     9.84   8.56    0.97      3.14     0.70    6.95     0.69    6.89
Monterey Bay Bancorp, Inc.       460,183   371,166     9.70   8.95    0.68      2.95     0.30    2.71     0.32    2.96
OHSL Financial Corp.             252,396   186,532    10.77  10.77    0.11      3.04     0.86    7.92     0.86    7.92
Teche Holding Co.                408,823   279,265    12.85  12.85    0.18      3.41     0.94    7.13     0.92    6.97
Western Ohio Financial Corp.     392,061   262,553    12.74  12.01    1.13      2.83     0.10    0.74     0.05    0.37

Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


=======================================================================================================================
                                                       Table 14
                                             Income and Expense Analysis
                                For the Latest Twelve Months Ended September 30, 1998
=======================================================================================================================


                                                           As a Percent of Average Assets
                               ----------------------------------------------------------------------------------------
                                                        Net  Other Gains &      Loan             Real          Pre-tax
                                Interest  Interest Interest  Oper. Non-rec.     Loss Operating Estate Non-rec.    Core
                                  Income   Expense   Income Income  Income     Prov. Expense  Expense  Expense Earnings
-----------------------------------------------------------------------------------------------------------------------
First Federal Florida               7.29      4.34     2.95   0.42    0.72      0.09     2.64    0.04     0.51    0.60
-----------------------------------------------------------------------------------------------------------------------
Comparative Group Average           7.44      4.26     3.17   0.41    0.11      0.11     2.46   (0.01)    0.03    1.03
Comparative Group Median            7.45      4.24     3.12   0.29    0.06      0.05     2.44    0.00     0.00    1.07
-----------------------------------------------------------------------------------------------------------------------
All Public Thrift Average           7.39      4.10     3.29   0.45    0.11      0.13     2.31   (0.01)    0.09    1.31
All Public Thrift Median            7.31      4.11     3.28   0.32    0.03      0.07     2.25    0.00     0.00    1.29
-----------------------------------------------------------------------------------------------------------------------

Acadiana Bancshares, Inc.           7.47      4.14     3.34   0.37    0.06      0.05     2.30   (0.14)    0.00    1.50
Ameriana Bancorp                    7.35      4.21     3.14   0.62    0.23      0.05     2.44   (0.01)    0.01    1.28
Central Co-operative Bank           7.08      3.89     3.19   0.19    0.00      0.00     2.31    0.00     0.00    1.07
Citizens First Financial Corp.      7.55      4.24     3.31   0.13    0.49      0.23     2.64    0.03     0.00    0.54
Cooperative Bankshares, Inc.        7.45      4.52     2.93   0.18    0.08      0.08     2.07    0.02     0.00    0.93
FFLC Bancorp, Inc.                  7.69      4.15     3.54   0.28    0.00      0.17     2.03    0.00     0.00    1.63
First Federal Bancshares            7.57      4.45     3.12   0.29    0.03      0.00     1.83    0.01     0.00    1.57
First Mutual Bancorp, Inc.          7.12      4.10     3.02   0.38    0.21      0.15     2.86    0.00     0.00    0.38
FLAG Financial Corporation          8.57      4.26     4.31   1.26    0.25      0.20     4.35    0.02     0.37    1.01
Harbor Federal Bancorp, Inc.        7.39      4.47     2.91   0.24    0.04      0.05     1.80    0.00     0.00    1.30
Kankakee Bancorp, Inc.              7.00      4.07     2.93   0.55    0.04      0.00     2.54   (0.01)    0.00    0.95
Monterey Bay Bancorp, Inc.          7.14      4.32     2.82   0.43   (0.00)     0.18     2.48    0.00     0.05    0.59
OHSL Financial Corp.                7.54      4.56     2.98   0.18    0.13      0.01     1.94   (0.01)    0.00    1.22
Teche Holding Co.                   7.47      4.11     3.36   0.86   (0.00)     0.04     2.76   (0.00)    0.00    1.42
Western Ohio Financial Corp.        7.14      4.43     2.71   0.25    0.10      0.45     2.51    0.00     0.00    0.01


Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



=======================================================================================================================
                                                       Table 15
                                        Yield-Cost Structure and Growth Rates
                                For the Latest Twelve Months Ended September 30, 1998
=======================================================================================================================


                                         Avg. Int. Avg. Int    Net Yield on  Cost of
                                           Earning  Bearing EarningInterest Interest      Net   Asset     Loan Deposit
                                           Assets/  Liabs./ Assets/Earning   Bearing Interest  Growth   Growth  Growth
                                           Assets/   Assets Assets/Assets    Liabs.    Spread   Rate     Rate    Rate
-----------------------------------------------------------------------------------------------------------------------
First Federal Florida                        97.13    88.40   8.73    7.51      4.78     2.73  (10.22)   (4.76) (18.04)
-----------------------------------------------------------------------------------------------------------------------
Comparative Group Average                    96.20    86.43   9.77    7.73      4.93     2.80   11.42     8.44   12.00
Comparative Group Median                     96.54    85.86  11.04    7.69      5.01     2.68    6.67     3.08    4.14
-----------------------------------------------------------------------------------------------------------------------
All Public Thrift Average                    96.17    84.25  11.92    7.69      4.86     2.83   13.86    13.80   11.02
All Public Thrift Median                     96.54    85.60  10.56    7.60      4.85     2.80    9.39     8.88    5.65
-----------------------------------------------------------------------------------------------------------------------

Acadiana Bancshares, Inc.                    98.07    81.58  16.49    7.62      5.07     2.55    5.54     7.40    8.82
Ameriana Bancorp                             95.50    83.76  11.74    7.70      5.02     2.68    1.43    13.34    2.98
Central Co-operative Bank                    96.96    89.57   7.39    7.30      4.34     2.96    5.40    (5.41)  (0.76)
Citizens First Financial Corp.               95.79    84.75  11.04    7.88      5.01     2.87    2.69     2.23    4.48
Cooperative Bankshares, Inc.                 96.70    89.79   6.90    7.70      5.03     2.67    8.31     8.40    4.14
FFLC Bancorp, Inc.                           96.54    84.98  11.57    7.96      4.88     3.08   10.13    24.03    9.40
First Federal Bancshares                     97.82    85.53  12.28    7.74      5.21     2.53    9.66     4.54    3.37
First Mutual Bancorp, Inc.                   92.15    84.48   7.67    7.72      4.85     2.87   (7.71)   (4.04)  (4.17)
FLAG Financial Corporation                   94.29    89.86   4.42    9.09      4.74     4.35   90.24    92.64   97.75
Harbor Federal Bancorp, Inc.                 97.90    85.86  12.04    7.55      5.21     2.34    6.67     5.73    2.63
Kankakee Bancorp, Inc.                       93.47    89.22   4.25    7.49      4.56     2.93   19.19     3.08   23.37
Monterey Bay Bancorp, Inc.                   95.69    88.41   7.28    7.46      4.89     2.57   12.33    (5.74)  17.12
OHSL Financial Corp.                         98.05    86.83  11.23    7.69      5.25     2.44    7.59    (0.39)   2.88
Teche Holding Co.                            98.31    86.77  11.54    7.60      4.74     2.86    1.17    (0.44)  (0.37)
Western Ohio Financial Corp.                 95.75    85.12  10.63    7.46      5.20     2.26   (1.35)  (18.78)   8.37


Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


=======================================================================================================================
                                                       Table 16
                                              Balance Sheet Composition
                                  As of the Latest Quarter Ended September 30, 1998
=======================================================================================================================


                                                            As a Percent of Total Assets
                               ----------------------------------------------------------------------------------------
                                  Cash &       Net     Real Intang.  Other     Total Borrowed   Other    Total   Total
                               Securities   Loans    Estate Assets Assets   Deposits   Funds   Liabs.   Liabs.  Equity
-----------------------------------------------------------------------------------------------------------------------
First Federal Florida              16.48     80.80     0.12   0.00    2.60     84.04     5.01    2.33    91.38    8.62
-----------------------------------------------------------------------------------------------------------------------
Comparative Group Average          23.88     72.67     0.17   0.51    2.77     76.30    11.03    1.01    88.34   11.66
Comparative Group Median           23.32     74.41     0.05   0.00    2.45     77.31    11.93    0.81    87.49   12.51
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
All Public Thrift Average          29.52     67.13     0.22   0.34    2.79     69.04    16.16    1.63    86.83   13.17
All Public Thrift Median           27.72     68.85     0.07   0.00    2.48     69.58    15.49    1.30    89.19   10.81
-----------------------------------------------------------------------------------------------------------------------

Acadiana Bancshares, Inc.          21.33     76.41     0.01   0.00    2.25     71.11    14.43    0.81    86.35   13.65
Ameriana Bancorp                   25.89     70.48     0.04   0.51    3.08     83.08     3.14    2.43    88.65   11.35
Central Co-operative Bank          19.91     77.45     0.00   0.86    1.79     73.33    15.88    0.85    90.06    9.94
Citizens First Financial Corp.     13.77     81.64     0.26   0.00    4.33     71.45    13.49    1.83    86.77   13.23
Cooperative Bankshares, Inc.       17.53     80.06     0.00   0.00    2.41     77.31    14.15    0.55    92.00    8.00
FFLC Bancorp, Inc.                 11.69     86.34     0.09   0.00    1.88     79.64     7.11    0.75    87.49   12.51
First Federal Bancshares           23.32     74.41     0.73   0.00    1.55     77.84     7.93    0.51    86.29   13.71
First Mutual Bancorp, Inc.         13.40     79.59     0.02   3.26    3.73     83.32     0.54    1.04    84.90   15.10
FLAG Financial Corporation         24.20     69.67     0.85   0.00    5.28     77.43    11.93    1.88    91.25    8.75
Harbor Federal Bancorp, Inc.       31.12     66.39     0.04   0.00    2.45     76.07    10.06    1.09    87.22   12.78
Kankakee Bancorp, Inc.             34.88     60.19     0.36   1.40    3.17     84.11     5.65    0.40    90.16    9.84
Monterey Bay Bancorp, Inc.         42.39     53.70     0.05   0.83    3.04     80.66     8.92    0.73    90.30    9.70
OHSL Financial Corp.               31.32     66.89     0.00   0.00    1.79     73.90    14.54    0.79    89.23   10.77
Teche Holding Co.                  12.72     84.43     0.08   0.00    2.77     68.31    17.83    1.01    87.15   12.85
Western Ohio Financial Corp.       34.70     62.40     0.08   0.83    1.99     66.97    19.83    0.46    87.26   12.74


Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


=======================================================================================================================
                                                       Table 17
                                 Capital Ratios, Asset Quality, and Loan Composition
                                  As of the Latest Quarter Ended September 30, 1998
=======================================================================================================================


                                  Tier I    Tier I    Total                                    Resid.    Other    Non-
                                Capital/  Capital/ Capital/  Total   Total                      Perm. Real Est. Mortg.
                                   Total  RiskAdj. RiskAdj.  NPLs/   NPAs/  Resrvs./ Resrvs./ Mortgs./Mortgs./  Loans/
                                 Assets    Assets   Assets  Loans  Assets     Loans     NPAs   Loans    Loans   Loans
-----------------------------------------------------------------------------------------------------------------------
First Federal Florida               8.56     14.50    15.54   0.25    0.32      0.76   192.78   68.28    15.26   16.46
-----------------------------------------------------------------------------------------------------------------------
Comparative Group Average           9.39     16.86    17.66   0.46    0.60      0.70   144.94   69.92    18.85   11.23
Comparative Group Median            9.29     16.41    17.05   0.26    0.58      0.55    75.23   70.93    17.94    8.03
-----------------------------------------------------------------------------------------------------------------------
All Public Thrift Average          10.57     20.77    21.78   0.83    0.64      0.96   148.74      NA       NA      NA
All Public Thrift Median            9.12     16.66    17.51   0.51    0.49      0.83   100.97      NA       NA      NA
-----------------------------------------------------------------------------------------------------------------------

Acadiana Bancshares, Inc.           8.05     15.07    16.33   0.29    0.24      1.20   389.42   75.91     9.78   14.30
Ameriana Bancorp                   10.20     19.15    19.49   0.64    0.55      0.45    57.32   69.28     7.60   23.12
Central Co-operative Bank           8.84     14.24    15.47   0.51    0.40      0.99   195.20   72.59    22.94    4.48
Citizens First Financial Corp.      9.74     15.49    16.10   0.22    0.61      0.46    61.34   63.52    20.95   15.54
Cooperative Bankshares, Inc.        7.92     14.04    14.55   0.00    0.86      0.35    32.97   81.04    12.26    6.71
FFLC Bancorp, Inc.                 10.60     18.15    19.00   0.14    0.19      0.60   266.67   74.94    18.37    6.69
First Federal Bancshares           11.69     22.12    22.33   0.23    0.90      0.17    14.02   84.50     7.32    8.18
First Mutual Bancorp, Inc.         11.83     19.96    20.63   0.12    0.34      0.50   115.35   60.76    19.59   19.65
FLAG Financial Corporation          7.94     11.07    12.32   1.51    1.61      1.23    53.23   40.34    42.13   17.53
Harbor Federal Bancorp, Inc.       10.01     20.96    21.59   1.00    0.69      0.35    33.35   78.84    17.51    3.64
Kankakee Bancorp, Inc.              6.80     12.52    13.55   0.33    0.97      0.99    61.91   63.74    14.90   21.37
Monterey Bay Bancorp, Inc.          6.61     12.37    13.21   1.17    0.68      1.11    88.55   62.88    34.97    2.15
OHSL Financial Corp.                8.44     17.33    17.77   0.06    0.11      0.33   198.92   63.33    30.71    5.96
Teche Holding Co.                  12.76     23.63    24.88   0.20    0.18      1.01   460.90   87.27     4.86    7.88
Western Ohio Financial Corp.       11.10     21.51    22.50   1.67    1.13      1.34    75.02   79.00    13.37    7.63


Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                          III. MARKET VALUE ADJUSTMENTS

         This concluding chapter of the appraisal identifies certain additional adjustments to the Bank's estimated pro forma market value relative to the Comparative Group of publicly traded thrift institutions selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current market conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include eligible deposit account holders with subscription rights and unrelated parties who may purchase stock in a community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of First Federal Florida relative to other publicly traded thrift institutions and relative to alternative investments.

         In determining the aggregate pro forma market value of First Federal Florida pursuant to its Reorganization, we have concluded that the Bank would be valued based on a fully converted basis. Our appraised value is predicated on a continuation of the current operating environment for the Bank and thrift institutions in general. Changes in First Federal Florida's operating performance along with changes in the local and national economy, the stock market, the interest rate outlook, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the pro forma value of the Bank or thrift stocks in general. Therefore, the pro forma valuation range provided herein is subject to a more current re-evaluation prior to the actual completion of the Reorganization.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

                     (1)    Earnings Prospects
                     (2)    Market Area
                     (3)    Management
                     (4)    Dividend Policy
                     (5)    Liquidity of the Issue
                     (6)    Subscription Interest
                     (7)    Stock Market Conditions
                     (8)    Recent Acquisition Activity
                     (9)    New Issue Discount
                    (10)    MHC Structure


Earnings Prospects
------------------

         Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Bank's core earnings profitability in recent years has been restrained by a comparatively low net interest margin and above-average operating expense ratio. The Bank's net interest margin continues to be impacted by a lower yielding asset portfolio in contrast to the Comparative Group. Historically, prior management of the Bank employed a very conservative portfolio strategy that emphasized conventional, fixed-rate residential mortgages and a high volume of investment securities. The Bank has pursued balance sheet strategies in recent years to increase and diversify the loan concentration to include higher yielding loans. In addition, the Bank has attempted to generate increased revenue through more refined, cost-reflective pricing of products and services.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         As the Bank seeks to generate growth to spur earnings momentum, operating expenses and funding requirements become pivotal factors.
Notwithstanding the recent sale of branches, the Bank's operating expenses remain above industry norms as the Bank's diversification efforts have given cause for additional personnel, technological, and service capability costs. While the Bank is laying the groundwork to enhance its future competitive position, its profitability is not likely to show marked improvement in the current interest rate environment because of increased pressure on operating margins. Also, the changeover to a stock company will add various other operating expenses. In addition, the Bank's funding requirements face pressure in the form of continued intense competition for retail deposits from other financial institutions in its market area and alternative investments. Based on the Bank's recent earnings trends relative to the Comparative Group's results, we believe that a slight downward valuation adjustment is warranted for this factor.

Market Area
-----------

         The members of the Comparative Group were primarily selected from the Southeast and Midwest regions of the country. Most of the Comparative Group companies are based in moderate-sized cities in or around major metropolitan areas. The Bank's primary market area is situated between the Tampa and Orlando markets and has begun to experience solid economic growth as a distribution hub with an affordable labor pool. While the local market area has exhibited strong population growth, its growth prospects and income levels generally remain below statewide levels. We do not believe that, on the whole, the market area conditions of the Comparative Group are conspicuously different from those facing the Bank. Accordingly, we believe that no adjustment is warranted for market area considerations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Management
----------

         Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Bank competes in an increasingly competitive financial services environment. The Bank has assembled a management team aimed at effectively implementing diversification and expansion operating strategies to improve historically moderate earnings levels, and appears to be making sound progress toward achieving these objectives. Policies and procedures have been developed to guide the Bank's broadened lending endeavors. Accordingly, we have assumed that the Bank has sufficient managerial resources in place to continue implementation of its goals and objectives. Therefore, we believe that no additional adjustment is warranted for this factor.

Dividend Policy
---------------

         The Stock Company intends to establish a policy to pay cash dividends after the Reorganization. The initial annual amount of the dividends is as yet undetermined. The Stock Company's dividend distribution will take into account its financial condition, operating results, tax considerations, industry standards, economic conditions, regulatory restrictions, and other factors. All but two members of the fifteen companies in the Comparative Group currently pay regular dividends. Furthermore, payment of cash dividends has become commonplace among publicly owned thrifts with relatively high capital levels. It is reasonable to believe that investors will anticipate dividend payments following the Reorganization given the expected profitability and capitalization of the consolidated Stock Company. As result, we do not believe that an adjustment is warranted for this factor.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


Liquidity of the Issue
----------------------

         Following the completion of the Reorganization, the Stock Company anticipates that its common stock will be traded on the National Market of Nasdaq. While an active and liquid market for the common stock may not develop or be maintained, the pro forma market capitalization and its adequate financial condition provide convincing evidence that the Stock Company will receive approval for listing on Nasdaq. The liquidity of thrift common stocks, as with all securities, has a significant impact on their relative market valuations. Of the fifteen members of the Comparative Group, twelve are listed on Nasdaq and three are traded on the American Stock Exchange. The MHC structure will result in a reduced amount of stock available for trading, but the pro forma market capitalization indicates the existence of a significant base of publicly held shares. Given the regular trading activity exhibited by the Comparative Group and operating similarities of the Comparative Group members with respect to the Bank, we believe that no adjustment should be accorded for possible lack of liquidity.


Subscription Interest
---------------------

         In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest and this speculative fervor continued through the first half of 1998. Contributing to this huge demand is the growing scarcity factor of mutual candidates for thrift stock conversions and the favorable after-market performance experienced by many of these issues. Conversion activity continued at a brisk pace through the first half of 1998 on the heels of a record-setting stock market. However, the recent market correction in the late summer of 1998 noticeably affected the after-market performance of thrift conversions and subscription totals have not overwhelmingly exceeded offering valuation ranges as was once commonplace.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         Notwithstanding the demand for thrift stocks in initial offerings, a strong subscription does not always indicate that the valuation range should be increased or the offering should be priced in the upper end of the valuation range. Many conversion investors routinely do not purchase stock in the after-market, particularly at higher trading prices or involving stock issues with limited liquidity. As such, absent actual results of the Bank's Subscription Offering, we do not believe any adjustment is warranted at this time.

Stock Market Conditions
-----------------------

         Table 18 graphically displays the performance of the SNL All Public Thrift Index as compared to the Standard & Poor's 500 ("S&P 500") Stock Index and SNL All MHC Thrift Index over the past two years. Table 19 provides a similar graph with the various indexes all benchmarked at 100 as of year-end 1996. The All Public Thrift Index substantially outperformed the S&P 500 through April 1998, advancing by 82.4% from year-end 1996 as compared to the broader market index appreciating 50.1%. The All MHC Thrift Index produced an exceptionally strong performance, increasing by 133.8% from December 1996 to April 1998. Many investors determined that the valuation discounts being accorded to MHCs in the prevailing market cycles were excessive in comparison to fully converted thrifts and bid up MHC prices in anticipation of favorable exchange ratios in second-stage conversions.

           Since April 1998, thrift stocks underperformed the overall market with the All Public Thrift Index declining 26.2% through December 14, 1998, while the All MHC Thrift Index fared much poorly, decreasing by 36.6%. In comparison, the S&P 500 Index evidenced less volatility and was up 2.6% from month-end April 1998. The stock market indexes collectively reached a trough in August 1998 and regained firmer standing in the subsequent months.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 18
                        Comparative Stock Market Indexes
             Actual Month-end Index Data Trhough December 14, 1998


                                [OBJECT OMITTED]

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 19
                      Comparative Stock Market Performance
                          Indexed to Year-end 1996=100


                                [OBJECT OMITTED]

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



         Table 20 graphically depicts selected interest rates over the past three years. Interest rates turned upward through the first half of 1997, responding to concerns about inflationary pressures. Since that point, interest rates have trended downward with the FNMA Fixed Mortgage Rate Yield falling below 7.00% and the one-year U.S. Treasury once again falling below 5.00% for the first time since the first quarter of 1996. Speculation is growing that rates will continue to drop over the near term as the Federal Reserve considers lowering rates in response to the turmoil affecting most international markets, including Asia, Russia, and Latin America.

         The uncertainty facing most of the world's financial markets led to the Dow Jones Industrial Index slipping since crossing the 9300 barrier in the first half of 1998. The adjustment in stock valuations has hit all segments of the economy, but especially bank and thrift stocks with stocks of major money-center banks feeling the effects of the problems that continue regarding Japanese banks. While the fundamentals of the U.S economy remain relatively strong as evidenced by low unemployment, low interest rates and strong corporate earnings, but are counterbalanced by problems facing economies in other parts of the world and the quandary facing the current Presidential administration, many investors believe the U.S. markets are headed for continued periods of uncertainty and wide fluctuations. Concern about the direction of the economy and the level of profit growth has kept the market's recent focus on large, mature, high-quality growth companies. Thus, while the more conspicuous, broader market indexes have rebounded firmly, many individual stocks and specific industry sectors have experienced sluggish performance.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 20
                       Selected Interest Rate Benchmarks
                              Month-end Indicators


                                [OBJECT OMITTED]

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



Recent Acquisition Activity
---------------------------

         Acquisition speculation is one factor impacting the prices of thrifts in the current marketplace. Table 21 summarizes recent acquisition activity involving thrifts and banks based in Florida. Overall acquisition premiums for Florida institutions have been similar to the ratios reported nationwide. During 1998 year-to-date, there were 24 publicly announced acquisitions involving Florida banks and thrifts. The largest acquisition announced during 1998 was the purchase of First Palm Beach Bancorp, a $1.8 billion-asset thrift, by Republic Security Financial Corp. Both of these institutions are based in West Palm Beach. The most prominent acquisition over the past two years was the purchase of Barnett Banks, a $44.0 billion-asset bank headquartered in Jacksonville, by NationsBank.

         The state's financial institution marketplace is dominated by a large number of out-of-state banks and thrifts. In fact, among the top ten institutions based on deposit totals, none were headquartered in Florida. BankAmerica (successor to NationsBank), First Union, and SunTrust continue as the largest banks in Florida and controlled over half of the statewide deposit market. Industry consolidation has proceeded to absorb many financial institutions within the state, but various de novo institutions have been established in targeted growth markets. Only six publicly traded thrifts currently exist in Florida, and five are them are over $1 billion in assets including three over $3 billion (BankAtlantic Bancorp, BankUnited Financial Corp., and Ocwen Financial Corp.). We believe that while acquisition premiums are not a significant factor to consider in determining the Bank's estimated pro forma market value, such speculative behavior may be reflected to some degree in the general trading valuation levels of thrift stocks.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 21
              Acquisition Summary of Florida Financial Institutions
                 Transactions Announced During 1998 Year-to-Date

                                                        Seller's Prior Financial Data                           Offer Value to
                                                        --------------------------------                     -----------------------
                                                         Total  TanEq./  YTD     YTD                   Offer   Book Tang. LTM  Total
                          B/T                      B/T  Assets  Assets  ROAA    ROAE      Date  Status Value  Value  Book EPS Assets
         Buyer        St. (1)        Seller        (1)  ($M)     (%)    (%)     (%)      Anncd.  (2)   ($M)    (%)   (%)   (x)  (%)
         -----        --- ---        ------        ---  ----     ---    ---     ---      ------  ---   ----    ---   ---   ---  ---

Overall Average                                          206     8.86   0.86    8.85       --    --    50.0  291.3 291.8  28.4 25.62
Bank Seller Average                                      144     9.48   1.07   11.28       --    --    43.2  304.5 304.9  27.3 28.15
Thrift Seller Average                                    515     5.74  (0.16)  (3.29)      --    --    82.8  228.4 229.7  38.3 13.61

Fifth Third Bancorp   OH   B  South Florida BHC     B     86     9.18   1.80   20.14   10/22/98   P    28.7  342.9 342.9  14.0 33.22
Alabama National      AL   B  Comm. Bank of Naples  B     77     6.22   0.75   11.32   09/21/98   P    15.0  308.5 312.2  57.9 19.42
Republic Security     FL   B  Northside Bank Tampa  B     68    12.76   1.70   12.79   09/14/98   P    19.6  226.7 226.7  16.9 28.93
Union Planters Corp.  TN   B  Ready State Bank      B    581     8.87   1.17   13.32   08/28/98   P   169.0  327.0 328.1  22.7 29.10
Republic Security     FL   B  Newberry Bank         B     37     6.15   0.75   12.16   08/24/98   C     4.8  209.3 209.3  47.5 12.86
FNB Corporation       PA   B  Guaranty B&T          B    142     6.94   0.94   12.54   08/21/98   P    34.3  346.9 346.9  35.1 24.08
SouthTrust Corp.      AL   B  First American Bk IR  B     46    10.29   0.87    8.27   07/06/98   C    11.3  238.4 238.4  30.9 24.54
Warrior Capital       AL   B  Emerald Coast Bcshs   B     66     8.23  (0.30)  (3.15)  06/12/98   P      NA     NA    NA    NA    NA
SunTrust Banks Inc.   GA   B  Citizens Bancorp      B    180    16.24   1.85   11.49   06/04/98   C    49.6  170.0 170.0  15.6 27.61
Republic Security     FL   B  First Palm Beach Bcp  T  1,791     6.40   0.49    7.61   05/28/98   C   299.1  237.9 243.1  30.8 16.70
Colonial BancGroup    AL   B  Prime Bk of Cent Fla  B     68     9.38   1.10   11.49   05/22/98   C    18.0  279.1 281.3  25.9 26.36
First TeleBanc Corp.  FL   B  Boca Raton First NB   B     16     9.90  (1.55) (16.04)  05/06/98   P     4.6  286.0 286.0    NA 28.31
Republic Bancshares   FL   B  Lochaven FS&LA        T     58     4.82  (1.43) (25.60)  04/22/98   C     5.8  206.8 206.8    NA  9.96
FNB Corporation       PA   B  Citizens Hldg Corp    B    117    10.26   1.03    9.73   04/06/98   C    38.8  323.4 323.4  35.1 33.20
Colonial BancGroup    AL   B  CNB Holding Co.       B     88     8.71   1.66   18.89   03/27/98   C    28.5  373.4 373.4  20.4 32.51
Republic Security     FL   B  UniFirst FSB          T    142     5.65   0.08    1.40   03/26/98   C    13.5  168.2 168.2  45.8  9.50
SouthTrust Corp.      AL   B  Marine Bank           B     58    12.53   1.76   14.13   03/25/98   C    20.9  285.1 285.1  21.3 35.73
Regions Financial     AL   B  Village Bankshares    B    191     6.78   1.10   16.41   03/24/98   C    55.4  427.8 427.8  31.5 29.03
Alabama National      AL   B  Public Bank Corp.     B     49     9.41   1.73   18.23   03/05/98   C    14.9  325.1 325.1  18.4 30.17
Union Planters Corp.  TN   B  Transflorida Bank     B    316    12.95   1.93   15.40   03/04/98   C   101.4  247.8 247.8  17.4 32.09
SouthTrust Corp.      AL   B  American Banks of FL  B    547     7.86   0.66    8.90   02/19/98   C   163.0  379.5 379.5    NA 29.81
Republic Bancshares   FL   B  Bankers Savings Bank  T     69     6.07   0.21    3.43   02/10/98   C    12.6  300.9 300.9    NA 18.26
FNB Corporation       PA   B  Seminole Bank         B     84    10.22   1.28   12.59   02/02/98   C    28.5  333.5 333.5  29.9 34.09
Florida Banks         FL   B  First NB of Tampa     B     58     6.71   1.12   17.02   01/23/98   C    13.8  354.9 354.9  22.7 23.80

(1)  B=bank; T=thrift.
(2)  P=pending; C=completed.

Source:  SNL Securities

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



New Issue Discount
------------------

         A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions. The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 22 presents a summary of publicly traded thrifts that have completed standard full conversions and MHC stock offerings thus far in 1998. The recent after-market performance of thrift conversions has become much more subdued, with issues moving up only modestly from initial offering prices. As prior conversion valuations increased to reflect the cyclical strength of thrift stock performance, it appears that the current market may have reached its tolerance for historically high valuations accompanied by the prospect of companies generating lackluster returns on equity.

         The average pro forma price/book ratio for the 30 standard conversions completed thus far in 1998 was 73.8% with an average price/earnings ratio of 16.8x. However, since the recent market correction, the last seven thrift conversions averaged a pro forma price/book ratio of 65.3% and a price/earnings ratio of 15.1x. Additionally, these offerings experienced modest price appreciation in after-market trading. As of December 14, 1998, four of the last eight standard conversions remained at or below their initial offering prices. The after-market price performance of MHC stock offerings has been even more unfavorable. The past five MHC stock offerings all closed at prices as of December 14, 1998 below their initial offering prices and were down on average by 7.4%.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 22
              Summary of Recent Publicly Traded Thrift Conversions

                                                                                                                       After-Market
                                                           Pre-Conversion            Pro Forma Ratios                  Price Change
                                                         ----------------          ---------------------           -----------------
                                                          Total  Tan.Eq./  Gross   Price/ Price/  Price/  IPO       One   Through
                                                         Assets   Assets  Proceeds  Book  EPS(1) Assets  Price      Week  12/14/98
                 Company         Exchange State IPO Date ($mil.)      (%)  ($mil.)  (%)    (x)     (%)    ($)       (%)       (%)
-----------------------------------------------------------------------------------------------------------------------------------
Full Conversion Average                                     369     9.95   78.7     73.8   16.8    16.5     NA      36.6      21.6
-----------------------------------------------------------------------------------------------------------------------------------
Full Conversion Offerings
-------------------------
Seacoast Financial Services Corp. NASDAQ     MA 11/20/98  1,107     8.87  140.0     52.6     NA    11.2  10.00       0.6       0.0
Northfield Bancorp, Inc.          OTC        MD 11/12/98     39     7.92    4.8     69.3    9.4    10.9  10.00       2.5       2.5
First Niles Financial Inc.        NASDAQ     OH 10/27/98     72    16.41   17.5     62.7   23.9    19.5  10.00       8.8       5.6
CNY Financial Corp.               NASDAQ     NY 10/06/98    234    13.15   52.5     69.9   47.2    18.3  10.00      (4.4)     (5.3)
IBL Bancorp Inc.                  OTC        LA 10/01/98     22     7.24    2.1     68.0   10.6     8.6  10.00        NA        NA
Farnsworth Bancorp Inc.           OTC        NJ 09/30/98     39     5.75    3.8     72.5   12.9     8.9  10.00       8.7       6.2
CGB&L Financial Group, Inc.       OTC        IL 09/23/98      7    14.22    1.0     61.8   18.9    12.5  10.00       0.0       0.0
CFS Bancorp Inc.                  NASDAQ     IN 07/24/98    746     8.80  178.5     71.7   18.2    19.3  10.00      10.6      (2.5)
Carnegie Financial Corporation    OTC        PA 07/13/98     17     6.91    2.4     79.2     NA    12.5  10.00      15.0     (10.0)
United Community Financial Corp.  NASDAQ     OH 07/09/98  1,045    13.53  334.7     77.8   14.1    24.3  10.00      50.0      35.0
PCB Holding Company               OTC        IN 07/02/98     22     9.51    4.0     71.0   17.6    15.3  10.00      21.2       3.7
Hudson River Bancorp Inc.         NASDAQ     NY 07/01/98    665    10.13  173.3     80.1   22.3    20.7  10.00      33.8       9.4
Anson Bancorp, Inc.               OTC        NC 06/22/98     20    19.04    5.9     65.3   21.9    22.4  10.00      22.5       0.0
Columbia Financial of Kentucky    NASDAQ     KY 04/15/98    104    12.59   26.7     74.5   19.6    20.4  10.00      57.5      23.8
Adirondack Fin'l Services Bancorp OTC        NY 04/07/98     61     5.38    6.6     77.0     NA     9.8  10.00      20.0      41.2
EFC Bancorp, Inc.                 AMSE       IL 04/07/98    316     9.92   69.4     76.6   13.5    18.0  10.00      48.8      19.4
Quitman Bancorp, Inc.             OTC        GA 04/07/98     39     7.55    6.6     78.7   14.6    14.4  10.00      38.7      10.0
Northeast Pennsylvania Fin'l Corp.AMSE       PA 04/01/98    369     7.73   59.5     75.4   18.7    13.9  10.00      53.1      10.0
Bay State Bancorp, Inc.           AMSE       MA 03/30/98    233     8.19   46.9     78.6   20.9    16.8  20.00      49.4      24.4
Home Loan Financial Corp.         NASDAQ     OH 03/26/98     60    17.16   22.5     75.9   17.0    27.1  10.00      58.8      40.0
Cavalry Bancorp, Inc.             NASDAQ     TN 03/17/98    276    10.69   75.4     79.8   14.3    21.5  10.00     133.8     110.0
Independence Commty. Bank Corp.   NASDAQ     NY 03/17/98  3,733     6.77  704.1     77.2   17.9    15.9  10.00      76.9      51.3
SFSB Holding Company              OTC        PA 02/27/98     38     9.20    7.3     76.0     NA    16.1  10.00      31.2      10.0
Richmond County Financial Corp.   NASDAQ     NY 02/18/98    993    10.15  244.7     79.6   14.0    19.8  10.00      59.4      66.3
HopFed Bancorp, Inc.              NASDAQ     KY 02/09/98    202     9.02   40.3     75.4   12.4    16.6  10.00      60.0      60.0
Timberland Bancorp, Inc.          NASDAQ     WA 01/13/98    206    11.57   66.1     81.6   10.5    24.3  10.00      61.9      19.4
Mystic Financial, Inc.            NASDAQ     MA 01/09/98    150     7.98   27.1     77.8   17.5    15.3  10.00      50.6      23.8
Wyman Park Bancorporation, Inc.   OTC        MD 01/07/98     62     7.63   10.1     76.7   23.3    14.0  10.00      31.2      20.0
Delaware First Financial Corp.    OTC        DE 01/05/98    113     5.41   11.6     73.6   20.6     9.3  10.00      21.5      41.2
United Tennessee Bankshares, Inc. NASDAQ     TN 01/05/98     64    10.08   14.5     78.4   16.1    18.5  10.00      40.0      10.0


(1)  Price/earnings   ratios   greater  than  25  are   excluded   from  average
     computations.

              Summary of Recent Publicly Traded Thrift Conversions

                                                                                                                      After-Market
                                                        Pre-Conversion                Pro Forma Ratios                Price Change
                                                       ----------------            --------------------------       ----------------
                                                        Total  Tan.Eq./  Gross    Price/    Price/     Price/  IPO   One    Through
                                                       Assets  Assets   Proceeds   Book       EPS     Assets  Price  Week   12/14/98
        Company              Exchange  State IPO Date ($mil.)     (%)  ($mil.)     (%)       (x)        (%)    ($)   (%)     (%)
        -------              --------  ----- -------- -------- ------  -------    ------    -----    -------  ----- -----   --------
------------------------------------------------------------------------------------------------------------------------------------
MHC Offering Average                                      329   11.78      39.5   116.1      24.6       21.7     NA  32.8       7.7
------------------------------------------------------------------------------------------------------------------------------------

MHC Stock Offerings
-------------------
Service Bancorp Inc.          OTC        MA   10/08/98    131    7.54       8.0   104.0      12.2       12.4  10.00 (20.0)     (5.0)
Sound Federal Bancorp         NASDAQ     NY   10/08/98    255   12.52      23.0   100.0      15.6       18.7  10.00 (11.3)     (5.0)
West Essex Bancorp Inc.       NASDAQ     NJ   10/05/98    299    9.79      17.7    95.4      40.2       13.4  10.00  (7.5)     (0.6)
BCSB Bankcorp, Inc.           NASDAQ     MD   07/08/98    252    9.48      22.9   142.2      26.1       22.6  10.00  26.3     (15.0)
Liberty Bancorp, Inc.         NASDAQ     NJ   07/01/98    217    7.61      18.3   121.7      20.4       16.7  10.00  16.3     (11.3)
Niagara Bancorp, Inc.         NASDAQ     NY   04/20/98  1,176   10.77     135.0   122.1      20.7       23.0  10.00  68.1       6.3
Gaston Federal Bancorp, Inc.  NASDAQ     NC   04/13/98    173   12.03      21.1   116.8      24.5       23.5  10.00  70.0      48.1
Mid-Southern S.B., FSB        OTC        IN   04/09/98     56   12.92       4.0   135.3      19.5       24.1  10.00  72.5      33.1
Brookline Bancorp, Inc.       NASDAQ     MA   03/25/98    667   17.08     136.7   122.4      19.4       36.8  10.00  63.8      11.3
Marquette Savings Bank        OTC        WI   01/22/98     67   18.05       8.5   100.6      47.4       25.8   8.00  50.0      15.6


Source:  SNL Securities

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



In the after-market, full conversions had been trading upward to and above 90%, but more recently have found resistance in the 70% to 80% range. To price a new offering at 90% of pro forma book value, because of the mathematics of the calculation, would require very large increases in valuations and produce very marginal returns on equity. This would likely produce price declines in the after-market. Accordingly, thrift conversions continue to be priced at discounts relative to more seasoned publicly traded companies. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet profitably in a flat yield curve environment.

         Investors are aware that at initial pro forma price/book ratios approaching the current trading range of a majority of public thrifts, price/earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Based upon the price/book ratio measure, standard thrift conversions are being discounted by 40% to 50% relative to the trading market.


MHC Structure
-------------

         Market evidence indicates that minority ownership interests are discounted to majority ownership interests, which convey the ability to effect changes, influence business policies, and transfer control. In the thrift MHC ownership structure, public shareholders hold an aggregate minority ownership interest that is subordinate to the MHC. However, the governing board of the MHC is quite often similar to that managing the subsidiary bank. Furthermore, the public shareholders in a fully converted thrift offering also assume a minority ownership role since there are limitations on the purchase and accumulation of stock interests.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         The most significant impediment that the MHC poses is the ability to avert a sale of control by acquisition. Until recent periods, the trading activity of other publicly held MHCs indicated that this inability to be acquired suppressed the comparative market valuation of MHCs versus fully converted thrift stock issues. However, the anticipation of second-stage conversion announcements, the strong advancements posted by MHCs in general, and a growing cadre of research analysts advancing the investment attributes of MHC from prior trading levels combined to propel MHC stock price performance in 1997 through the first half of 1998. In recent months, weakness in the financial sector drove MHC stock prices downward as bank and thrift stock investors became more selective.

         Table 23 provides estimated fully converted valuation ratios for current MHC thrifts, based upon a hypothetical second-stage conversion of each company at common assumptions regarding the amount of capital raised and re-invested. On a fully converted basis, we have determined that the MHC thrifts are trading at comparable price/earnings ratios to the overall public thrift stock norm, but at discounts on a price/book basis. This discount is not so much a qualitative abstraction but rather a recognition that the resulting high pro forma capital ratios have a restraining impact on the price/book measure.

         MHCs also have been typically characterized by reduced liquidity from the full conversion valuations and higher dividend expectations. However, because of the increased market valuations of thrift stocks in general and the relatively low yields being earned on the increased thrift stock prices, these characteristics are less important today than in prior periods. Furthermore, given the size of the Bank's expected Stock Offering and its trading market, the issue of liquidity does not loom pivotal. Many MHCs have completed full second-

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 23
           Estimated Fully Converted Valuation Ratios for MHC Thrifts


                                                     Market        MHC       Total          Adj.      Adj.      Price/     Price/
                                                      Price       Owner-     Market         Book      LTM        Adj.       Adj.
                                                   12/14/98       ship       Value         Value      EPS        Book       EPS
              Company                State            ($)          (%)        ($M)          ($)       ($)         (%)       (x)
              -------                -----            ---          ---        ----          ---       ---         ---       ---
Average                                                                                                          85.4       16.4
Median                                                                                                           83.6       15.4

Alliance Bank                          PA             12.19        80.1        39.9        17.41      0.94       70.0       13.0
BCSB Bankcorp, Inc.                    MD              8.50        37.4        52.0           NA        NA         NA         NA
Brookline Bancorp, Inc.                MA             11.13        53.0       323.7        14.55      0.92       76.4       12.1
Community Savings Bankshares           FL             22.25        51.3       113.6        26.67      1.32       83.4       16.8
Fidelity Bankshares Inc.               FL             23.00        52.1       156.5        23.45      1.64       98.1       14.0
Finger Lakes Financial Corp.           NY             11.50        66.9        41.1        12.72      0.49       90.4       23.4
First FSB of Siouxland                 IA             25.00        53.6        71.1        26.38      1.68       94.8       14.9
Gaston Federal Bancorp, Inc.           NC             14.81        53.0        66.6        15.82      0.66       93.6       22.3
Harris Financial, Inc.                 PA             13.75        75.0       467.4        14.31      0.90       96.1       15.2
Jacksonville Savings Bank              IL             12.75        54.4        24.3        15.21      0.75       83.8       17.1
Leeds Federal Bankshares, Inc.         MD             13.88        63.5        72.1        16.92      1.02       82.0       13.6
Liberty Bancorp, Inc.                  NJ              8.88        53.0        34.6        12.70      0.60       69.9       14.7
Niagara Bancorp, Inc.                  NY             10.63        53.3       316.2        13.49      0.72       78.7       14.8
Northwest Bancorp, Inc.                PA              9.88        69.1       462.8        10.44      0.69       94.6       14.4
Pathfinder Bancorp, Inc.               NY              9.63        56.7        26.3        12.97      0.50       74.2       19.2
People's Bank                          CT             27.25        56.8     1,748.0        26.32      2.23      103.5       12.2
PHS Bancorp, Inc.                      PA             13.88        55.0        38.3        17.01      0.74       81.6       18.7
Pulaski Savings Bank                   NJ             10.38        53.0        21.9        15.29      0.66       67.9       15.6
Skibo Financial Corp.                  PA              8.50        55.0        29.3        11.07      0.44       76.8       19.3
Sound Federal Bancorp                  NY              9.50        44.1        49.5           NA        NA         NA         NA
Wayne Savings Bancshares, Inc.         OH             19.13        51.7        47.6        18.26      1.03      104.7       18.6
Webster City FSB                       IA             15.75        54.4        33.3        18.01      0.93       87.4       16.9
West Essex Bancorp Inc.                NJ              9.94          NA        18.4           NA        NA         NA         NA


Source:  SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



stage conversions within a relatively short time frame and there are no special regulations prohibiting the Bank from electing this course at some future time. Based on these overall considerations, we do not believe that a specific adjustment is warranted.


Adjustments Conclusion
----------------------

         The Bank's pro forma valuation should be discounted relative to the Comparative Group because of earnings prospects and the new issue discount. Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are often priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums.


Valuation Approach
------------------

         Table 24 displays the market price and valuation data of the Comparative Group as of December 14, 1998, along with average valuation data for the nationwide and Florida public thrift aggregates, and compares the Bank on a pro forma fully converted basis with the various peer groups. Table 25 presents the relative magnitudes of discount and premiums to the aggregate groups. Table 26 compares the Bank's pro forma valuation ratios, based upon an MHC stock offering of 47% to minority shareholders, with valuation ratios for all public MHC thrifts. Exhibit IV displays the pro forma assumptions and calculations utilized in analyzing the Bank's valuation ratios.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


         Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of earnings prospects and price/book comparisons. Utilizing a discount of approximately 48% to the corresponding Comparative Group average, the Bank's resulting pro forma price/book ratio at the midpoint valuation of $43.5 million is 59.4%, producing a price/book valuation ratio of 63.4% at the range maximum and 67.3% at the adjusted maximum. The Bank's pro forma price/book ratio of 63.4% at the maximum represents a 45% discount to the Comparative Group's average. The Florida thrift aggregate contains six companies, which are trading below industry norms on a price/book basis either due to excessive capital or, in the case of the larger companies, lackluster profitability. The average price/book ratio for all Florida thrifts was 107.6%.

         The price/earnings ratio is an important valuation ratio in the current thrift stock environment and was a central focus in deriving our estimate of the Bank's pro forma market value. Based on the Bank's LTM earnings and the net conversion-related returns and adjustments, the Bank is valued at a midpoint price/earnings ratio of 13.6x and a maximum price/earnings ratio of 15.2x. These pro forma ratios represent discounts of 19% and 9%, respectively, to the Comparative Group average of 16.7x. Applying the Bank's lower core earnings base of $1.8 million, the pro forma price/earnings ratio at the midpoint is 17.1x and increases to 18.9x and 20.8x at the maximum and adjusted maximum valuations, respectively. Because of the Bank's low core earnings profitability, its resulting price/core earnings ratios are skewed above the Comparative Group's average. Among the Comparative Group companies reporting correspondingly low core earnings profitability, they similarly

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



experienced higher price/core earnings ratios with Cooperative Bankshares at 21.0x and Citizens First Financial Corp. at 23.6x.

         Table 26 presents the Bank's pro forma valuation ratios based upon an MHC stock offering with 47% of the stock being sold to the public and the MHC retaining a 53% majority interest. The corresponding valuation ratios are displayed also for all MHC thrifts. Valuation ratios for MHC thrifts are generally higher due to the fact that less proportionate capital has been raised, but with the majority-owned shares still being valued in the market. Thus, because of the differing public ownership concentrations, such valuation ratios are not very meaningful for comparative purposes between MHC thrifts or with other public thrifts.


Valuation Conclusion
--------------------

         It is our opinion that, as of December 14, 1998, the aggregate estimated pro forma market value of the Bank was within the valuation range of $36,975,000 to $50,025,000 with a midpoint of $43,500,000. The valuation range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the maximum. Assuming an additional 15% increase above the maximum results in an adjusted maximum valuation of $57,528,750. The Board of Directors of the Bank has determined to offer for sale in the Reorganization a minority ownership interest equal to 47% of all the common stock to be issued and outstanding. Therefore, the aggregate value of common stock to be sold in the Reorganization will be equal to $17,378,250 at the minimum valuation, $20,445,000 at the midpoint valuation, $23,511,750 at the maximum valuation, and $27,038,513 at the adjusted maximum.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 24
             Comparative Valuation Analysis - Full Conversion Basis
                 First Federal Florida and the Comparative Group
                    Market Price Data as of December 14, 1998

---------------------------------------------------------------------------------------------------------------------------------
                                        Current    Total      Price/ Price/  Price/  Price/      Price/     Tang.      Current
                                         Stock     Market      LTM    Core    Book   Tang.       Total     Equity/     Dividend
                                         Price      Value     EPS(1) EPS(1)   Value   Book       Assets     Assets       Yield
               Company                    ($)       ($M)       (x)    (x)      (%)    (%)          (%)       (%)         (%)
---------------------------------------------------------------------------------------------------------------------------------
First Federal Florida - Full Conversion
   Pro Forma Minimum                     10.00       37.0     11.9    15.1    54.8    54.8        8.21      14.99        0.00
   Pro Forma Midpoint                    10.00       43.5     13.6    17.1    59.4    59.4        9.54      16.05        0.00
   Pro Forma Maximum                     10.00       50.0     15.2    18.9    63.4    63.4       10.83      17.08        0.00
   Pro Forma Adj. Maximum                10.00       57.5     16.9    20.8    67.3    67.3       12.28      18.24        0.00

Comparative Group Average                   --       50.2      16.7   16.9   115.3   120.6       13.31      11.20        2.12
All Public Thrift Average                   --      227.8      15.5   15.3   127.4   134.2       15.28      12.68        2.07
Florida Thrift Average                      --      234.2      17.5   13.6   107.6   117.4       12.49      10.26        1.00

Comparative Group
Acadiana Bancshares, Inc.                17.13       38.9      14.5   14.3    98.9    98.9       13.49      13.65        2.57
Ameriana Bancorp                         19.94       63.6      17.5   17.3   141.3   147.9       16.04      10.89        3.31
Central Co-operative Bank                17.94       35.3      12.0   15.0    93.9   102.8        9.33       9.16        1.78
Citizens First Financial Corp.           16.50       37.8      19.6   23.6   104.5   104.5       13.82      13.23        0.00
Cooperative Bankshares, Inc.             15.50       47.2      21.0   21.0   151.5   151.5       12.11       8.00        0.00
FFLC Bancorp, Inc.                       16.25       59.9      14.8   14.8   113.6   113.6       14.22      12.51        2.22
First Federal Bancshares                 20.13       92.1      16.0   16.0   114.2   114.2       15.64      13.69        1.39
First Mutual Bancorp, Inc.               17.88       63.1      36.5   41.6   112.6   143.6       16.99      12.24        1.79
FLAG Financial Corporation               12.13       62.8      22.5   17.3   158.5   158.5       13.85       8.75        1.98
Harbor Federal Bancorp, Inc.             20.00       37.3      19.6   19.6   125.9   125.9       16.08      12.78        2.60
Kankakee Bancorp, Inc.                   26.25       35.9      14.3   14.4    90.4   105.4        8.90       8.56        1.83
Monterey Bay Bancorp, Inc.               14.44       51.0      46.6   42.5   113.4   124.0       11.74       8.95        0.83
OHSL Financial Corp.                     14.00       34.9      16.5   16.5   125.9   125.9       13.84      10.77        3.57
Teche Holding Co.                        15.00       46.4      12.8   13.2    88.4    88.4       11.36      12.85        3.33
Western Ohio Financial Corp.             21.75       46.8     120.8  241.7    96.5   103.2       12.29      12.01        4.60

---------------------------------------------------------------------------------------------------------------------------------

(1)  Price/earnings   ratios   greater  than  25.0  are  excluded  from  average
     compuations.

Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 25
                    Comparative Discount and Premium Analysis
                    Market Price Data as of December 14, 1998

                                                                             Relative Premiums (Discounts)
                                                                      --------------------------------------------
                                                      First               Comp.          All          All
          Valuation                                  Federal              Group         Public      Florida
          Ratio                       Symbol         Florida             Average      Thrifts(1)    Thrifts(2)
          -----                       ------         -------             -------      ----------    ----------
                                                                      --------------------------------------------
Price / LTM EPS (3)                     P/E                                 16.7           15.5           17.5
                                                                      --------------------------------------------
                                                     -----------
       Adj. Maximum                     (x)             16.9                  1%             9%            -3%
       Maximum                                          15.2                 -9%            -2%           -13%
       Midpoint                                         13.6                -19%           -12%           -22%
       Minimum                                          11.9                -29%           -23%           -32%
                                                     -----------

                                                                      --------------------------------------------
Price / Core EPS (3)                    P/E                                 16.9           15.3           13.6
                                                                      --------------------------------------------
                                                     -----------
       Adj. Maximum                     (x)             20.8                 23%            36%            53%
       Maximum                                          18.9                 12%            24%            39%
       Midpoint                                         17.1                  1%            12%            26%
       Minimum                                          15.1                -11%            -1%            11%
                                                     -----------

                                                                      --------------------------------------------
Price / Book Value                      P/B                                115.3          127.4          107.6
                                                                      --------------------------------------------
                                                     -----------
       Adj. Maximum                     (%)             67.3                -42%           -47%           -37%
       Maximum                                          63.4                -45%           -50%           -41%
       Midpoint                                         59.4                -48%           -53%           -45%
       Minimum                                          54.8                -52%           -57%           -49%
                                                     -----------

                                                                      --------------------------------------------
Price / Tangible Book                   P/B                                120.6          134.2          117.4
                                                                      --------------------------------------------
                                                     -----------
       Adj. Maximum                     (%)             67.3                -44%           -50%           -43%
       Maximum                                          63.4                -47%           -53%           -46%
       Midpoint                                         59.4                -51%           -56%           -49%
       Minimum                                          54.8                -55%           -59%           -53%
                                                     -----------

                                                                      --------------------------------------------
Price / Total Assets                    P/A                                13.31          15.28          12.49
                                                                      --------------------------------------------
                                                     -----------
       Adj. Maximum                     (%)            12.28                 -8%           -20%            -2%
       Maximum                                         10.83                -19%           -29%           -13%
       Midpoint                                         9.54                -28%           -38%           -24%
       Minimum                                          8.21                -38%           -46%           -34%
                                                     -----------

------------------------------------------------------------------------------------------------------------------

(1)  Averages for 315 publicly traded, non-MHC, non-acquiree thrifts nationwide.
(2) Averages for 6 publicly traded, non-MHC, non-acquiree thrifts based in Florida.
(3)  Price/earnings ratios exclude values greater than 25.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 26
                  Comparative Valuation Analysis - MHC Offering
                First Federal Florida and All Public MHC Thrifts
                    Market Price Data as of December 14, 1998

------------------------------------------------------------------------------------------------------------------------------------
                                           Current     Total   Price/     Price/      Price/   Price/  Price/   Tang.   Current
                                             Stock    Market      LTM       Core        Book    Tang.   Total Equity/   Dividend
                                             Price     Value      EPS        EPS       Value     Book  Assets  Assets    Yield
                   Company                      ($)     ($M)      (x)        (x)         (%)      (%)     (%)     (%)     (%)
---------------------------------------------------------------------------------------------------------------------------------
    First Federal Florida - MHC Offering
       Pro Forma Minimum                     10.00     37.0     13.8       17.9        73.7     54.8    8.54   11.59      0.00
       Pro Forma Midpoint                    10.00     43.5     15.9       20.6        82.3     82.3    9.98   12.13      0.00
       Pro Forma Maximum                     10.00     50.0     18.0       23.2        90.1     90.1   11.41   12.67      0.00
       Pro Forma Adj. Maximum                10.00     57.5     20.3       26.1        98.1     98.1   13.03   13.28      0.00

    MHC Thrift Average                          --    185.0     22.5       24.1       150.9    158.5   19.12   12.58      2.25

    All MHC Thrifts
    Alliance Bank                            12.19     39.9     20.0       20.0       131.9    131.9   14.26   10.81      2.95
    BCSB Bankcorp, Inc.                       8.50     52.0       NA         NA          NA       NA      NA    8.00      0.00
    Brookline Bancorp, Inc.                  11.13    323.7       NA         NA       116.3    116.3   38.60   32.89      1.80
    Community Savings Bankshares             22.25    113.6     23.7       23.7       131.6    131.6   14.35   10.69      4.04
    Fidelity Bankshares Inc.                 23.00    156.5     19.8       22.3       171.4    176.1   10.44    5.94      4.35
    Finger Lakes Financial Corp.             11.50     41.1       NA         NA       183.1    183.1   14.91    8.14      2.09
    First FSB of Siouxland                   25.00     71.1     20.2       21.2       164.8    202.8   12.49    6.25      1.92
    Gaston Federal Bancorp, Inc.             14.81     66.6       NA         NA       160.1    160.1   32.02   19.99      1.35
    Harris Financial, Inc.                   13.75    463.4     26.4       32.0       242.9    267.5   19.31    7.26      1.60
    Jacksonville Savings Bank                12.75     24.3     26.0       26.0       135.6    135.6   14.63   10.79      2.35
    Leeds Federal Bankshares, Inc.           13.88     72.1     21.0       21.0       145.3    145.3   23.75   16.36      4.04
    Liberty Bancorp, Inc.                     8.88     34.6       NA         NA       101.3    101.3   13.94   13.76      0.00
    Niagara Bancorp, Inc.                    10.63    316.2       NA         NA       121.3    121.3   22.10   18.23      1.13
    Northwest Bancorp, Inc.                   9.88    467.5     21.5       22.4       208.8    234.6   17.35    7.47      1.62
    Pathfinder Bancorp, Inc.                  9.63     26.3     22.9       28.3       115.7    136.1   13.75   10.10      2.08
    People's Bank                            27.25  1,747.6     16.0       22.7       204.0    243.3   18.17    7.57      3.38
    PHS Bancorp, Inc.                        13.88     38.3     23.1       24.8       130.7    130.7   16.16   12.37      2.02
    Pulaski Savings Bank                     10.38     21.9     22.1       20.8        97.1     97.1   11.43   11.76      3.08
    Skibo Financial Corp.                     8.50     29.3       NA         NA       118.9    118.9   20.37   17.13      3.53
    Sound Federal Bancorp                     9.50     49.5       NA         NA          NA       NA      NA   11.86      0.00
    Wayne Savings Bancshares                 19.13     47.6     27.7       27.7       191.6    191.6   18.29    9.54      3.24
    Webster City FSB                         15.75     33.3     24.6       24.6       145.3    145.3   36.15   24.87      5.08
    West Essex Bancorp Inc.                   9.94     18.4       NA         NA          NA       NA      NA    7.59      0.00

----------------------------------------------------------------------------------------------------------------------------------

    Source:  First Federal Florida; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------




                                       I-1
                                    Exhibit I
                 Background of Feldman Financial Advisors, Inc.


Overview of Firm
----------------

Feldman Financial Advisors provides consulting and advisory services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, evaluating bank management, regulatory analysis, and expert witness testimony and analysis. Our principals have been involved in the stock conversion process since 1982 and have valued more than 350 converting institutions.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their prior firm. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in Washington, D.C.

Background of Principals
------------------------

Trent Feldman is the President of the firm. Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

Peter Williams specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

Michael Green is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies.
Mike holds a BS in Finance and Economics from Rutgers College.

Linda Farrell is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-1
                        Statement of Financial Condition
                        As of September 30, 1997 and 1998
                             (Dollars in Thousands)

                                                                                          September 30,
                                                                               --------------------------------
                                                                                    1998                 1997
                                                                                   ------               ------
Assets
------
Cash and amounts due from depository institutions                               $  1,137             $   3,272
Federal funds sold                                                                 4,080                18,570
Investments available for sale, at fair value                                     42,225                36,761
Investment securities held to maturity, market value                              18,736                37,811
Loans receivable, net                                                            338,610               355,551
Premises and equipment, net                                                        6,845                 7,800
Real estate owned                                                                    493                   167
Federal Home Loan Bank stock, at cost                                              2,864                 2,864
Accrued interest receivable on loans, net                                          1,793                 1,900
Accrued interest receivable on investments                                           605                   793
Income tax receivable                                                                618                    --
Deferred income taxes, net                                                           484                   151
Other assets                                                                         551                 1,125
                                                                                --------              --------
     Total assets                                                               $419,041              $466,765
                                                                                 =======               =======


Liabilities and Equity Capital
------------------------------
Deposits                                                                        $352,180              $429,714
Federal Home Loan Bank advances                                                   21,000                    --
Advance payments by borrowers for taxes and insurance                              1,971                 2,004
Due to banks                                                                       4,569                   483
Deferred income taxes, net                                                            --                   129
Current income tax payable                                                            --                   364
Other liabilities                                                                  3,214                   612
                                                                                 -------               -------
     Total liabilities                                                           382,934               433,306
                                                                                 -------               -------

Retained income                                                                   35,887                34,200
Unrealized gain on investments available for sale, net                               220                    86
                                                                                 -------               -------
     Total equity capital                                                         36,107                34,286
                                                                                 -------               -------

     Total liabilities and capital                                              $419,041              $466,765
                                                                                 =======               =======


Source:  First Federal Florida, financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-2
                               Statement of Income
                 For the Years Ended September 30, 1996 to 1998
                             (Dollars in Thousands)

                                                      Year Ended September 30,
                                                    ----------------------------
                                                      1998      1997       1996
                                                    --------- --------   -------

Total interest income                                $31,892   $33,790   $31,694
Total interest expense                                18,966    19,702    18,961
                                                                         -------
     Net interest income                              12,926    14,088    12,733

Provision for loan losses                                405       317       600
                                                     -------   -------   -------
     Net interest income after prov                   12,521    13,771    12,133

Non-interest operating income                          1,828     1,461     1,376
Gain on sale of loans and securities                     117       114       170
Gain on sale of branches                               3,016      --        --
                                                     -------   -------   -------
     Total non-interest income                         4,961     1,575     1,546

Compensation and benefits                              6,323     5,863     5,288
Other compensation and benefits                        2,085      --        --
Occupancy and equipment costs                          1,818     1,646     1,453
Marketing                                                495       488       471
Data processing costs                                    558       479       443
Deposit insurance premiums                               338       456     1,003
Special SAIF assessment                                 --        --       2,513
Real estate operations, net                              180        22        39
Other expense                                          2,149     2,566     2,172
                                                     -------   -------   -------
     Total non-interest expense                       13,946    11,520    13,382

Income before taxes                                    3,536     3,826       297
Provision for income taxes                             1,151     1,299        44
                                                     -------   -------   -------

     Net income                                      $ 2,385   $ 2,527   $   253
                                                     =======   =======   =======


    Source:  First Federal Florida, financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-3
                           Loan Portfolio Composition
                        As of September 30, 1996 to 1998
                             (Dollars in Thousands)

                                                                          September 30,
                                       -------------------------------------------------------------------------------------
                                                 1998                         1997                          1996
                                       -------------------------    --------------------------    --------------------------
                                                      Percent                       Percent                       Percent
                                           Amount    of Total            Amount    of Total            Amount    of Total
                                           ------    --------            ------    --------            ------    --------
Mortgage loans
 Residential:
   Permanent                              $244,667      68.3%           $256,742      69.3%           $247,609      69.3%
   Construction                             27,311       7.6              22,350       6.0              19,778       6.0
 Multi-family                                4,464       1.2               4,154       1.1               4,564       1.1
 Commercial and real estate(1)              17,217       4.8              12,282       3.3               8,562       3.3
 Land                                        6,796       1.9               6,153       1.7                 779       1.7
                                             -----     -----               -----     -----             -------     -----
     Total mortgage loans                  300,455      83.8             301,681      81.3             281,292      83.7

Consumer loans
 Home equity loans (2)                      13,137       3.7              18,310       4.9              18,361       4.9
 Automobile loans                           34,795       9.7              43,504      11.7              30,911      11.7
 Other                                       9,959       2.8               7,415       2.0               5,311       2.0
                                             -----     -----              ------     -----               -----     -----
     Total consumer loans                   57,891      17.2              69,229      18.7               54,583     16.3

     Gross total loans                     358,346     100.0%            370,910     100.0%             335,875    100.0%
                                           -------     =====             -------     =====              -------    =====

Less:
 Loans in process (3)                       17,013                        12,589                        12,072
 Deferred income                               159                           137                            91
 Allowance for loan losses                   2,564                         2,633                         2,385
                                           -------                       -------                       -------

     Total loans, net                     $338,610                      $355,551                      $321,327
                                          ========                      ========                      ========


(1) Includes commercial loans of $1,085,000 in 1998 and $218,000 in 1997 which were not secured by real estate.
(2)  Includes home equity lines of credit.
(3)  Related to construction loans.

Source:  First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-4
                        Investment Portfolio Composition
                        As of September 30, 1996 to 1998
                             (Dollars in Thousands)

                                                                          September 30,
                                         --------------------------------------------------------------------------------
                                                   1998                       1997                        1996
                                         -------------------------  --------------------------  --------------------------
                                                       Percent                     Percent                    Percent
                                              Amount   of Total           Amount   of Total          Amount   of Total
                                              ------   --------           ------   --------          ------   --------

Securities held to maturity
U.S. Govt. agency securities                 $ 8,998    14.7%            $27,993    37.5%           $34,983    35.1%
Collateralized mortg. obligations              9,738    16.0               9,819    13.2              9,818      9.8
                                              ------    ----               -----    ----              -----    -----
   Total securities held to maturity          18,736    30.7              37,812    50.7             44,801     44.9

Securities available for sale
U.S. Govt. agency securities                  24,711    40.6              31,126    41.7             38,501     38.6
Collateralized mortg. obligations              3,228     5.3                  --     0.0                 --      0.0
Mortgage-backed securities                    14,286    23.4               5,635     7.6              6,619      6.6
Mutual funds                                      --     0.0                  --     0.0              9,920      9.9
                                             -------    ----              ------   -----              -----   ------
   Total securities avail. for sale           42,225    69.2              36,761    49.3             55,040     55.1
                                             -------   -----              -------   -----             -------   -----
   Total investment securities               $60,961   100.0%            $74,573   100.0%            $99,841   100.0%
                                             =======   =====             =======   =====             =======   =====




         Source:  First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-5

                          Deposit Account Distribution
                        As of September 30, 1996 to 1998
                             (Dollars in Thousands)


                                                                          September 30,
                                       ------------------------------------------------------------------------------------
                                                 1998                         1997                          1996
                                       -------------------------    -------------------------     -------------------------
                                                     Percent                      Percent                       Percent
                                            Amount   of Total           Amount    of Total            Amount   of Total
                                            ------   --------           ------    --------            ------   --------

Noninterest-bearing checking              $ 10,492      3.0%           $ 10,529       2.5%            $7,938       2.0%
Interest-bearing checking                   24,456       7.0             24,149       5.6             22,187       5.5
Savings accounts                            37,758      10.7             47,354      11.0             49,098      12.1
Money market accounts                       18,091       5.1             14,686       3.4             11,119       2.8
                                           -------    ------             ------    ------             ------    ------
    Total transaction deposits              90,798      25.8             96,718      22.5             90,342      22.4
                                           -------    ------             ------    ------             ------    ------

Certificate of deposit accounts
(by scheduled maturity date):
  within 12 months                         165,547      47.0            221,586      51.6            228,759      56.6
  within 13-24 months                       54,045      15.3             49,946      11.6             40,654      10.0
  within 25-36 months                       11,715       3.3             30,166       7.0             12,932       3.2
  within 37-48 months                       21,527       6.1              8,827       2.1             20,679       5.1
  within 49-60 months                        8,548       2.4             22,471       5.2             10,778       2.7
  within 61-72 months                           --        --                 --        --                 40       0.0
                                           -------    ------            -------    ------            -------    ------
    Total certificates of deposit          261,382      74.2            332,996      77.5            313,842      77.6
                                           -------    ------            -------     -----            -------    ------

    Total deposits                        $352,180     100.0%          $429,714     100.0%          $404,184     100.0%
                                          ========     =====           ========     =====           ========     =====



         Source:  First Federal Florida, financial statements.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit II-6
                                Office Facilities
                            As of September 30, 1998
                             (Dollars in Thousands)

                                                   Year
                                                  Facility
                              Leased or           Opened or
              Location          Owned             Acquired        Net Book Value
---------------------------- -------------     ----------------  ---------------

Main Office / Headquarters     Owned                1957              $2,300

Branch Offices:
  Grove Park                   Owned                1961                255

  Highlands                    Owned                1972                455

  Interstate                   Owned                1985                440

  Winter Haven North           Owned                1978                433

  Winter Haven South           Owned                1995                874

  West Bradenton               Owned                1989                744

  Cortez (Bradenton)           Leased               1972                 63

  Scott Lake                   Owned                1997                700

Operations Center              Owned                1964                288



Source: First Federal Florida, prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Abington Bancorp, Inc.          ABBK    MA      560    5.62   0.82   12.66  14.00     46.9   11.97  15.56  136.7  149.7   8.37  1.43
Acadiana Bancshares, Inc.       ANA     LA      289   13.65   0.97    6.28  17.13     38.9   14.51  14.27   98.9   98.9  13.49  2.57
Access Anytime Bancorp, Inc.    AABC    NM      118    7.96   0.26    3.12   7.13      8.8   30.98  30.98   92.8   92.8   7.39  0.00
Advance Financial Bancorp       AFBC    WV      117   12.88   0.70    4.97  12.88     13.3   16.09  16.09   88.1   88.1  11.35  2.49
Albion Banc Corp.               ALBC    NY       73    8.73   0.52    6.12   9.38      7.1   18.38  18.38  110.7  110.7   9.66  1.28
Alliance Bancorp                ABCL    IL    2,100    8.78   0.71    7.74  19.50    223.4   16.12  14.13  120.4  121.3  10.64  2.26
Alliance Bancp. of New England  ANE     CT      252    6.76   0.99   13.69  11.50     26.4   11.98  20.54  151.5  155.0  10.46  1.74
AMB Financial Corp.             AMFC    IN      119   11.19   0.30    2.20  12.19     10.6   36.93  18.47   79.9   79.9   8.93  2.63
Ambanc Holding Co., Inc.        AHCI    NY      554   10.84   0.34    3.04  16.00     65.5   34.04  26.23  109.3  109.3  11.85  1.75
Ameriana Bancorp                ASBI    IN      399   10.89   0.97    8.33  19.94     63.6   17.49  17.34  141.3  147.9  16.04  3.31
American Bank of Connecticut    BKC     CT      648    9.26   1.62   19.13  21.25     99.9    9.79  10.95  162.5  166.9  15.42  3.76
Anchor BanCorp Wisconsin, Inc.  ABCW    WI    2,114    6.07   1.15   17.69  18.25    312.2   14.96  14.96  239.5  243.0  14.73  1.10
Andover Bancorp, Inc.           ANDB    MA    1,366    8.65   1.25   15.64  31.38    204.0   12.45  12.50  172.1  172.1  14.89  2.29
ASB Financial Corp.             ASBP    OH      117   12.51   0.93    6.55  11.88     19.7   17.46  17.72  134.0  134.0  16.76  3.37
Astoria Financial Corp.         ASFC    NY   12,713    5.72   0.83   10.02  43.75  1,163.5   13.22  14.34  127.7  175.6   9.15  1.83
Bancorp Connecticut, Inc.       BKCT    CT      514    9.56   1.38   13.69  15.75     80.7   13.46  15.44  164.1  164.1  15.67  3.43
Bank Plus Corp.                 BPLS    CA    3,825    2.97  (1.27) (30.94)  4.00     77.7      NM     NM   60.9   68.9   2.03  0.00
Bank United Corp.               BNKU    TX   13,665    4.59   0.90   17.78  40.50  1,279.1   11.44  11.64  186.9  204.8   9.36  1.58
Bank West Financial Corp.       BWFC    MI      188   12.37   0.14    1.05   9.75     25.6      NA     NA  110.1  110.1  13.61  2.46
BankAtlantic Bancorp, Inc.      BANC    FL    3,683    5.27   0.30    4.81   7.28    249.0   30.34  66.19  109.2  141.4   7.33  1.37
BankUnited Financial Corp.      BKUNA   FL    3,738    4.51   0.24    4.53   7.13    129.3   18.27  18.27   67.9   81.6   3.46  0.00
Bay State Bancorp, Inc.         BYS     MA      306   20.92  (0.48)  (2.80) 24.88     63.1      NA     NA   91.3   91.3  20.58  0.00
Bay View Capital Corp.          BVCC    CA    5,522    4.55   0.34    5.09  17.25    333.8   20.78  12.50   88.7  137.8   6.12  2.32
Bedford Bancshares, Inc.        BFSB    VA      159   13.39   1.33    9.68  11.75     27.0   13.82  13.82  127.0  127.0  17.01  2.72
Big Foot Financial Corp.        BFFC    IL      220   16.86   0.55    3.16  14.38     35.3   28.75  38.85   96.5   96.5  16.28  0.00
Blue River Bancshares, Inc.     BRBI    IN      122   10.38     NA      NA   7.50     11.2      NA     NA   69.9   91.4   9.19  0.00
BostonFed Bancorp, Inc.         BFD     MA    1,096    7.44   0.72    8.73  18.00     93.8   13.33  13.33  109.0  112.7   8.81  2.22
Broadway Financial Corp.        BYFC    CA      139    9.65   0.26    2.55   8.00      7.5   22.86  53.33   57.8   57.8   5.35  2.50
Camco Financial Corp.           CAFI    OH      602    9.32   1.18   12.05  15.00     82.2   12.50  12.40  138.9  147.5  13.66  2.87
Cameron Financial Corp.         CMRN    MO      221   19.86   1.14    5.45  15.88     38.6   16.71  15.72   88.1   88.1  17.50  1.76
Carolina Fincorp, Inc.          CFNC    NC      111   14.08   0.86    4.48   8.38     16.0   14.96  13.29  102.1  102.1  14.38  2.87

                                     III-1

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Carver Bancorp, Inc.            CNY     NY      430    8.17   0.22    2.59   8.31     19.2   19.79  19.33   53.2   54.9   4.47  0.00
Cascade Financial Corp.         CASB    WA      460    7.08   0.87   12.40  13.00     56.0   16.25  16.88  171.7  171.7  12.16  0.00
Catskill Financial Corp.        CATB    NY      315   21.55   1.30    5.60  13.63     59.4   14.65  14.97   87.6   87.6  18.87  2.72
Cavalry Bancorp, Inc.           CAVB    TN      354   28.83   1.63    7.06  21.00    150.4      NA     NA  155.2  155.2  44.75  0.95
CBES Bancorp, Inc.              CBES    MO      147   11.66   0.86    5.99  16.75     16.2   15.09  15.09   91.9   91.9  10.71  2.87
CENIT Bancorp, Inc.             CNIT    VA      624    7.50   0.92   12.39  18.25     88.5   14.15  14.26  169.5  183.1  14.33  2.41
Central Co-operative Bank       CEBK    MA      378    9.16   0.79    8.00  17.94     35.3   11.96  14.95   93.9  102.8   9.33  1.78
Century Bancorp, Inc.           CENB    NC       92   20.53   1.06    4.52  13.63     17.1   14.65  14.81   91.3   91.3  18.76  4.99
CFS Bancorp Inc.                CITZ    IN    1,446      NA     NA      NA   9.75    223.7      NA     NA   86.5     NA  15.42  3.28
CFSB Bancorp, Inc.              CFSB    MI      867    7.82   1.37   17.50  22.38    182.5   16.45  16.70  269.3  269.3  21.06  2.32
Charter One Financial, Inc.     COFI    OH   19,842    7.18   0.95   13.08  26.25  4,402.1   19.16  15.35  231.5  245.3  17.53  2.13
Chester Valley Bancorp Inc.     CVAL    PA      381    8.65   1.00   11.55  27.75     68.0   19.01  20.40  206.0  206.0  17.83  1.59
Citizens First Financial Corp.  CBK     IL      285   13.23   0.75    5.45  16.50     37.8   19.64  23.57  104.5  104.5  13.82  0.00
CKF Bancorp, Inc.               CKFB    KY       63   21.44   1.30    5.97  16.25     13.7   16.25  18.26   94.6   94.6  21.82  3.32
Classic Bancshares, Inc.        CLAS    KY      143   12.71   0.68    4.52  15.13     19.7   20.44  21.30   94.9  110.0  13.70  2.12
CNS Bancorp, Inc.               CNSB    MO       96   22.90   0.88    3.61  13.56     20.2   25.59  25.59   92.1   92.1  21.09  2.21
CNY Financial Corp.             CNYF    NY      280   11.73     NA      NA   9.47     50.7      NA     NA     NA     NA     NA  0.00
Coastal Bancorp, Inc.           CBSA    TX    3,126    2.71   0.55   15.05  15.88    112.8    7.52   7.32  102.6  141.1   3.74  2.02
Coastal Financial Corp.         CFCP    SC      644    5.88   1.18   19.52  20.00    125.3   19.23  20.41  331.1  331.1  19.47  1.40
Columbia Financial of Kentucky  CFKY    KY      118   32.02   0.67    2.93  12.38     33.1      NA     NA   87.6   87.6  28.07  2.26
Commercial Federal Corp.        CFB     NE   11,083    6.69   0.66    8.81  21.81  1,320.2   16.53  11.79  144.3  180.7  11.89  1.19
Commonwealth Bancorp, Inc.      CMSB    PA    2,278    6.70   0.52    5.77  15.13    222.6   18.91  16.26  117.0  149.2   9.80  2.12
Community Federal Bancorp       CFTP    MS      263   22.27   1.23    4.91  14.75     64.9   22.01  25.43   99.3   99.3  24.64  2.17
Community Financial Corp.       CFFC    VA      187   13.87   1.01    7.34  12.13     31.2   17.32  18.37  119.5  119.9  16.62  2.64
Community Investors Bancorp     CIBI    OH      114    8.93   0.87    8.12  12.13     14.9   17.57  17.57  148.1  148.1  13.22  1.98
Cooperative Bankshares, Inc.    COOP    NC      389    8.00   0.63    8.07  15.50     47.2   20.95  20.95  151.5  151.5  12.11  0.00
Crazy Woman Creek Bancorp       CRZY    WY       62   22.59   1.16    4.95  12.38     11.0   16.50  16.72   78.3   78.3  17.68  3.23
Crusader Holding Corp.          CRSB    PA      231   10.10   2.31   26.51  11.25     43.1    8.59   8.59  176.3  185.3  18.64  0.00
CSB Financial Group, Inc.       CSBF    IL       47   22.18   0.63    2.68   9.13      7.5   24.66  26.07   68.4   72.5  15.86  0.00
Delphos Citizens Bancorp, Inc.  DCBI    OH      116   22.47   1.48    6.03  18.00     31.6   18.95  18.95  121.4  121.4  27.27  1.33
Dime Bancorp, Inc.              DME     NY   21,243    5.27   0.92   15.04  23.19  2,593.8   13.72  12.74  193.9  234.7  12.23  0.86

                                     III-2

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Dime Community Bancshares       DCOM    NY    1,744    9.11   0.93    7.74  21.38    247.9   17.67  18.43  139.1  159.9  14.36  2.25
Downey Financial Corp.          DSL     CA    5,911    7.89   1.01   13.38  23.25    654.1   11.07  12.17  138.9  140.3  11.07  1.38
Eagle BancGroup, Inc.           EGLB    IL      176   11.29   0.40    3.47  18.75     20.6   29.30  29.76  103.2  103.2  11.65  2.13
Eagle Bancshares, Inc.          EBSI    GA    1,243    6.23   0.91   12.62  18.25    104.4   11.55  12.09  136.4  136.4   8.50  3.51
EFC Bancorp, Inc.               EFC     IL      417   22.89  (0.03)  (0.21) 11.94     89.4      NA     NA   93.7   93.7  21.44  0.00
Elmira Savings Bank, FSB        ESBK    NY      232    6.43   0.47    7.43  23.75     17.3   15.73  16.16  113.4  113.4   7.42  2.69
Emerald Financial Corp.         EMLD    OH      643    8.27   1.17   14.21  10.75    110.7   16.29  16.80  205.9  208.3  17.21  1.49
Empire Federal Bancorp, Inc.    EFBC    MT      105   35.59   1.20    3.28  13.00     30.4   22.81  18.31   81.3   81.3  28.92  2.62
Equality Bancorp, Inc.          EBI     MO      283    9.28   0.50    5.26  10.50     26.5      NA     NA  101.0  101.0   9.36  2.29
Equitable Federal Savings Bank  EQSB    MD      360    5.40   0.95   17.97  19.75     24.3    8.16  12.91  124.8  124.8   6.74  0.00
ESB Financial Corp.             ESBF    PA      966    5.72   0.65    8.86  16.25     87.5   15.33  15.93  141.4  159.5   9.06  2.22
Essex Bancorp, Inc.             ESX     VA      213    7.08   0.07    1.00   1.75      1.9      NM     NM     NM     NM   0.87  0.00
Falmouth Bancorp, Inc.          FCB     MA      113   19.72   1.13    5.10  17.13     24.0   20.39  28.07  107.9  107.9  21.28  1.64
FCB Financial Corp.             FCBF    WI      535   14.18   1.32    9.22  28.63    109.8   15.90  15.90  144.7  144.7  20.52  3.07
Federal Trust Corp.             FDTR    FL      169    7.69     NA      NA   2.31     11.4      NA     NA   87.6   87.6   6.75  0.00
FFD Financial Corp.             FFDF    OH       99   16.07   0.92    4.37  14.50     21.0   23.02  34.52  131.9  131.9  21.20  2.07
FFLC Bancorp, Inc.              FFLC    FL      422   12.51   1.03    7.99  16.25     59.9   14.77  14.77  113.6  113.6  14.22  2.22
FFW Corp.                       FFWC    IN      213    8.64   0.96   10.17  15.50     22.4   11.57  12.60  113.7  123.0  10.55  2.71
FFY Financial Corp.             FFYF    OH      659   12.77   1.21    9.22  33.13    130.2   16.48  16.90  156.0  156.0  19.92  2.72
Fidelity Bancorp, Inc.          FSBI    PA      396    7.09   0.74   10.77  18.00     35.5   12.50  12.95  126.5  126.5   8.97  2.00
Fidelity Bancorp, Inc.          FBCI    IL      502   10.59   0.19    1.80  23.38     66.2   17.58  23.38  124.5  124.7  13.20  1.71
Fidelity Federal Bancorp        FFED    IN      200    3.98  (3.35) (59.17)  3.88     12.2      NM     NM  153.2  153.2   6.11  0.00
First Bancshares, Inc.          FBSI    MO      173   13.47   1.04    7.49  12.75     27.6   15.94  15.55  114.0  118.9  15.93  0.94
First Bell Bancorp, Inc.        FBBC    PA      750    9.88   1.09   10.33  15.50     96.5   11.83  11.83  130.3  130.3  12.87  2.58
First Citizens Corp.            FSTC    GA      386    8.52   1.45   14.41  25.00     70.1   14.12  14.45  179.6  217.4  18.19  1.44
First Coastal Corp.             FCME    ME      178    9.12   0.96    9.91  10.00     13.6    9.17  11.90   83.7   83.7   7.64  0.00
First Defiance Financial Corp.  FDEF    OH      782   12.17   0.89    5.36  13.75    112.5   19.37  19.37  107.1  119.8  14.37  2.62
First Essex Bancorp, Inc.       FESX    MA    1,241    5.82   0.86   11.49  17.50    132.4   12.96  13.67  138.0  187.0  10.66  3.66
First Federal Bancorp, Inc.     FFBZ    OH      214    7.72   0.64    8.23  10.88     34.3   28.62  28.62  207.5  207.5  16.05  1.47
First Federal BanCorp.          BDJI    MN      125   10.44   0.69    6.51  14.50     14.4   14.80  14.80  110.1  110.1  11.50  0.00
First Federal Bancshares of Ark.FFBH    AR      600   13.69   1.03    6.97  20.13     92.1   15.97  15.97  114.2  114.2  15.64  1.39

                                     III-3

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

First Federal Capital Corp.     FTFC    WI    1,737    6.76   1.21   16.78  15.50    286.5   16.15  16.32  233.8  244.9  16.49  1.81
First Federal Financial Corp.   FFKY    KY      467    9.64   1.47   11.30  27.25    112.5   18.54  18.66  203.1  256.1  24.08  2.20
First Federal S&L of E.Hartford FFES    CT      993    7.45   0.60    8.61  27.38     75.2   12.97  12.28  101.8  101.8   7.58  2.48
First Financial Holdings Inc.   FFCH    SC    1,840    6.80   0.92   13.97  19.31    263.8   16.51  15.70  210.8  210.8  14.34  2.49
First Franklin Corp.            FFHS    OH      232    8.97   0.81    8.82  13.75     23.4   12.97  13.89  112.3  112.8  10.11  2.18
First Georgia Holding, Inc.     FGHC    GA      181    7.67   1.16   14.15   8.25     39.6   21.71  21.71  268.7  287.5  21.90  0.00
First Independence Corp.        FFSL    KS      124    9.73   0.75    7.72  11.00     10.6   11.96  11.96   87.2   87.2   8.49  2.73
First Indiana Corp.             FISB    IN    1,739    9.29   1.14   12.14  19.38    246.2   13.45  13.74  151.0  152.6  14.16  2.48
First Kansas Financial Corp.    FKAN    KS      105   19.90   0.72    5.92  10.50     16.3      NA     NA   77.0   77.9  15.47  0.00
First Keystone Financial, Inc.  FKFS    PA      416    6.41   0.73   11.14  15.00     34.9   12.20  12.30  131.0  131.0   8.40  1.60
First Lancaster Bancshares, Inc.FLKY    KY       55   24.66   1.05    3.89  13.13     12.2   21.52  21.52   89.4   89.4  22.05  4.57
First Liberty Financial Corp.   FLFC    GA    1,501    7.46   1.05   13.35  21.75    294.8   19.08  18.13  241.1  264.9  19.63  1.75
First Midwest Financial, Inc.   CASH    IA      421    9.19   0.71    6.60  14.88     38.0   14.44  15.99   90.7  101.5   9.23  3.50
First Mutual Bancorp, Inc.      FMBD    IL      371   12.24   0.42    2.94  17.88     63.1   36.48  41.57  112.6  143.6  16.99  1.79
First Mutual Savings Bank       FMSB    WA      474    7.44   1.09   15.48  14.88     63.2   12.82  16.17  179.0  179.0  13.32  1.34
First Niles Financial Inc.      FNFI    OH       74   18.38     NA      NA  10.56     18.5      NA     NA     NA     NA     NA  0.00
First Northern Capital Corp.    FNGB    WI      710   10.62   0.99    9.04  12.50    109.8   16.67  16.67  145.9  145.9  15.49  2.88
First Savings Bancorp, Inc.     SOPN    NC      296   23.66   1.76    7.65  22.00     81.7   16.79  16.79  116.8  116.8  27.63  4.55
First SecurityFed Financial, IncFSFF    IL      338   25.80   1.24    4.73  13.31     81.0      NA     NA   92.7   93.0  23.97  2.10
First Source Bancorp, Inc.      FSLA    NJ    1,262   20.36   1.23    7.87   7.50    235.6      NA     NA   90.6   93.5  18.92  2.40
First Washington Bancorp, Inc.  FWWB    WA    1,437   10.16   1.14    8.76  20.25    231.4   15.34  15.46  126.0  151.7  16.18  1.78
FirstBank Corp.                 FBNW    ID      202   14.25   1.06    6.98  13.50     26.5   12.62  12.62   83.1   83.1  13.10  2.67
FirstFed America Bancorp        FAB     MA    1,293    8.60   0.55    5.53  12.88    101.2   14.80  14.47   81.9   81.9   7.83  1.55
FirstFed Bancorp, Inc.          FFDB    AL      181    9.32   0.86    8.77  10.00     24.5   15.87  15.87  134.8  145.6  13.46  2.80
FirstFed Financial Corp.        FED     CA    3,827    6.50   0.80   13.91  17.44    368.4   11.63  11.63  147.9  148.8   9.65  0.00
FirstSpartan Financial Corp.    FSPT    SC      530   22.67   1.42    5.58  30.50    115.5   17.13  17.13  106.8  106.8  24.20  2.62
FLAG Financial Corp.            FLAG    GA      454    8.75   0.68    7.72  12.13     62.8   22.45  17.32  158.5  158.5  13.85  1.98
Flagstar Bancorp, Inc.          FLGS    MI    3,093    4.81   1.37   25.26  26.88    367.4   11.01  11.01  241.5  247.2  11.88  1.19
Flushing Financial Corp.        FFIC    NY    1,143   11.60   0.91    7.16  15.88    178.3   17.45  16.37  131.2  136.3  15.74  1.51
FMS Financial Corp.             FMCO    NJ      667    6.33   0.81   13.18   9.50     68.7   13.38  13.38  161.6  162.4  10.28  1.26
Fort Thomas Financial Corp.     FTSB    KY      101   16.07   1.18    7.39  14.25     21.0   17.59  17.59  129.0  129.0  20.73  1.75

                                     III-4

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Frankfort First Bancorp, Inc.   FKKY    KY      135   16.55   1.20    6.75  15.00     23.8   15.46  15.46  106.5  106.5  17.63  5.87
FSF Financial Corp.             FFHH    MN      416   10.07   0.74    6.94  15.00     43.5   14.29  14.29   92.3   93.9  10.44  3.33
Fulton Bancorp, Inc.            FTNB    MO      118   22.50   1.09    4.64  16.50     28.1   22.92  22.92  107.2  107.2  24.13  1.82
GA Financial, Inc.              GAF     PA      819   13.38   1.06    7.72  15.06    107.4   12.15  13.69   97.5   98.3  13.14  3.72
GFSB Bancorp, Inc.              GUPB    NM      129   10.30   0.76    6.35  14.25     15.0   17.81  17.81  116.9  116.9  12.04  2.11
Golden State Bancorp            GSB     CA   53,018    1.39   1.41   21.78  15.50  1,992.5      NA     NA  129.9  397.4   3.76  0.00
Golden West Financial Corp.     GDW     CA   39,383    7.58   1.05   14.83  84.44  4,806.3   11.79  11.60  161.7  161.7  12.26  0.66
Great American Bancorp, Inc.    GTPS    IL      149   15.60   0.71    3.82  13.50     18.4   20.45  20.45   79.6   79.6  12.41  3.26
Great Pee Dee Bancorp           PEDE    SC       69   45.53   1.43    3.41  13.50     29.4      NA     NA   94.0   94.0  42.76  2.67
Green Street Financial Corp.    GSFC    NC      173   34.93   1.60    4.55  14.50     59.2   21.01  21.01   98.1   98.1  34.28  3.31
GreenPoint Financial Corp.      GPT     NY   13,613    6.10   1.17   11.38  33.38  3,157.8   16.52  16.12  156.0  364.0  23.32  1.92
GS Financial Corp.              GSLA    LA      144   33.31   1.05    2.58  12.88     38.0   26.82  29.94   78.9   78.9  26.30  2.17
GSB Financial Corp.             GOSB    NY      132   23.87   0.48    1.87  14.50     32.1   50.00  36.25  101.8  101.8  24.31  0.83
Guaranty Federal Bancshares     GFED    MO      277   23.19   1.27    5.71  11.75     69.5      NA     NA  102.1  102.1  25.14  2.72
Hallmark Capital Corp.          HALL    WI      462    7.45   0.68    8.86  12.25     36.0   12.37  12.37   99.2   99.2   7.80  0.00
Harbor Federal Bancorp, Inc.    HRBF    MD      232   12.78   0.79    6.24  20.00     37.3   19.61  19.61  125.9  125.9  16.08  2.60
Harbor Florida Bancshares, Inc. HARB    FL    1,351   19.37   1.40    9.34  10.88    336.1      NA     NA  127.5  128.7  24.89  2.39
Hardin Bancorp, Inc.            HFSA    MO      133   10.29   0.72    6.67  20.00     16.3   17.86  20.83  119.3  119.3  12.28  3.00
Harleysville Savings Bank       HARL    PA      418    6.25   0.93   14.24  27.13     45.5   13.43  13.43  174.2  174.2  10.89  1.77
Harrington Financial Group, Inc.HFGI    IN      566    3.39  (0.88) (20.62)  8.00     25.6      NM     NM  133.8  133.8   4.53  1.50
Harrodsburg First Fin'l Bancorp HFFB    KY      109   26.54   1.36    5.07  14.13     27.2   17.88  17.44   87.3   87.3  25.01  2.83
Harvest Home Financial Corp.    HHFC    OH       96   10.71   0.59    5.26  14.50     12.8   24.17  25.44  123.9  123.9  13.27  3.03
Haven Bancorp, Inc.             HAVN    NY    2,322    5.06   0.41    7.47  14.63    129.4   15.39  15.90  105.7  110.4   5.57  2.05
Hawthorne Financial Corp.       HTHR    CA    1,395    5.67   0.95   18.68  16.00     83.1   10.60   6.45  105.2  105.2   5.96  0.00
Haywood Bancshares, Inc.        HBS     NC      150   13.90   0.08    0.53  16.75     20.9  167.50  12.23   98.0  101.3  14.01  3.82
HCB Bancshares, Inc.            HCBBE   AR      222   17.08   0.33    1.86  11.06     29.3      NA     NA   76.6   77.5  13.20  2.17
Hemlock Federal Fin'l Corp.     HMLK    IL      198   14.17   0.86    5.31  14.13     25.1   16.24  16.42   94.7   94.7  13.42  2.27
Heritage Bancorp, Inc.          HBSC    SC      301   31.47     NA      NA  20.38     94.3      NA     NA   99.6   99.6  31.35  1.47
Heritage Financial Corp.        HFWA    WA      418   21.19   1.25    6.20  10.06     99.7      NA     NA  103.3  113.5  23.54  1.79
HF Financial Corp.              HFFC    SD      561    9.83   1.07   10.97  14.00     60.0   10.53  10.77  108.9  108.9  10.70  2.57
High Country Bancorp, Inc.      HCBC    CO      104   17.78   0.85    5.01  13.13     17.4      NA     NA   93.7   93.7  16.65  3.05

                                     III-5

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Highland Bancorp, Inc.          HBNK    CA      595    7.00   1.46   18.86  33.25     72.5    9.93  10.97  174.0  174.0  12.19  1.50
Hingham Institution for Savings HIFS    MA      247    9.48   1.25   12.89  17.00     33.4   11.97  12.06  142.7  142.7  13.53  2.35
HMN Financial, Inc.             HMNF    MN      706    8.90   0.48    4.12  13.25     71.4   24.54  17.91  104.6  114.1  10.09  1.81
Home Bancorp                    HBFW    IN      360   11.92   0.85    6.84  28.75     67.6   22.46  23.00  157.4  157.4  18.76  1.11
Home City Financial Corp.       HCFC    OH       81   13.65   1.26    7.41  14.50     13.1   14.50  14.50  119.0  119.0  16.24  2.76
Home Federal Bancorp            HOMF    IN      723    9.40   1.48   16.29  22.38    115.2   11.65  11.65  165.6  169.8  15.92  1.97
Home Financial Bancorp          HWEN    IN       42   17.06   0.83    4.77   7.13      6.4   16.57  20.36   88.8   88.8  15.16  1.68
Home Loan Financial Corp.       HLFC    OH       85   37.71   1.49    4.64  14.00     30.6      NA     NA   98.6   98.6  37.17  1.43
Home Port Bancorp, Inc.         HPBC    MA      264    8.87   1.43   15.25  23.00     42.4   12.57  11.27  181.0  181.0  16.06  3.48
Homestead Bancorp, Inc.         HSTD    LA       88   18.21   0.52    5.03   8.25     12.2      NA     NA   76.5   76.5  13.93  2.42
HopFed Bancorp, Inc.            HFBC    KY      217   27.38   1.26    7.45  16.00     64.5      NA     NA  108.8  108.8  29.80  1.88
Horizon Financial Corp.         HRZB    WA      569   15.30   1.56    9.99  13.25     99.2   11.83  12.16  113.9  113.9  17.43  3.32
Horizon Financial Services Corp.HZFS    IA       87    9.86  (0.33)  (3.45) 12.88     11.3      NM  15.15  132.7  132.7  13.09  1.40
Hudson River Bancorp Inc.       HRBT    NY      831   27.17     NA      NA  10.94    195.3      NA     NA   79.5   79.6  23.50  0.00
Independence Comm. Bank Corp.   ICBC    NY    5,157   17.38  (0.05)  (0.29) 15.13  1,150.2      NA     NA  122.5  129.6  22.30  0.79
Independence FSB                IFSB    DC      249    8.17   1.43   18.88  12.75     16.3    4.29  12.14   74.3   80.8   6.55  1.96
Industrial Bancorp, Inc.        INBI    OH      389   16.00   1.50    9.18  19.19     93.9   16.54  16.54  154.2  154.2  24.68  3.13
InterWest Bancorp, Inc.         IWBK    WA    2,448    6.48   0.95   13.58  20.84    326.2   14.89  13.11  189.5  207.0  13.32  2.69
Ipswich Savings Bank            IPSW    MA      249    5.51   1.14   21.28  11.31     27.1   10.67  10.77  197.1  197.1  10.85  1.41
ITLA Capital Corp.              ITLA    CA    1,007   10.76   1.45   13.90  16.00    118.1    8.94   8.94  112.1  112.4  12.09  0.00
Jacksonville Bancorp, Inc.      JXVL    TX      243   14.46   1.33    9.13  15.94     38.6   12.65  12.65  110.1  110.1  15.91  3.14
Jefferson Savings Bancorp, Inc. JSBA    MO    1,317    7.81   0.65    6.85  14.00    140.5   17.07  17.72  107.0  130.8  10.72  2.00
JSB Financial, Inc.             JSB     NY    1,552   24.56   3.17   13.32  50.75    486.0   10.51  11.97  129.9  129.9  31.90  3.15
Kankakee Bancorp, Inc.          KNK     IL      405    8.56   0.70    6.95  26.25     35.9   14.34  14.42   90.4  105.4   8.90  1.83
Kentucky First Bancorp, Inc.    KYF     KY       79   17.67   1.05    6.10  13.00     15.6   18.31  18.31  112.2  112.2  19.83  3.85
Klamath First Bancorp, Inc.     KFBI    OR    1,031   13.10   0.96    6.52  18.38    182.2   18.38  18.94  112.7  122.3  17.67  1.96
KSB Bancorp, Inc.               KSBK    ME      163    7.19   1.15   14.83  14.63     18.5   10.37  10.37  141.0  158.8  11.33  1.64
Lakeview Financial Corp.        LVSB    NJ      594    6.60   1.74   17.17  21.50    103.6    7.93  21.72  185.3  276.4  17.67  1.16
Landmark Bancshares, Inc.       LARK    KS      225   11.04   1.03    7.67  23.81     31.4   16.77  17.77  127.1  127.1  14.03  2.52
Laurel Capital Group, Inc.      LARL    PA      221   11.10   1.42   13.50  19.50     42.7   14.66  14.23  175.2  175.2  19.44  3.08
Lawrence Savings Bank           LSBX    MA      340   13.09   2.91   26.36  12.75     55.2    5.64   5.64  124.2  124.2  16.25  0.00

                                     III-6

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Lexington B&L Financial Corp.   LXMO    MO       95   15.14   0.78    3.83  12.00     12.1   18.18  19.35   79.1   84.8  12.70  2.50
Life Financial Corp.            LFCO    CA      380   16.18   2.66   20.44   5.50     36.1    3.22   3.07   58.6   58.6   9.49  0.00
Little Falls Bancorp, Inc.      LFBI    NJ      341   10.23   0.56    5.12  18.00     44.6   21.95  22.22  120.0  128.9  13.09  1.33
Local Financial Corp.           LO      OK    2,106    4.52     NA      NA   9.31    191.3      NA     NA  169.3  202.5   9.08  0.00
Logansport Financial Corp.      LOGN    IN       92   17.52   1.46    7.80  15.00     18.0   14.85  14.71  111.0  111.0  19.44  2.93
LSB Financial Corp.             LSBI    IN      227    8.01   0.83    9.83  28.50     26.6   14.92  14.92  137.4  137.4  11.71  1.40
MAF Bancorp, Inc.               MAFB    IL    3,606    7.04   1.09   13.99  24.88    548.3   15.35  15.55  198.1  221.3  15.45  1.13
Marion Capital Holdings, Inc.   MARN    IN      197   17.79   1.14    5.64  22.00     34.3   17.74  17.74  100.0  102.2  18.11  4.00
Market Financial Corp.          MRKF    OH       55   27.61   1.00    3.16  11.75     15.7   26.11  26.11  104.1  104.1  28.74  2.38
MASSBANK Corp.                  MASB    MA      934   11.68   1.17   10.22  38.50    136.1   13.05  15.16  124.0  125.6  14.64  2.81
Mayflower Co-operative Bank     MFLR    MA      143    9.12   1.13   11.78  23.44     21.1   14.03  16.28  159.8  162.1  14.75  3.41
MBLA Financial Corp.            MBLF    MO      209   13.60   0.88    6.65  17.63     22.0   12.16  12.41   77.4   77.4  10.53  3.40
MECH Financial, Inc.            MECH    CT      960    9.76   1.02   10.32  28.50    150.9   16.19  16.29  159.8  161.2  15.72  2.11
Medford Bancorp, Inc.           MDBK    MA    1,134    8.68   1.08   11.88  18.00    156.9   14.06  14.52  152.2  160.0  13.84  2.22
MegaBank Financial Corp.        MBFC    CO      217    6.61     NA      NA  10.88     85.5      NA     NA  485.5  485.5  32.07  0.00
Metropolitan Financial Corp.    METF    OH    1,171    3.26   0.68   17.65  11.25     87.3   13.08  12.10  213.5  229.1   7.45  0.00
MetroWest Bank                  MWBX    MA      669    7.43   1.25   16.85   6.63     94.5   12.05  12.05  189.8  189.8  14.12  3.02
MFB Corp.                       MFBC    IN      310    9.96   0.79    6.94  22.00     32.4   15.83  16.92  105.0  105.0  10.46  1.55
Mid-Coast Bancorp, Inc.         MCBN    ME       71    7.49   0.55    6.73   8.75      6.3   17.50  17.50  117.8  117.8   8.81  2.29
Midwest Bancshares, Inc.        MWBI    IA      161    7.36   0.87   12.35  13.00     13.9   10.57  12.15  117.9  117.9   8.67  2.77
Milton Federal Financial Corp.  MFFC    OH      235   11.17   0.67    5.82  14.25     31.9   20.07  22.62  112.8  112.8  13.55  4.21
Monterey Bay Bancorp, Inc.      MBBC    CA      460    8.95   0.30    2.71  14.44     51.0   46.57  42.46  113.4  124.0  11.74  0.83
Montgomery Financial Corp.      MONT    IN      119   16.88   0.92    5.09  10.13     16.4   15.34  15.34   82.6   82.6  13.93  2.17
MSB Financial, Inc.             MSBF    MI       82   16.51   1.53    9.21  13.50     18.0   13.37  13.37  133.3  133.3  22.00  2.22
Mutual Savings Bank, FSB        MSBK    MI      586    6.06  (1.21) (22.22)  9.13     39.2      NM     NM  110.3  110.3   6.68  0.00
Mystic Financial, Inc.          MYST    MA      193   17.73   0.89    5.69  12.38     31.9      NA     NA   92.8   92.8  16.46  1.62
Net.B@nk, Inc.                  NTBK    GA      283      NA   1.69    8.15  23.50    144.5   52.22  52.22  380.3     NA  50.97  0.00
New Hampshire Thrift Bancshs.   NHTB    NH      330    7.36   0.92   11.48  15.38     32.3   11.06  10.53  118.1  134.2   9.78  3.90
NewMil Bancorp, Inc.            NMSB    CT      370    9.35   0.87    9.23  11.50     44.1   15.13  14.38  127.6  127.6  11.93  3.13
North Bancshares, Inc.          NBSI    IL      125   10.61   0.37    3.12  12.38     15.8   36.40  41.25  118.7  118.7  12.59  3.23
North Central Bancshares, Inc.  FFFD    IA      335   13.17   1.44    8.73  16.75     52.0   12.14  12.69  104.6  120.3  15.53  1.91

                                     III-7

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Northeast Bancorp               NBN     ME      329    7.30   0.82   10.39   9.63     25.2   10.69   9.92  102.0  110.3   7.67  2.20
Northeast Indiana Bancorp, Inc. NEIB    IN      209   11.77   1.15    8.67  17.38     29.1   12.68  12.68  119.0  119.0  14.01  2.28
Northeast Pennsylvania Fin'l    NEP     PA      478   17.78  (0.36)  (2.92) 11.00     70.7      NM     NA   76.6   76.6  14.80  0.00
Northwest Equity Corp.          NWEQ    WI       99   12.11   1.27   10.79  22.50     18.6   15.00  15.00  154.8  154.8  18.74  3.02
NS&L Bancorp, Inc.              NSLB    MO       63   18.37   0.69    3.58  13.00      8.4   19.40  20.00   77.0   77.6  14.23  3.85
Nutmeg FS&LA                    NTMG    CT      106    9.02   1.07   12.81   9.75     12.9   20.31  21.20  184.0  184.0  12.25  2.05
Ocean Financial Corp.           OCFC    NJ    1,544   12.67   0.89    6.44  14.75    217.7   15.21  15.05  110.7  111.3  14.09  3.25
Ocwen Financial Corp.           OCN     FL    3,391   12.21   0.93    7.61  10.19    619.4   19.59   7.66  139.6  151.4  18.27  0.00
OHSL Financial Corp.            OHSL    OH      252   10.77   0.86    7.92  14.00     34.9   16.47  16.47  125.9  125.9  13.84  3.57
Oregon Trail Financial Corp.    OTFC    OR      275   22.76   1.20    4.92  13.63     58.2      NA     NA   86.1   86.1  21.20  1.76
Ottawa Financial Corp.          OFCP    MI      930    6.55   0.92   11.06  20.75    114.9   15.26  15.26  156.6  191.4  12.35  2.12
Pamrapo Bancorp, Inc.           PBCI    NJ      397   12.41   1.19    9.28  23.50     66.8   14.69  15.26  135.1  135.6  16.82  4.77
Park Bancorp, Inc.              PFED    IL      198   18.79   0.95    4.59  13.63     29.8   16.62  16.22   80.0   80.0  15.02  0.00
Parkvale Financial Corp.        PVSA    PA    1,123    7.45   1.08   14.61  21.00    133.2   12.21  12.43  159.6  160.3  11.93  2.86
PBOC Holdings, Inc.             PBOC    CA    3,211    5.46     NA      NA   9.50    205.0   21.59  12.34  117.0  117.0   6.39  0.00
Peekskill Financial Corp.       PEEK    NY      200   21.51   0.94    4.03  13.50     38.4   20.15  19.57   89.8   89.8  19.32  2.67
PennFed Financial Services, Inc.PFSB    NJ    1,566    5.89   0.76   10.97  13.25    122.1   11.13  11.13  109.3  124.8   7.81  1.21
Peoples Bancorp                 PFDC    IN      305   14.65   1.41    9.46  20.00     65.6   16.00  16.00  146.8  146.8  21.52  2.40
People's Bancshares, Inc.       PBKB    MA      892    3.61   0.79   19.94  20.50     68.0   10.90  10.46  207.7  211.1   7.63  3.71
Peoples Financial Corp.         PFFC    OH       86   17.42   1.10    6.00  11.50     15.5   16.91  32.86  103.4  103.4  18.01  5.22
Peoples Heritage Fin'l Group    PHBK    ME    9,883    6.47   0.99   13.32  18.25  1,602.1   16.29  13.62  213.5  253.8  16.21  2.41
Peoples-Sidney Fin'l Corp.      PSFC    OH      107   17.87   0.95    4.25  16.50     28.7   27.05  27.05  138.9  138.9  27.05  1.70
Permanent Bancorp, Inc.         PERM    IN      503    6.14   0.60    6.33  13.81     55.0   22.28  23.41  133.0  176.0  10.93  1.74
Perry County Financial Corp.    PCBC    MO       97   17.44   0.89    4.90  20.00     16.6   19.42  19.42   98.1   98.1  17.10  2.50
PFF Bancorp, Inc.               PFFB    CA    3,045    7.51   0.60    6.84  14.56    224.9   13.48  13.36   97.4   98.4   7.39  0.00
Piedmont Bancorp, Inc.          PDB     NC      128   16.65   1.26    7.67   9.25     24.9   15.68  15.68  117.1  117.1  19.48  5.19
Pittsburgh Home Fin'l Corp.     PHFC    PA      375    6.55   0.57    7.33  14.63     27.4   13.93  13.80  110.4  111.6   7.30  1.64
Pocahontas Bancorp, Inc.        PFSL    AR      407   14.34   0.73    6.81   8.13     54.3      NA     NA   89.7   93.7  13.34  2.95
Potters Financial Corp.         PTRS    OH      132    8.45   0.78    8.76  15.75     14.8   15.75  16.58  132.4  132.4  11.18  1.78
Prestige Bancorp, Inc.          PRBC    PA      170    8.98   0.45    4.45  12.75     12.1   17.47  18.21   83.6   83.6   7.50  1.57
Progress Financial Corp.        PFNC    PA      618    6.10   0.86   13.98  14.00     73.7   16.09  18.67  172.8  193.1  11.76  1.14

                                     III-8

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Provident Financial Holdings    PROV    CA      841    9.96   0.68    6.10  16.25     75.2   14.01  14.01   89.7   89.7   8.94  0.00
PS Financial, Inc.              PSFI    IL      100   22.33   0.91    3.28  10.50     19.4   22.34  15.22   91.5   91.5  20.42  4.95
PSB Bancorp Inc.                PSBI    PA      153   19.74   0.63    5.10   7.63     23.7      NA     NA   78.4   78.4  15.48  0.00
Pulaski Financial Corp.         PULBD   MO      193   13.05   1.00    7.49   9.50     37.7      NA     NA     NA     NA     NA 11.58
PVF Capital Corp.               PVFC    OH      428    7.59   1.19   16.40  12.50     49.9   10.59  10.59  153.6  153.6  11.67  0.00
QCF Bancorp, Inc.               QCFB    MN      149   14.72   1.70    9.93  25.50     29.4   10.85  11.18  134.0  134.0  19.73  0.00
Quaker City Bancorp, Inc.       QCBC    CA      894    8.87   0.87    9.94  17.06     98.6   13.13  14.10  124.9  124.9  11.07  0.00
Queens County Bancorp, Inc.     QCSB    NY    1,707    8.67   1.56   15.63  28.88    614.3   23.48  23.48  361.4  361.4  36.24  2.77
Reliance Bancorp, Inc.          RELY    NY    2,493    5.25   0.82    9.81  28.94    251.4   14.92  14.99  140.1  203.5  10.43  2.49
Richmond County Fin'l Corp.     RCBK    NY    1,693   19.43   0.50    2.88  16.63    439.3      NA     NA  133.2  133.6  25.95  1.44
River Valley Bancorp            RIVR    IN      136   13.34   0.96    7.15  16.00     19.1   13.79  14.16  103.8  105.1  13.98  1.38
Riverview Bancorp, Inc.         RVSB    WA      305   19.88   1.79    7.93  12.00     73.8   14.63  15.00  112.3  115.7  24.21  2.00
Roslyn Bancorp, Inc.            RSLN    NY    3,719   15.86   1.31    7.99  18.06    747.8   14.45  15.18  126.3  126.9  20.11  2.44
Seacoast Fin'l Services Corp.   SCFS    MA    1,107    8.73   1.11   12.73  10.00    140.0      NA     NA     NA     NA     NA  0.00
SFS Bancorp, Inc.               SFED    NY      176   12.56   0.63    5.17  20.38     24.6   21.01  21.68  111.2  111.2  13.97  1.57
SGV Bancorp, Inc.               SGVB    CA      453    6.75   0.42    5.49  12.63     28.0   18.04  18.04   90.6   91.7   6.18  0.00
Skaneateles Bancorp Inc.        SKAN    NY      272    6.77   0.60    8.74  13.00     18.8   12.38  12.38  100.3  102.5   6.93  2.15
Sobieski Bancorp, Inc.          SOBI    IN      102   12.71   0.63    4.50  14.00     10.7   17.72  18.18   77.2   77.2  10.50  2.29
South Carolina Comm. Bancshs.   SCCB    SC       46   21.05   0.89    4.20  13.88      8.0   19.27  19.27   83.8   83.8  17.64  4.90
South Street Financial Corp.    SSFC    NC      204   16.93   0.55    2.71   7.69     32.4      NA     NA   90.5   90.5  17.65  5.20
SouthBanc Shares, Inc.          SBAN    SC      368   20.75   0.86    7.37  19.38     83.4      NM     NA  109.3  109.3  22.69  2.48
Southern Banc Company, Inc.     SRN     AL      106   17.67   0.53    3.02  12.50     15.4   25.00  25.00   81.6   82.1  14.50  2.80
Southern Comm. Bancshares, Inc. SCBS    AL       68   17.34   1.22    6.45  14.00     15.9   15.56  15.38  135.1  135.1  23.44  2.14
Southern Missouri Bancorp, Inc. SMBC    MO      156   14.61   0.67    4.17  16.00     21.5   23.19  21.92   99.0   99.0  14.46  3.13
SouthFirst Bancshares, Inc.     SZB     AL      159    9.66   0.50    4.34  16.13     14.8   24.07  25.60   94.1   96.6   9.30  3.72
Sovereign Bancorp, Inc.         SVRN    PA   21,497    3.34   0.69   12.20  12.50  1,992.5   15.43  13.16  173.4  282.8   9.52  0.64
St. Francis Capital Corp.       STFR    WI    1,864    5.84   0.87   11.29  40.50    193.9   14.21  15.28  158.7  178.6  10.40  1.58
St. Paul Bancorp, Inc.          SPBC    IL    5,948      NA   0.53    5.71  22.63    941.1   29.01  17.01  183.2     NA  15.44  2.65
StateFed Financial Corp.        SFFC    IA       89   18.00   1.14    6.43  10.00     15.4   15.15  15.15   96.3   96.3  17.34  2.00
Staten Island Bancorp, Inc.     SIB     NY    3,351   20.23   1.07    5.22  19.75    879.7      NA     NA  128.8  132.1  26.60  1.62
Statewide Financial Corp.       SFIN    NJ      653    9.37   0.54    5.65  18.50     78.4   21.76  23.42  129.6  129.7  12.15  2.81

                                     III-9

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Sterling Financial Corp.        STSA    WA    2,082    2.44   0.36    6.75  16.38    124.5   17.99  12.41  111.2  252.3   5.98  0.00
Stone Street Bancorp, Inc.      SSM     NC      124   23.09   1.39    5.02  14.56     25.0   17.34  17.34   87.3   87.3  20.16  3.16
Teche Holding Co.               TSH     LA      409   12.85   0.94    6.79  15.00     46.4   12.82  13.16   88.4   88.4  11.36  3.33
Telebanc Financial Corp.        TBFC    VA    1,968    5.09   0.17    3.78  24.00    296.8      NA     NA  244.9  300.0  15.08  0.00
Texarkana First Financial Corp. FTF     AR      189   14.47   1.78   11.85  23.63     39.6   12.05  12.05  144.4  144.4  20.90  2.71
TF Financial Corp.              THRD    PA      696    6.52   0.61    7.70  18.63     59.4   15.78  16.93  102.9  120.3   8.54  2.58
Thistle Group Holdings, Co.     THTL    PA      460   21.92     NA      NA   9.63     86.6      NA     NA   85.8   85.8  18.81  2.08
Three Rivers Financial Corp.    THR     MI      100   12.70   0.76    5.72  13.63      9.8   14.97  14.97   84.0   84.3  10.70  3.38
Timberland Bancorp, Inc.        TSBK    WA      266   30.78   2.14    9.58  11.94     71.2      NA     NA   91.7   91.7  28.22  2.01
Tri-County Bancorp, Inc.        TRIC    WY       87   16.74   1.06    6.63  12.81     15.0   17.31  17.55  103.1  103.1  17.25  3.43
Twin City Bancorp, Inc.         TWIN    TN      111   12.68   1.10    8.60  14.31     17.5   14.46  14.91  123.4  123.4  15.66  2.79
Union Community Bancorp         UCBC    IN      108   38.83     NA      NA  11.25     34.2      NA     NA   81.3   81.3  31.56  3.56
Union Financial Bancshares, Inc.UFBS    SC      183    7.08   0.88   11.07  13.94     17.8   11.91  12.02  120.6  138.7   9.71  2.67
United Community Fin'l Corp.    UCFC    OH    1,249   37.02     NA      NA  13.50    433.1      NA     NA   93.6   93.6  34.67  2.22
United Financial Corp.          UBMT    MT      222   13.42     NA      NA  22.00     37.4      NA     NA  122.5  125.9  16.82  4.55
United PanAm Financial Corp.    UPFC    CA      437   19.77     NA      NA   4.75     82.1    5.46   5.46   94.6   95.0  18.77  0.00
United Tennessee Bankshares     UTBI    TN       75   26.52   1.43    7.27  11.00     15.5      NA     NA   77.6   77.6  20.57  0.00
USABancshares, Inc.             USAB    PA      151    8.80   0.61    6.53   8.50     17.0   77.27  38.64  134.1  134.7  11.24  0.00
Warren Bancorp, Inc.            WRNB    MA      384   10.60   1.61   15.00   9.00     71.2   12.16  12.50  175.1  175.1  18.55  4.00
Warwick Community Bancorp       WSBI    NY      423   19.59     NA      NA  15.38    101.6      NA     NA  112.0  112.0  24.01  1.11
Washington Federal, Inc.        WFSL    WA    5,637   12.78   2.00   14.91  24.00  1,234.7   11.32  11.71  161.0  173.0  21.90  3.83
Washington Mutual Inc.          WM      WA  108,359    5.08   1.03   18.79  32.88 19,503.2   12.04  11.66  212.9  225.2  11.76  2.68
Washington Savings Bank, FSB    WSB     MD      274    8.76   0.67    7.81   4.44     19.6   14.32  15.85   81.7   81.7   7.16  2.25
Webster Financial Corp.         WBST    CT    9,164    5.34   0.73   13.06  26.31    996.6   14.30  13.92  176.5  206.1  10.90  1.67
Wells Financial Corp.           WEFC    MN      186   13.55   1.22    8.37  15.50     25.6   12.02  12.02  101.6  101.6  13.78  3.87
Westcorp                        WES     CA    4,100    8.10  (0.14)  (1.59)  7.94    210.1      NM 198.45   62.9   63.1   5.11  2.52
WesterFed Financial Corp.       WSTR    MT    1,000    9.34   0.71    6.60  19.25    107.6   15.16  14.15   96.5  117.5  10.76  2.81
Western Ohio Financial Corp.    WOFC    OH      392   12.01   0.10    0.74  21.75     46.8  120.83 241.67   96.5  103.2  12.29  4.60
Westwood Homestead Fin'l Corp.  WEHO    OH      127   19.51   0.76    3.30  10.13     24.7      NA     NA   99.3   99.3  19.35  3.95
WHG Bancshares Corp.            WHGB    MD      132   15.29   0.58    3.16  11.63     16.2   22.79  23.72   80.1   80.1  12.24  3.10
Winton Financial Corp.          WFI     OH      354    7.49   1.20   16.17  13.63     54.7   14.19  14.19  203.4  206.4  15.44  1.83

                                     III-10

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Wood Bancorp, Inc.              FFWD    OH      167   13.87   1.44   10.90  14.00     37.7   16.09  16.09  162.8  162.8  22.58  2.57
WSFS Financial Corp.            WSFS    DE    1,596    5.93   1.14   18.88  17.31    205.2   12.55  12.64  222.8  223.7  13.27  0.69
WVS Financial Corp.             WVFC    PA      312   10.59   1.19   10.56  14.75     52.5   15.05  13.79  161.6  161.6  17.12  4.07
Yonkers Financial Corp.         YFCB    NY      383   10.91   0.82    6.72  13.75     37.5   12.73  13.10   89.7   89.7   9.79  2.33
York Financial Corp.            YFED    PA    1,235    9.11   0.84    9.50  15.75    150.7   15.14  17.90  133.9  133.9  12.20  3.30

Mean                                          1,734   12.68   0.91    7.98     NA    234.9   15.46  15.35  127.4  134.2  15.28  2.07
Median                                          340   10.61   0.92    7.47     NA     46.4   15.16  15.15  113.8  119.3  14.03  2.15

                                     III-11

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

Thrifts Being Acquired
----------------------
1ST Bancorp                     FBCV    IN      268    8.96   0.73    8.10  40.50     44.4   23.55  23.82  182.0  185.3  16.57  0.66
1st Bergen Bancorp              FBER    NJ      306   11.88   0.72    5.66  22.63     58.5   25.71  25.71  160.8  160.8  19.10  1.24
Avondale Financial Corp.        AVND    IL      509    7.49   0.16    1.92  14.63     42.5  104.46     NM  111.3  111.3   8.34  0.00
Bayonne Bancshares, Inc.        FSNJ    NJ      673   14.15   0.77    5.18  16.50    150.8   29.46  30.00  158.2  158.2  22.37  1.52
Calumet Bancorp, Inc.           CBCI    IL      486   17.87   1.46    8.56  27.25     85.7   13.16  12.85   98.8   98.8  17.66  0.00
D & N Financial Corp.           DNFC    MI    1,998    5.23   0.85   15.35  23.56    215.9   14.19  15.40  192.8  207.2  10.81  0.85
Enterprise Federal Bancorp, Inc.EFBI    OH      397      NA   0.72    6.99  45.25    100.0   41.14  45.25  267.0     NA  25.23  2.21
Fidelity Financial of Ohio, Inc.FFOH    OH      528   11.46   0.88    7.10  13.00     72.8   15.12  15.66  109.0  122.0  13.79  2.46
Financial Bancorp, Inc.         FIBC    NY      319    9.13   0.97   10.69  37.50     64.1   21.19  21.80  219.6  220.3  20.11  1.33
First Coastal Bankshares, Inc.  FCBK    VA      578    7.98   0.71    9.85  22.00    109.7   25.58  25.88  237.8  237.8  18.97  1.09
Fort Bend Holding Corp.         FBHC    TX      327    6.86   0.66    9.72  25.00     46.7   26.88  26.88  197.8  208.5  14.25  1.60
Glenway Financial Corp.         GFCO    OH      300    9.90   0.93    9.73  19.00     43.6   15.97  15.83  146.0  147.1  14.54  2.32
HF Bancorp, Inc.                HEMT    CA    1,060    6.91  (0.02)  (0.25) 16.88    107.9      NM 241.07  128.5  148.9  10.18  0.00
Home Bancorp of Elgin, Inc.     HBEI    IL      386   24.17   0.70    2.72  14.00     92.9   34.15  34.15   99.9   99.9  24.14  2.86
Mid-Iowa Financial Corp.        MIFC    IA      148    9.32   0.97   10.32  13.50     23.5   18.49  18.49  170.9  171.1  15.93  0.59
Mitchell Bancorp, Inc.          MBSP    NC       37   39.08   0.87    2.20  15.63     14.6   42.23  37.20  100.1  100.1  39.11  5.12
Peoples Bancorp, Inc.           TSBS    NJ      872   38.51   1.31    5.08   9.81    356.9      NA     NA  104.3  107.4  40.91  1.02
Pulse Bancorp, Inc.             PULS    NJ      534    8.96   1.07   12.43  28.50     90.9   16.29  16.29  189.8  189.8  17.01  2.81
Raritan Bancorp, Inc.           RARB    NJ      434    7.67   1.00   13.29  34.38     84.6   20.71  21.35  251.5  254.1  19.47  1.75
Reliance Bancshares, Inc.       RELI    WI       40   55.71   1.17    2.30   9.81     23.5   46.73  49.07  104.3  104.3  58.11  0.00
Scotland Bancorp, Inc.          SSB     NC       61   25.25   0.86    3.54  11.25     21.5   35.16  35.16  140.5  140.5  35.45  1.78
SIS Bancorp, Inc.               SISB    MA    1,900    7.32   0.76   10.59  40.00    287.6   21.05  16.39  207.4  207.4  15.09  1.60
TR Financial Corp.              ROSE    NY    4,183    6.36   1.04   16.85  36.19    638.0   15.27  18.00  228.0  228.0  15.25  2.43
Westco Bancorp, Inc.            WCBI    IL      319   15.07   1.41    9.13  34.13     81.1   20.19  20.19  171.1  171.1  25.77  1.99

Mean                                            694   15.45   0.86    7.79     NA    119.1   17.93  18.01  165.7  164.3  21.59  1.55
Median                                          415    9.32   0.87    8.33     NA     82.9   17.39  17.20  165.8  160.8  18.32  1.56

                                     III-12

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------
                                   Exhibit III
          Financial Performance and Market Data for All Public Thrifts

====================================================================================================================================

                                                      Tang.                 Stock    Total  Price/ Price/ Price/ Price/ Price/
                                              Total Equity/    LTM     LTM  Price   Market     LTM   Core   Book  Tang.  Total  Div.
                                             Assets  Assets    ROA     ROE 12/14/98  Value     EPS    EPS  Value   Book Assets Yield
             Company            Ticker  St.     ($M)     (%)    (%)     (%)    ($)     ($M)     (x)    (x)    (%)    (%)    (%)  (%)
====================================================================================================================================

MHC Thrifts
-----------
Alliance Bank                   ALLB    PA      280   10.81   0.73    6.72  12.19     39.9   19.98  19.98  131.9  131.9  14.26  2.95
BCSB Bankcorp, Inc.             BCSB    MD      321    8.00   0.76    8.14   8.50     52.0      NA     NA     NA     NA     NA  0.00
Brookline Bancorp, Inc.         BRKL    MA      839   32.89   2.25    7.95  11.13    323.7      NA     NA  116.3  116.3  38.60  1.80
Community Savings Bankshares    CMSV    FL      791   10.69   0.64    5.86  22.25    113.6   23.67  23.67  131.6  131.6  14.35  4.04
Fidelity Bankshares Inc.        FFFL    FL    1,498    5.94   0.60    8.93  23.00    156.5   19.83  22.33  171.4  176.1  10.44  4.35
Finger Lakes Financial Corp.    SBFL    NY      275    8.14     NA      NA  11.50     41.1      NA     NA  183.1  183.1  14.91  2.09
First FSB of Siouxland          FFSX    IA      570    6.25   0.71    8.66  25.00     71.1   20.16  21.19  164.8  202.8  12.49  1.92
Gaston Federal Bancorp, Inc.    GBNK    NC      208   19.99   0.98    7.36  14.81     66.6      NA     NA  160.1  160.1  32.02  1.35
Harris Financial, Inc.          HARS    PA    2,420    7.26     NA      NA  13.75    463.4   26.44  31.98  242.9  267.5  19.31  1.60
Jacksonville Savings Bank       JXSB    IL      166   10.79   0.56    5.35  12.75     24.3   26.02  26.02  135.6  135.6  14.63  2.35
Leeds Federal Bankshares, Inc.  LFED    MD      303   16.36   1.14    6.89  13.88     72.1   21.02  21.02  145.3  145.3  23.75  4.04
Liberty Bancorp, Inc.           LIBB    NJ      248   13.76   0.57    6.05   8.88     34.6      NA     NA  101.3  101.3  13.94  0.00
Niagara Bancorp, Inc.           NBCP    NY    1,431   18.23   0.70    4.72  10.63    316.2      NA     NA  121.3  121.3  22.10  1.13
Northwest Bancorp, Inc.         NWSB    PA    2,667    7.47   0.90   10.13   9.88    467.5   21.47  22.44  208.8  234.6  17.35  1.62
Pathfinder Bancorp, Inc.        PBHC    NY      192   10.10   0.62    5.45   9.63     26.3   22.92  28.31  115.7  136.1  13.75  2.08
People's Bank                   PBCT    CT    9,620    7.57   1.24   13.54  27.25  1,747.6   16.03  22.71  204.0  243.3  18.17  3.38
PHS Bancorp, Inc.               PHSED   PA      237   12.37   0.72    5.61  13.88     38.3   23.13  24.78  130.7  130.7  16.16  2.02
Pulaski Savings Bank            PLSK    NJ      191   11.76   0.51    4.31  10.38     21.9   22.07  20.75   97.1   97.1  11.43  3.08
Skibo Financial Corp.           SKBO    PA      144   17.13   0.52    3.08   8.50     29.3   36.96  42.50  118.9  118.9  20.37  3.53
Sound Federal Bancorp           SFFS    NY      281   11.86     NA      NA   9.50     49.5      NA     NA     NA     NA     NA  0.00
Wayne Savings Bancshares        WAYN    OH      260    9.54   0.69    7.21  19.13     47.6   27.72  27.72  191.6  191.6  18.29  3.24
Webster City FSB                WCFB    IA       92   24.87   1.41    5.95  15.75     33.3   24.61  24.61  145.3  145.3  36.15  5.08
West Essex Bancorp Inc.         WEBK    NJ      343    7.59     NA      NA   9.94     18.4      NA     NA     NA     NA     NA  0.00

Mean                                          1,016   12.58   0.86    6.94     NA    185.0   21.35  22.35  150.9  158.5  19.12  2.25
Median                                          281   10.79   0.71    6.72     NA     49.5   21.47  22.39  140.5  140.7  16.76  2.08


Note:  mean and median price/earnings ratios exclude values greater than 25.

Source:  SNL Securities; Feldman Financial

                                     III-13

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                  Exhibit IV-1
                              Pro Forma Assumptions


1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period.

2. The net conversion proceeds are invested to yield a return of 4.40%, which represented the one-year U.S. Treasury bill yield as of September 30, 1998. The effective income tax rate was assumed to be 37.5%, resulting in an after-tax yield of 2.75%.

3. It is assumed that 8.0% of the shares offered for sale will be purchased by an employee stock ownership plan ("ESOP") established by the Bank. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a ten-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered for sale will be acquired by the Bank's stock programs. Pro forma adjustments have been made to earnings and equity to reflect the impact of the stock programs. The annual expense is estimated based on a five-year amortization period. No reinvestment is assumed on proceeds used to fund the stock programs.

5. Conversion expenses are estimated at fixed costs of $893,000 plus a marketing fee equal to 0.75% of the aggregate purchase price of stock sold in the public offerings exclusive of shares sold to insiders and employee benefit plans.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to be held by the ESOP and not committed to be released within the first year following the conversion.

7. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                        Exhibit IV-2
                Pro Forma Valuation Range: Full Conversion Basis
                            As of September 30, 1998
                          (In $000s, except share data)

Pro Forma Market Capitalization                             $36,975          $43,500          $50,025          $57,529
Amount Sold to Public                                        100.0%           100.0%           100.0%           100.0%

                                                     --------------------------------------------------------------------
                                                            Minimum         Midpoint          Maximum        Adj. Max.

-------------------------------------------------------------------------------------------------------------------------

  Shares issued                                           3,697,500        4,350,000        5,002,500        5,752,875
  Shares sold                                             3,697,500        4,350,000        5,002,500        5,752,875
  Offering price                                             $10.00           $10.00           $10.00           $10.00

-------------------------------------------------------------------------------------------------------------------------

  Gross proceeds                                             36,975           43,500           50,025           57,529
  Less:  estimated expenses                                  (1,139)          (1,184)          (1,229)          (1,280)
  Less:  capital to MHC                                           0                0                0                0
       Net proceeds                                          35,836           42,316           48,796           56,248
  Less:  ESOP purchase                                       (2,958)          (3,480)          (4,002)          (4,602)
  Less:  Stock Programs purchase                             (1,479)          (1,740)          (2,001)          (2,301)
                                                             ------           ------           ------           ------
       Net investable proceeds                               31,399           37,096           42,793           49,345
-------------------------------------------------------------------------------------------------------------------------

  Net income:
         LTM ended September 30, 1998                         2,385            2,385            2,385            2,385
         Pro forma income on net proceeds                       863            1,020            1,177            1,357
         Pro forma ESOP adjustment                             (185)            (218)            (250)            (288)
         Pro forma Stock Programs adjustment                   (185)            (218)            (250)            (288)
                                                             ------           ------           ------           ------
             Pro forma net income                             2,878            2,969            3,062            3,166
                                                             ------           ------           ------           ------
             Pro forma net income per share                   $0.84            $0.74            $0.66            $0.59
-------------------------------------------------------------------------------------------------------------------------

  Core net income:
         LTM ended September 30, 1998                         1,781            1,781            1,781            1,781
         Pro forma income on net proceeds                       863            1,020            1,177            1,357
         Pro forma ESOP adjustment                             (185)            (218)            (250)            (288)
         Pro forma Stock Programs adjustment                   (185)            (218)            (250)            (288)
                                                             ------           ------           ------           ------
             Pro forma core net income                        2,274            2,365            2,458            2,562
                                                             ------           ------           ------           ------
             Pro forma core income per share                  $0.66            $0.59            $0.53            $0.48
-------------------------------------------------------------------------------------------------------------------------

  Total equity:
         Total equity at September 30, 1998                  36,107           36,107           36,107           36,107
         Net proceeds                                        35,836           42,316           48,796           56,248
         Less:  ESOP purchase                                (2,958)          (3,480)          (4,002)          (4,602)
         Less:  Stock Programs purchase                      (1,479)          (1,740)          (2,001)          (2,301)
                                                             ------           ------           ------           ------
             Pro forma total equity                          67,506           73,203           78,900           85,452
                                                             ------           ------           ------           ------
             Pro forma book value per share                  $18.26           $16.83           $15.77           $14.85
-------------------------------------------------------------------------------------------------------------------------

  Total assets:
         Total assets at September 30, 1998                 419,041          419,041          419,041          419,041
         Net proceeds                                        35,836           42,316           48,796           56,248
         Less:  ESOP purchase                                (2,958)          (3,480)          (4,002)          (4,602)
         Less:  Stock Programs purchase                      (1,479)          (1,740)          (2,001)          (2,301)
                                                             ------           ------           ------           ------
             Pro forma total assets                         450,440          456,137          461,834          468,386
-------------------------------------------------------------------------------------------------------------------------


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit IV-3
                     Pro Forma Valuation Range: MHC Offering
                            As of September 30, 1998
                          (In $000s, except share data)



Pro Forma Market Capitalization                             $36,975          $43,500          $50,025          $57,529
Amount Sold to Public                                         47.0%            47.0%            47.0%            47.0%
                                                     --------------------------------------------------------------------
                                                            Minimum         Midpoint          Maximum        Adj. Max.
-------------------------------------------------------------------------------------------------------------------------

  Shares issued                                           3,697,500        4,350,000        5,002,500        5,752,875
  Shares sold                                             1,737,825        2,044,500        2,351,175        2,703,851
  Offering price                                             $10.00           $10.00           $10.00           $10.00
-------------------------------------------------------------------------------------------------------------------------

  Gross proceeds                                             17,378           20,445           23,512           27,039
  Less:  estimated expenses                                  (1,003)          (1,025)          (1,046)          (1,070)
  Less:  capital to MHC                                        (200)            (200)            (200)            (200)
       Net proceeds                                          16,175           19,220           22,266           25,769
  Less:  ESOP purchase                                       (1,390)          (1,636)          (1,881)          (2,163)
  Less:  Stock Programs purchase                               (695)            (818)            (940)          (1,082)
                                                             ------           ------           ------           ------
       Net investable proceeds                               14,090           16,766           19,445           22,524
-------------------------------------------------------------------------------------------------------------------------

  Net income:
         LTM ended September 30, 1998                         2,385            2,385            2,385            2,385
         Pro forma income on net proceeds                       387              461              535              619
         Pro forma ESOP adjustment                              (87)            (102)            (118)            (135)
         Pro forma Stock Programs adjustment                    (87)            (102)            (118)            (135)
                                                             ------           ------           ------           ------
             Pro forma net income                             2,598            2,642            2,684            2,734
                                                             ------           ------           ------           ------
             Pro forma net income                             $0.73            $0.63            $0.56            $0.49
-------------------------------------------------------------------------------------------------------------------------

  Core net income:
         LTM ended September 30, 1998                         1,781            1,781            1,781            1,781
         Pro forma income on net proceeds                       387              461              535              619
         Pro forma ESOP adjustment                              (87)            (102)            (118)            (135)
         Pro forma Stock Programs adjustment                    (87)            (102)            (118)            (135)
                                                             ------           ------           ------           ------
             Pro forma core net income                        1,994            2,038            2,080            2,130
                                                             ------           ------           ------           ------
             Pro forma core income per share                  $0.56            $0.48            $0.43            $0.38
-------------------------------------------------------------------------------------------------------------------------

  Total equity:
         Total equity at September 30, 1998                  36,107           36,107           36,107           36,107
         Net proceeds                                        16,175           19,220           22,266           25,769
         Less:  ESOP purchase                                (1,390)          (1,636)          (1,881)          (2,163)
         Less:  Stock Programs purchase                        (695)            (818)            (940)          (1,082)
                                                             ------           ------           ------           ------
             Pro forma total equity                          50,197           52,873           55,552           58,631
                                                             ------           ------           ------           ------
             Pro forma book value per share                  $13.58           $12.15           $11.10           $10.19
-------------------------------------------------------------------------------------------------------------------------

  Total assets:
         Total assets at September 30, 1998                 419,041          419,041          419,041          419,041
         Net proceeds                                        16,175           19,220           22,266           25,769
         Less:  ESOP purchase                                (1,390)          (1,636)          (1,881)          (2,163)
         Less:  Stock Programs purchase                        (695)            (818)            (940)          (1,082)
                                                             ------           ------           ------           ------
             Pro forma total assets                         433,131          435,807          438,486          441,565
-------------------------------------------------------------------------------------------------------------------------

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit IV-4
            Comparative Valuation Ratios - Full Conversion Valuation
                    Market Price Data as of December 14, 1998

---------------------------------------------------------------------------------------------------------------------
                                                                                  Nationwide             Florida
                                                            Comparative         Public Thrift         Public Thrift
          Valuation                          First             Group             Aggregate(1)         Aggregate(2)
                                            Federal     --------------------  -------------------  ------------------
          Ratio                 Symbol      Florida      Mean      Median       Mean    Median       Mean    Median
          -----                 ------      -------      ----      ------       ----    ------       ----    ------
 Price/LTM EPS (3)               P/E
                                           -----------
      Adj. Maximum               (x)          16.9        16.7      16.2        15.5     15.2        17.5      18.3
      Maximum                                 15.2
      Midpoint                                13.6
      Minimum                                 11.9
                                           -----------

 Price/Core EPS (3)              P/E
                                           -----------
      Adj. Maximum               (x)          20.8        16.9      16.2        15.3     15.2        13.6      14.8
      Maximum                                 18.9
      Midpoint                                17.1
      Minimum                                 15.1
                                           -----------

 Price/Book Value                P/B
                                           -----------
      Adj. Maximum               (%)          67.3       115.3     113.4       127.4     113.8      107.6     111.4
      Maximum                                 63.4
      Midpoint                                59.4
      Minimum                                 54.8
                                           -----------

 Price/Tangible Book             P/B
                                           -----------
      Adj. Maximum               (%)          67.3       120.6     114.2       134.2     119.3      117.4     121.2
      Maximum                                 63.4
      Midpoint                                59.4
      Minimum                                 54.8
                                           -----------

 Price/Total Assets              P/A
                                           -----------
      Adj. Maximum               (%)         12.28       13.31     13.82       15.28     14.03      12.49     10.78
      Maximum                                10.83
      Midpoint                                9.54
      Minimum                                 8.21
                                           -----------
-----------------------------------------------------------------------------------------------------------------------


(1)  Includes 315 publicly traded, non-MHC, non-acquiree thrifts nationwide.
(2)  Includes 6 publicly traded, non-MHC, non-acquiree thrifts based in Florida.
(3)  Price/earnings ratios exclude values greater than 25.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit IV-5
              Pro Forma Full Conversion Analysis at Midpoint Value
                              First Federal Florida
                     Financial Data as of September 30, 1998


Valuation Parameters                        Symbol                                   Data
--------------------                        ------                                   ----
Net income -- LTM                             Y                               $   2,385,000
Core income -- LTM                            Y                                   1,781,000
Net worth                                     B                                  36,107,000
Tangible net worth                            B                                  36,107,000
Total assets                                  A                                 419,041,000
Expenses in conversion                        X                                   1,184,000
Other proceeds not reinvested                 O                                   5,220,000
ESOP purchase                                 E                      8.0%         3,480,000
ESOP expense (pre-tax)                        F                     10.0%           348,000
MRP purchase                                  M                      4.0%         1,740,000
MRP expense (pre-tax)                         N                     20.0%           348,000
Re-investment rate (after-tax)                R                                       2.75%
Tax rate                                      T                                      37.50%
Shares for EPS                                S                                      92.80%

Pro Forma Valuation Ratios at Maximum Value
Price / LTM earnings                         P/E                                      13.60 x
Price / core earnings                        P/E                                      17.07 x
Price / book value                           P/B                                     59.42%
Price / tangible book                        P/B                                     59.42%
Price / assets                               P/A                                      9.54%


Pro Forma Calculation at Maximum Value                                                          Based on
--------------------------------------                                                          --------

          V    =      (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))           =     $43,546,758        [LTM earnings]
                               1 - (P/E / S) * R

          V    =      (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))           =     $43,547,996        [Core earnings]
                               1 - (P/E / S) * R

          V    =             P/B * (B - X - E - M)                  =     $43,493,156        [Book value]
                                    1 - P/B

          V    =             P/B * (B - X - E - M)                  =     $43,493,156        [Tangible book]
                                    1 - P/B

          V    =             P/A * (B - X - E - M)                  =     $43,517,101        [Total assets]
                                    1 - P/A

Pro Forma Valuation Range
Minimum          =   $43,500,000  x  0.85  =  $36,975,000
Midpoint         =   $43,500,000  x  1.00  =  $43,500,000
Maximum          =   $43,500,000  x  1.15  =  $50,025,000
Adj. Max.        =   $50,025,000  x  1.15  =  $57,528,750